Exhibit 4.1










                             INTER-TEL, INCORPORATED

                 TAX DEFERRED SAVINGS PLAN AND RETIREMENT TRUST










                                December 15, 1990


                           [Effective January 1, 1989]

                                   CERTIFICATE

     Ralph Marsh, Secretary of Inter-Tel, Incorporated, an Arizona corporation, hereby certifies that the attached document is a complete and accurate copy of the Inter-Tel, Incorporated Tax Deferred Savings Plan and Retirement Trust, to be effective January 1, 1989.

     DATED: December 15, 1990.



                                        /s/ Ralph Marsh
                                        ----------------------------------------
                                        Ralph Marsh, Secretary

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----
ARTICLE 1 -   NAME, DESIGNATION AND PURPOSE                                  1-1

              1.01 - Name of Plan and Trust                                  1-1
              1.02 - Designation of Type of Plan                             1-1
              1.03 - Purpose                                                 1-1

ARTICLE 2 -   DEFINITIONS                                                    2-1

              2.01 - Accrued Benefit                                         2-1
              2.02 - Advisory Committee                                      2-1
              2.03 - Anniversary Date                                        2-1
              2.04 - Break in Service                                        2-1
              2.05 - Compensation                                            2-1
              2.06 - Contribution                                            2-2
              2.07 - Disability                                              2-2
              2.08 - Early Retirement Age and Early Retirement Date          2-2
              2.09 - Earned Income                                           2-2
              2.10 - Effective Date                                          2-2
              2.11 - Employee                                                2-2
              2.12 - Employer                                                2-3
              2.13 - Fiduciary                                               2-3
              2.14 - Forfeiture                                              2-3
              2.15 - Highly Compensated Employee                             2-3
              2.16 - Hour of Service                                         2-4
              2.17 - Investment Manager                                      2-6
              2.18 - Leased Employee                                         2-6
              2.19 - Net Income                                              2-7
              2.20 - Normal Retirement Age and Normal Retirement Date        2-7
              2.21 - Owner-Employee                                          2-7
              2.22 - Participant                                             2-7
              2.23 - Plan                                                    2-7
              2.24 - Plan Administrator                                      2-7
              2.25 - Plan Year                                               2-7
              2.26 - Related Employer                                        2-7
              2.27 - Self-Employed Individual                                2-8
              2.28 - Shareholder-Employee                                    2-8
              2.29 - Top Heavy Plan                                          2-8
              2.30 - Trust Fund                                             2-13
              2.31 - Trustee                                                2-13
              2.32 - Year of Service                                        2-13

ARTICLE 3 -   ELIGIBILITY AND PARTICIPATION                                  3-1

              3.01 - Eligibility to Participate                              3-1
              3.02 - Reemployment Before Break in Service                    3-1
              3.03 - Reemployment After Break in Service                     3-1
              3.04 - Determination of Eligibility                            3-1

              3.05 - Participation of Employees                              3-2
              3.06 - Participation for Employees Making Voluntary
                     Participant Deferrals                                   3-3

ARTICLE 4 -   CONTRIBUTIONS                                                  4-1

              4.01 - Participant Elective Deferrals                          4-1
              4.02 - Participant Voluntary Contributions                     4-8
              4.03 - Employer Contributions                                  4-9
              4.04 - Limitations on Employee Contributions and Matching
                     Contributions                                           4-9
              4.05 - Payment                                                4-15
              4.06 - No Responsibility for Collection or Verification       4-15
              4.07 - Rollovers and Transfers                                4-15
              4.08 - Top Heavy Plan Minimum Contribution                    4-16

ARTICLE 5 -   ALLOCATIONS TO ACCOUNTS                                        5-1

              5.01 - Participants' Accounts                                  5-1
              5.02 - Contributions Credited on Last Day of Plan Year         5-1
              5.03 - Allocation of Employer Contributions                    5-1
              5.04 - Valuation and Adjustment of Accounts                    5-2
              5.05 - Application of Forfeitures                              5-2
              5.06 - Charging of Distributions                               5-3
              5.07 - Limitations on Annual Additions and Benefits            5-3

ARTICLE 6 -   VESTING, DISTRIBUTIONS AND WITHDRAWALS                         6-1

              6.01 - Vesting                                                 6-1
              6.02 - Forfeitures                                             6-2
              6.03 - Payments to Participants and Beneficiaries; Joint
                     and Survivor Annuity Requirements                       6-3
              6.04 - When Payments are Made                                  6-9
              6.05 - Selection of Method of Payment                         6-21
              6.06 - Designation of Beneficiary                             6-21
              6.07 - Withdrawal of Participant Contributions, Rollovers
                     and Transfers, Elective Deferrals                      6-22
              6.08 - Facility of Payment                                    6-23
              6.09 - Segregation of Participant's Accounts                  6-24
              6.10 - Qualified Domestic Relations Orders                    6-24

ARTICLE 7 -   LIFE INSURANCE                                                 7-1

              7.01 - Purchase of Life Insurance Policies                     7-1
              7.02 - Ownership of Policies                                   7-1
              7.03 - Dividends or Credits                                    7-2
              7.04 - Payment of Premiums                                     7-2
              7.05 - Accounting for Policies                                 7-2
              7.06 - Discrimination                                          7-2

              7.07 - Disposition of Policies upon Termination Other
                     than by Death                                           7-2
              7.08 - Disposition of Policies upon Death                      7-3
              7.09 - Conflict Between Insurance Policy and Plan              7-3
              7.10 - Status as Directed Investment                           7-3

ARTICLE 8 -   LOANS TO PARTICIPANTS                                          8-1

              8.01 - Application to Advisory Committee                       8-1
              8.02 - Required Documentation and Terms                        8-1
              8.03 - Implementation and Servicing of Loan                    8-3
              8.04 - Charges and Fees                                        8-3
              8.05 - Status as Directed Investment                           8-3

ARTICLE 9 -   PARTICIPANT DIRECTED INVESTMENTS                               9-1

              9.01 - Direction by Participant                                9-1
              9.02 - Investment Options Limited by Employer                  9-1
              9.03 - Investment Options Not Limited by Employer              9-1
              9.04 - Investment Control Survives Death                       9-2
              9.05 - Revesting of Investment Control in Trustee              9-2
              9.06 - Charges and Fees                                        9-2

ARTICLE 10 -  ADMINISTRATION                                                10-1

              10.01 - Basic Responsibilities of Employer                    10-1
              10.02 - Organization and Membership of Advisory Committee     10-1
              10.03 - Powers and Responsibilities of the Advisory
                      Committee                                             10-2
              10.04 - Records of Advisory Committee                         10-2
              10.05 - Liability of Advisory Committee                       10-2
              10.06 - Designation of Agents and Allocation of
                      Responsibilities                                      10-3

ARTICLE 11 -  TRUST AND TRUSTEE                                             11-1

              11.01 - Investment of Trust Fund                              11-1
              11.02 - Commingling of Trust Assets                           11-1
              11.03 - Valuation of Trust Fund                               11-1
              11.04 - Trustee to Hold Trust Assets                          11-1
              11.05 - General Powers of Trustee                             11-2
              11.06 - Expenses and Compensation of Trustee                  11-4
              11.07 - Distributions                                         11-4
              11.08 - Limitation on Duties of Trustee                       11-4
              11.09 - Actions Conclusive                                    11-5
              11.10 - Bond Not Required                                     11-5
              11.11 - Uniform Accounting Act                                11-5
              11.12 - Multiple Trust Funds                                  11-5
              11.13 - Trustee Entitled to Consultation                      11-5

              11.14 - Taxes Chargeable to Accounts                          11-5
              11.15 - Records and Accounts                                  11-5
              11.16 - Disputes                                              11-6
              11.17 - Limitation on Liability                               11-6
              11.18 - Resignation and Removal; Appointment of Successor
                      Trustee                                               11-6
              11.19 - Multiple Trustees                                     11-7
              11.20 - Actions Against Trustee                               11-7

ARTICLE 12 -  FIDUCIARY RESPONSIBILITIES AND LIABILITIES                    12-1
              12.01 - Fiduciary Responsibility                              12-1
              12.02 - Prohibited Transactions                               12-1
              12.03 - Limitation of Liability; Indemnification              12-1
              12.04 - Benefits Payable Solely from Trust Fund               12-2

ARTICLE 13 -  PARTICIPANTS' RIGHTS-AND LIMITATIONS                          13-1

              13.01 - Dismissal                                             13-1
              13.02 - Alienation                                            13-1
              13.03 - Distributions to Persons Under Legal Disability       13-2
              13.04 - Procedure When Trustee Is Unable to Locate
                      Distributee                                           13-2
              13.05 - Claims Procedure                                      13-3
              13.06 - Portability                                           13-4
              13.07 - Employer and Trustee Only Necessary Parties to
                      Litigation                                            13-4
              13.08 - Execution of Receipts and Releases                    13-4

ARTICLE 14 -  AMENDMENT AND TERMINATION                                     14-1

              14.01 - Amendment of Plan                                     14-1
              14.02 - Termination of the Plan                               14-2
              14.03 - Procedure upon Termination of the Plan                14-2
              14.04 - Consolidation, Merger, Division or Sale               14-2
              14.05 - Dissolution or Liquidation of Employer                14-3
              14.06 - Predecessor Plan                                      14-3

ARTICLE 15 -  MISCELLANEOUS PROVISIONS                                      15-1

              15.01 - Reversion of Contributions                            15-1
              15.02 - Rule Against Perpetuities                             15-1
              15.03 - Notices                                               15-1
              15.04 - Text to Prevail over Headings                         15-2
              15.05 - Applicable Law                                        15-2
              15.06 - Counterparts                                          15-2
              15.07 - Binding upon Successors, Etc                          15-2

              15.08 - Copies of Plan                                        15-2
              15.09 - Gender and Number                                     15-2

ARTICLE 16 -  RELATED OR OTHER EMPLOYERS

              16.01 - Adoption by Related or Other Employers                16-1
              16.02 - Requirements of Adopting Employers                    16-1
              16.03 - Designation of Agent                                  16-1
              16.04 - Plan Administrator's Authority                        16-1

                                        V

                              AMENDED AND RESTATED
                             INTER-TEL. INCORPORATED
                 TAX DEFERRED SAVINGS PLAN AND RETIREMENT TRUST
                                    AGREEMENT

     THIS AMENDMENT, made and entered into on December 15, 1990, by and between INTER-TEL, INCORPORATED, an Arizona corporation (the "Employer"), and STEVEN G. MIHAYLO, RALPH MARSH and M. THOMAS PEIFFER, as Trustees (hereinafter referred to as "Trustees").

                              W I T N E S S E T H:

     WHEREAS, the Employer and the Trustee established an employees' plan effective December 1, 1984, as amended (the "Prior Plan"); and

     WHEREAS, the Employer has reserved the right to amend the Prior Plan in whole or in part; and

     WHEREAS, the Employer desires to amend and restate the Prior Plan in its entirety, as set forth herein, to continue to qualify under the provisions of Sections 401 et seq. and 501 et seq. of the Internal Revenue Code of 1986, as amended (the "Code") and the Employee Retirement Income Security Act of 1974, as amended ("ERISA").

     NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, the parties hereto do hereby agree to amend and restate the Prior Plan as follows:

     1. NAME, DESIGNATION AND PURPOSE

     1.01 NAME OF PLAN AND TRUST. This Plan and Trust shall be known as the "Inter-Tel, Incorporated Tax Deferred Savings Plan and Retirement Trust" (the "Plan"). The trust established as part of this Plan shall be known as the "Inter-Tel, Incorporated Tax Deferred Savings Trust" (the "Trust").

     1.02 DESIGNATION OF TYPE OF PLAN. This Plan is designated as a profit sharing plan with a Section 401 (k) cash or deferred arrangement for all purposes under the Code and ERISA.

     1.03 PURPOSE. This Plan is created for the sole purpose of enabling Participants to accumulate funds for their retirement or disability, and to provide benefits to Participants' Beneficiaries in the event of death. In no event shall any part of the principal or income of the Trust revert to the Employer, or be used for, or diverted to, purposes other than for the exclusive benefit of Participants and their Beneficiaries, except as specifically provided in Sections 11.04 and 15.01 of this Plan. This Plan is intended to qualify as an employee pension benefit plan, under the terms of the Code.

                                       1-1

     2. DEFINITIONS

          The following terms, as used in this Agreement, shall have the definitions set forth in this Article 2, unless the context clearly indicates that a different meaning is required:

     2.01 ACCRUED BENEFIT. The term "Accrued Benefit" shall mean the amount in a Participant's account or accounts under this or any other defined contribution plan, or the actuarially determined accrued benefit under a defined benefit plan, as of any date, derived from both Employer contributions and Participant contributions, if any.

     2.02 ADVISORY COMMITTEE. The term "Advisory Committee" shall refer to the committee appointed by the Employer pursuant to Section 10.02 of this Plan.

     2.03 ANNIVERSARY DATE. The term "Anniversary Date" shall mean the last day of each Plan Year ending after the Effective Date.

     2.04 BREAK IN SERVICE.  The term  "Break in Service"  shall mean any twelve
(12) consecutive month period defined for purposes of a Year of Service during which an Employee does not complete more than five hundred (500) Hours of Service.

     2.05 COMPENSATION. The term "Compensation" shall mean all of each Participant's total cash compensation actually paid to the Participant by the Employer for the Plan Year, excluding all contributions to or benefits paid by any pension or profit sharing plan and also excluding deferred compensation, and any cash paid to a participant as a car allowance. Notwithstanding the above, Compensation shall include any amount which is contributed by the Employer pursuant to a salary reduction agreement and which is not includable in the gross income of the Employee under Sections 125, 402(a)(8), 402(h) or 403(b) of the Code. Notwithstanding the above. Compensation shall include contributions made to a cash or deferred plan qualified under Section 401(k) of the Code as salary reduction contributions. If an Employee becomes a Participant in the Plan during the Plan Year, Compensation shall be counted only from the date on which the Employee became a Participant in the Plan. In the case of a Self-Employed Individual, if any, "Compensation" shall mean Earned Income. For any Plan Year, the "Compensation" of any Employee shall not exceed Two Hundred Thousand Dollars ($200,000) (or such larger amount as the Commissioner of Internal Revenue may prescribe) for purposes of determining Contributions or Forfeitures under the Plan. In determining the Compensation of a Participant for purposes of this limitation, the Compensation of the Participant and of any family member aggregated with the Participant under the rules of Section 414(q)(6) of the Code shall be combined, except in applying such rules, the term "family" shall include only the spouse of the Participant and any lineal descendants of the Participant who have not attained age 19 before the close of the year. If, as a result of the application of such rules the adjusted $200,000 limitation

                                       2-1
is exceeded, then (except for purposes of determining the portion of Compensation up to the integration level if this Plan provides for permitted disparity), the limitation shall be prorated among the affected Participants in proportion to each such Participant's Compensation as determined under this Section prior to the application of this limitation. Any Participant who is a shareholder, officer, Owner-Employee, or a Highly Compensated Employee may elect for any Plan Year, on a form prescribed by the Advisory Committee, to limit his Compensation for all purposes under this Plan.

     2.06 CONTRIBUTION. The term "Contribution" shall mean money or other property paid or designated to be paid by the Employer to the Trust Fund.

     2.07 DISABILITY. The term "Disability" shall mean any illness or other physical or mental condition of a Participant which renders the Participant incapable of performing his customary and usual duties for the Employer, or any medically determinable illness or other physical or mental condition resulting from a bodily injury, disease, or mental disorder which in the judgment of the Advisory Committee is permanent and continuous in nature. The Advisory Committee may require such medical or other evidence as it deems necessary to judge the nature and permanency of the Participant's condition.

     2.08 EARLY RETIREMENT AGE AND EARLY RETIREMENT DATE. There is no Early Retirement Age or Date under this Plan.

     2.09 EARNED INCOME. The term "Earned Income" shall mean net earnings derived by a person who is a Self-Employed Person from any unincorporated trade, business, or professional activity with respect to which the Plan is established, if the personal services of such person are a material income-producing factor in the trade, business, or practice. "Net Earnings" shall be computed without regard to items not included in gross income and the deductions allocable to those items, and after taking into account the deduction allowed by the Code for contributions to a tax-qualified plan on behalf of Employees other than Self-Employed Persons. Net earnings shall be determined with regard to the deduction allowed to the Employer by Section 164 (f) of the Code for taxable years beginning after December 31, 1989.

     2.10 EFFECTIVE DATE. The term "Effective Date" shall mean the effective date of this amended and restated Plan/ i.e., January 1, 1989.

     2.11 EMPLOYEE. The term "Employee" shall mean any person who is employed by the Employer maintaining the Plan or by any Related Employer required to be aggregated with the Employer under Sections 414 (b), (c) , (m), or (o) of the Code. The term "Employee" shall also include any Leased Employee who is required to be treated as an Employee under Sections 414(n) or (o) of the Code, and shall

                                       2-2
include any Self-Employed Individual in the case of any sole proprietorship or partnership which adopts this Plan.

     2.12 EMPLOYER. The term "Employer" shall mean the employer who adopts this Plan, and any Related Employer or other employer designated by the Employer with respect to whom service is counted for the purposes of this Plan.

     2.13 FIDUCIARY. The term "Fiduciary11 shall mean any person who exercises any discretionary authority or control with respect to the management of the Plan; or who exercises any authority or control with respect to the management or disposition of its assets; or who renders investment advice for a fee or other compensation, directly or indirectly, with respect to any monies or other property of the Plan, or has any authority or responsibility to do so; or who has any discretionary authority or discretionary responsibility in the administration of the Plan; or who acts to carry out a fiduciary responsibility, when designated by a named Fiduciary pursuant to authority granted by the Plan; provided, however that the foregoing definition shall be subject to any exception granted directly or indirectly by the provisions of ERISA or any regulation promulgated thereunder.

     2.14 FORFEITURE. The term "Forfeiture" shall mean that portion of a Participant's account which is not vested in the Participant, and which is forfeited pursuant to Section 6.02 of the Plan.

     2.15 HIGHLY COMPENSATED EMPLOYEE. The term "Highly Compensated Employee" means an Employee who, during the Plan Year or during the preceding 12-month period:

          (a) is a more than 5% owner of the Employer (applying the constructive ownership rules of Section 318 of the Code and applying the principles of Code Section 318, for an unincorporated entity);

          (b) has Compensation in excess of $81,720 (as adjusted by the Commissioner of Internal Revenue for the relevant year);

          (c) has Compensation in excess of $54,480 (as adjusted by the Commissioner of Internal Revenue for the relevant year) and is part of the top-paid 20% group of employees (based on Compensation for the relevant year);

          (d) has Compensation in excess of 50% of the dollar amount prescribed in Code Section 415(b)(l)(A) and is an officer of the Employer.

     If an Employee satisfies the definition in clause (b), (c) or (d) in the Plan Year but not during the preceding 12-month period and does not satisfy clause (a) in either period, the Employee is a Highly Compensated Employee only if he is one of the

                                       2-3

100 most highly compensated Employees for the Plan Year. If no Employee satisfies the compensation requirement in clause (d) for the relevant year, the Advisory Committee will treat the highest paid officer as satisfying clause (d) for that year.

     The term "Highly Compensated Employee" also includes any former Employee who separated from service (or was deemed to have separated from service, as determined under Treasury Regulations) prior to the Plan Year, performs no service for the Employer during the Plan Year, and was a Highly Compensated Employee either for the separation year or any Plan Year ending on or after his 55th birthday.

     For purposes of this Section 2.15, "Compensation" means Compensation as defined in Section 415(C)(3) of the Code, and Compensation must include: (i) elective deferrals under a Code Section 401(k) arrangement or under a Simplified Employee Pension maintained by the Employer; and (ii) amounts paid by the Employer which are not currently includable in the Employee's gross income because of Sections 125 (cafeteria plans) or 403(b) (tax-sheltered annuities) of the Code.

     The Advisory Committee must make the determination of who is a Highly Compensated Employee, including the determinations of the number and identity of the top paid 20% group, the top 100 paid Employees, the number of officers includable in clause (d) and the relevant compensation, consistent with Section 414(q) of the Code and Regulations issued thereunder. The Employer may make a calendar year election to determine the Highly Compensated Employees for the Plan Year, as prescribed in Treasury Regulations. A calendar year election must apply to all plans and arrangements of the Employer.

     For purposes of applying any nondiscrimination test required under the Plan or under the Code, in a manner consistent with applicable Treasury Regulations, the Advisory Committee will not treat as a separate employee a family member (a spouse, lineal ascendant or descendant, or spouse of a lineal ascendant or descendant) of a Highly Compensated Employee described in clause (a) of this Section, or a family member of one of the ten Highly Compensated Employees with the greatest Compensation for the Plan Year, but will treat the Highly Compensated Employee and all family members as a single Highly Compensated Employee. This aggregation rule applies to a family member even if that family member is a Highly Compensated Employee without family aggregation. In addition, employers aggregated under Sections 414(b), (c), (m), or (o) of the Code are treated as a single Employer.

     2.16 Hour of Service.

          (a)  The tern "Hour of Service" shall mean:

               (i) Each hour for which an Employee is paid, or entitled to payment, for the performance of

                                       2-4
                     duties for the Employer. These hours shall be credited to the Employee for the computation period or periods in which the duties are performed. Each overtime hour shall be credited as a single hour irrespective of any increase in the rate of pay for such hour; and

               (ii) Each hour for which an Employee is paid, or entitled to payment, by the Employer on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty, or leave of absence. No more than 501 hours of service shall be credited under this Section 2.16(a)(ii) for any single continuous period (whether or not such period occurs in a single computation period). Hours under this Section 2.16(a)(ii) shall be calculated and credited pursuant to
                     Section 2530.200b-2 of Department of Labor Regulations, which are incorporated herein by this reference; and

               (iii) Each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by the Employer. The same hours of service shall not be credited both under
                     Section 2.16(a)(i) or Section ^ 2.16(a)(ii), as the case may be, and under this Section 2.16(a)(iii). These hours shall be credited to an Employee for the computation period or periods to which the award or agreement pertains other than the computation period in which the award, agreement, or payment is made.

          (b) The number of Hours of Service credited to an Employee shall be determined on the basis of the actual Hours of Service of the Employee.

          (c) Service with the Employer for purposes of eligibility, vesting, and contributions shall include service with any Related Employer or other employer specified by the Employer in Sections 3.01 (eligibility), 6.01 (vesting), or 5.03 (allocations of contributions).

          (d) Solely for purposes of determining whether a Break in Service (as defined in Section 2.04) has occurred in a computation period, for purposes of participation and vesting, an Employee who is absent from work for purposes of maternity or

                                       2-5
paternity shall receive credit for the Hours of Service which would otherwise have been credited to the Employee but for such absence, or in any case in which such hours cannot be determined, eight (8) Hours of Service for each day of such absence. For purposes of this paragraph, an absence from work for purposes of maternity or paternity means an absence (i) by reason of the Employee's pregnancy; (ii) by reason of the birth of the Employee's child; (iii) by reason of the placement of a child with the Employee in connection with the adoption of such child by such Employee; or (iv) for purposes of caring for such child for a period beginning immediately following such birth or placement. The Hours of Service credited under this paragraph shall be credited (i) in the computation period in which the absence begins if the crediting is necessary to prevent a Break in Service in that period, or (ii) in all other cases, in the following computation period. If the elapsed time method is used, the severance from service date of an Employee who is absent from service beyond the first anniversary of the first day of absence by reason of maternity or paternity absence is the second anniversary of the first date of absence. The period between the first and second anniversary will be treated as neither a period of service nor a period of severance.

     2.17 INVESTMENT MANAGER. The term "Investment Manager" shall mean an "investment manager" as defined by Section 3(38) of ERISA.

     2.18 LEASED EMPLOYEE. The term "Leased Employee" means any person (other than an employee of the Employer) who pursuant to an agreement between the Employer and any other person ("leasing organization") has performed services for the Employer [or for the Employer and related persons determined in accordance with Section 414 (n) (6) of the Code] on a substantially full time basis for a period of at least one year, and such services are of a type historically performed by employees in the business field of the Employer. Contributions or benefits provided a Leased Employee by the leasing organization which are attributable to services performed for the Employer shall be treated as provided by the Employer.

     A Leased Employee shall not be considered an Employee of the Employer if:

          (a) such employee is covered by a money purchase pension plan providing:

               (i) a non-integrated employer contribution rate of at least ten percent (10%) of compensation, as defined in Section
                     415(C)(3) of the Code, but including amounts contributed pursuant to a salary reduction agreement which are excludable from the employee's gross income under Section 125, Section 402(a)(8), Section 402(h) or Section 403(b) of the Code,

                                       2-6

               (ii)  immediate participation, and

               (iii) full and immediate vesting; and

          (b) Leased Employees do not constitute more than twenty percent (20%) of the Employer's nonhighly compensated Employees.

     2.19 NET INCOME. The term "Net Income" shall mean net income of the Employer prior to income taxes (including but not limited to federal and state income taxes) as reflected by the Employer's federal income tax return for the period, as originally filed, before deduction of the Employer's Contribution to the Trust Fund (but after the deduction of any Employer Contribution to any pension trust established by the Employer), and without giving effect to dividends received by the Employer from stock held in other corporations.

     2.20 NORMAL RETIREMENT AGE AND NORMAL RETIREMENT DATE. The term "Normal Retirement Age" shall be the -date on which a Participant attains age sixty-five
(65). The term "Normal Retirement Date" shall be the first day of the month coincident with or next following the Normal Retirement Age under the Plan.

     2.21 OWNER-EMPLOYEE. The term "Owner-Employee" shall mean, in the case of an employer who adopts this Plan or is specified by the Plan, a sole proprietor or practitioner, or, if the employer is a partnership, a partner who owns more than ten percent (10%) of either a capital or profit interest in the partnership.

     2.22 PARTICIPANT. The term "Participant" shall mean any Employee who becomes eligible to participate in accordance with the provisions of Section
3.01 of the Plan.

     2.23 Plan. The term "Plan" shall mean the plan embodied in this Tax Deferred Savings Plan and Trust Agreement.

     2.24 PLAN ADMINISTRATOR. The term "Plan Administrator" shall mean the Employer. The Plan Administrator shall constitute a "named Fiduciary" for purposes of Section 402(a)(2) of ERISA.

     2.25 PLAN YEAR. Effective January 1, 1990, the term "Plan Year" shall mean the twelve (12) consecutive month period ending December 31. The Plan Year shall constitute the Plan's "limitation year" for the purpose of measuring maximum allocations to Participants under the Plan.

     2.26  RELATED  EMPLOYER.   The  term  "Related  Employer"  shall  mean  any
corporation which is a member of a "controlled group of corporations" [as defined in Section 414(b) of the Code] of which the Employer is a component member, and each trade, business, or practice (whether or not incorporated) which is under "common control" with the Employer [as defined in Section 414 (c) of the Code]. The term "Related Employer" shall also mean any

                                       2-7
corporation, partnership, or other organization which is a member of an "affiliated service group" [as defined in Section 414(B) of the Code] of which the Employer is a component member; and any organization which is required by regulations issued under Section 414(o) of the Code to be treated as a Related Employer.

     2.27 SELF-EMPLOYED INDIVIDUAL. The term "Self-Employed Individual" shall mean, in the case of any employer who adopts this Plan or is specified by the Plan, any individual employer who has Earned Income from any trade, business, or practice (or who would have had Earned Income but for the fact that the trade, business, or practice had no net profits for the Employer's taxable year).

     2.28 SHAREHOLDER-EMPLOYEE. The term "Shareholder-Employee" shall mean, in the case of any employer who adopts this Plan or is specified by this Plan, and who is an electing "small business corporation" [as defined in Section 137l(b) of the Code], any employee or officer of the employer who owns or is deemed to own more than five percent (5%) of the outstanding stock of the employer on any day during the taxable year of such corporation.

     2.29 TOP HEAVY PLAN.

          (a) A plan is a "Top Heavy Plan" for a Plan Year, if any of the following conditions exists:

               (i) If the top heavy ratio for this Plan exceeds sixty percent (60%) and this Plan is not part of any Required Aggregation Group or Permissive Aggregation Group of plans.

               (ii) If this Plan is a part of a Required Aggregation Group of plans but not part of a Permissive Aggregation Group and the top heavy ratio for the group of plans exceeds sixty percent (60%).

               (iii) If this Plan is a part of a Required  Aggregation Group and part of a Permissive Aggregation Group of plans and the top heavy ratio for the Permissive Aggregation Group exceeds sixty percent (60%) .

The "top heavy ratio" for purposes of determining whether the Plan is a Top Heavy Plan is a fraction, the numerator of which is the sum of the Account Balances or Present Value of Accrued Benefits of Key Employees under this Plan and any plan of an Aggregation Group, as of the Determination Date, and the denominator of which is a similar sum determined for all Participants. The top heavy ratio shall be calculated without regard to any Non-Key Employee who was formerly a Key Employee. The top heavy ratio shall be calculated in accordance with Section 416 of the Code and applicable Regulations.

                                       2-8

          (b) If the Employer maintains any other tax-qualified plan (including any simplified employee pension plan), this Plan (and any other plan with the relevant Aggregation Group) is a Top Heavy Plan only if it is part of the Required Aggregation Group, and the Required Aggregation Group is a Top Heavy Group. An Aggregation Group is a "Top Heavy Group" if the top heavy ratio (determined as of the Determination Date) for both the Required Aggregation Group and the Permissive Aggregation Group exceeds sixty percent (60%) . The "top heavy ratio" for purposes of determining whether an Aggregation Group is a "Top Heavy Group" is a fraction, the numerator of which is the sum of the Present Value of Accrued Benefits of Key Employees under all defined benefit plans within the Aggregation Group, and the Account Balances of Key Employees under the defined contribution plans within the Aggregation Group, as of the Determination Date, and the denominator of which is a similar sum determined for all Participants. The top heavy ratio shall be calculated without regard to any Non-Key Employee who was formerly a Key Employee. In addition, for Plan Years beginning after December 31, 1984, if a Participant or former Participant has not performed services for the Employer maintaining the Plan (other than benefits provided under the Plan) at any time during the five (5) year period ending on the Determination Date, the Account Balances and/or
     Present Value of Accrued Benefits for such Participant or former Participant shall not be taken into account for purposes of determining whether this Plan is a Top Heavy Plan. When aggregating plans, the value of Account Balances and Accrued Benefits will be calculated with reference to the Determination Dates that fall within the same calendar year. The Accrued Benefit of a Participant (other than a Key Employee) shall be determined under (a) the method, if any, that uniformly applies for accrual purposes under all defined benefit plans maintained by the Employer, or (b) if there is no such method, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under the fractional rule of
     Section 411(b)(l)(C) of the Code.

          (c)  For purposes of this Section 2.29:

               (i) The term "Required Aggregation Group" shall mean (A) each qualified plan of the Employer in which a Key Employee participates or participated at any time during the determination period (regardless of whether the Plan has terminated) ; and (B) any other qualified plan of the Employer which enables a plan described in (A) to meet the requirements of Sections 401(a) (4) or 410 of the Code.

               (ii)  The term  "Permissive  Aggregation  Group"  shall  mean the
                     Required Aggregation Group plus any other qualified plans maintained by the Employer, but only if such group would satisfy in the aggregate the requirements of

                                       2-9

                     Sections 401(a)(4) and 410 of the Code. The Advisory Committee shall determine which plans to take into account in determining the Permissive Aggregation Group.

               (iii) The term  "Determination  Date"  shall  mean,  for any Plan
                     Year, the Anniversary Date of the preceding Plan Year or, in the case of the first Plan Year of the Plan, the Anniversary Date of that Plan Year.

               (iv) The term "Employer" shall mean the Employer and any Related Employer.

               (v) The term "valuation date" shall mean the Anniversary Date of this Plan, or the date elected by an employer under any other plan included within an Aggregation Group as of which Account Balances or Accrued Benefits are valued for purposes of calculating the top heavy ratio.

               (vi) The term "Key Employee" shall mean, as of any Determination Date (as defined above), any Employee or former Employee (and the Beneficiary or Beneficiaries of such Employee) who, at any time during the Plan Year (which includes the Determination Date) or during the preceding four Plan Years, is an officer of the Employer who has an annual Compensation greater than fifty percent (50%) of the amount in effect under Section 415(b)(l)(A) of the Code for any such Plan Year; one of the ten (10) Employees owning the largest interests in the Employer and having annual Compensation from the Employer of more than the limitation in effect under Section 415(c)(l)(A) of the Code; a more than five percent (5%) owner of the Employer; or a more than one percent (1%) owner of the Employer who has annual Compensation of more than One Hundred Fifty Thousand Dollars ($150,000). Annual Compensation means compensation as defined in Section 415(c)(3) of the Code, but including amounts contributed by the Employer pursuant to a salary reduction agreement which are excludable from the Employee's gross income under Section 125, Section 402(a)
                     (8), Section 402(h) or Section 403(b) of the Code. The constructive ownership rules of Section 318 of the Code (or the principles of that Section, in the case of an unincorporated Employer) will

                                      2-10
                     apply for purposes of determining ownership in the Employer. A "five percent (5>>) owner" or a "one percent
                     (It) owner" means any person who owns (or is considered as owning within the meaning of Code Section 318) more than five percent (5%) or one percent (1%), respectively, of the outstanding stock of the Employer, or stock possessing more than five percent (5>>) or one percent (1%), respectively, of the total combined voting power of all stock of the Employer or, in the case of an unincorporated business, any person who owns more than five percent (5%) or one percent (1%), respectively, of the capital or profits interest in the Employer. In determining the percentage of ownership under this paragraph, employers that would otherwise be aggregated under Code-Sections 414 (b), (c) , and (m) shall be treated as separate employers. However, in determining whether an individual has annual Compensation of more than $150,000, Compensation from each employer required to be aggregated under Code Sections 414(b), (c) , and (m) shall be taken into account. The determination of an Employee's status as a Key Employee shall be made by the Advisory Committee, in accordance with rules set forth in Section 416(i)(1) of the Code and applicable Regulations.

               (vii) The  term  "Non-Key   Employee"   shall  mean,  as  of  any
                     Determination Date, any Employee who is not a Key Employee.

          (d) For purposes of this Section 2.29, a Participant's "Account Balance" as of the Determination Date is the sum of:

               (i) The balance in his Employer account as of the most recent valuation occurring within a twelve (12) month period ending on the Determination Date.

               (ii) An adjustment for any Contributions due as of the Determination Date. Such adjustment shall be the amount of any Contributions actually made after the valuation date but before the Determination Date, except for the first Plan Year when such adjustment shall also reflect the amount of any Contributions made after the Determination Date that are allocated as of a date in that first Plan Year.

                                      2-11

               (iii) Any  distributions  made within the Plan Year that includes the Determination Date or within the four (4) preceding Plan Years. However, in the case of distributions made after the valuation date and prior to the Determination Date, such distributions are not included as distributions for top heavy purposes to the extent that such distributions are already included in the Participant's Account Balance as of the valuation date. Notwithstanding any contrary provision to this Plan, all distributions, including distributions made prior to January 1, 1984, and distributions made under a terminated plan which, but for its termination, would have been required to be included in an Aggregation Group, will be counted.

               (iv) Any Employee contributions, except deductible Participant contributions.

               (v) With respect to unrelated rollovers and transfers (which are both initiated by the Employee and made from a plan maintained by one employer to a plan maintained by another employer), if this Plan provides for rollovers or transfers, it shall always consider such rollover or transfer as a distribution for the purposes of this Section
                     2.29. If this Plan is the plan accepting such rollovers or transfers, it shall not consider such rollovers or transfers accepted after December 31, 1983, as part of the Participant's Account Balance. However, rollovers or transfers accepted prior to January 1, 1984, shall be considered as part of the Participant's Account Balance.

               (vi) With respect to related rollovers and transfers (either not initiated by the Employee or made to a plan maintained by the same employer) , if this Plan provides the rollover or transfer, it shall not be counted as a distribution for purposes of this Section 2.29. If this Plan is the plan accepting such rollover or transfer, it shall consider such rollover or transfer as part of the Participant's Account Balance, irrespective of the date on which such rollover or transfer is accepted.

                                      2-12

          (e) For purposes of this Section 2.29, a Participant's "Present Value of Accrued Benefit," in the case of any defined benefit plan, shall be determined:

               (i) As of the most recent "actuarial valuation date," which is the most recent valuation date within a twelve (12) month period ending on the Determination Date.

               (ii) For the first Plan Year, as if (A) the Participant terminated service as of the Determination Date; or (B) the Participant terminated service as of the actuarial valuation date, but taking into account the estimated Present Value of Accrued Benefits as of the Determination Date.

               (iii) For any other Plan Year, as if the  Participant  terminated service as of-the actuarial valuation date.

               (iv) The actuarial valuation date must be the same date used for computing the defined benefit plan minimum funding costs, regardless of whether a valuation is performed that Plan Year.

          (f) For purposes of this Section 2.29, a Participant's "Present Value of Accrued Benefit", in the case of a defined benefit plan, shall be determined under the top heavy provisions of the applicable defined benefit plan.

          (g) Notwithstanding any contrary provision, the top heavy rules described in this Section 2.29 shall be applied in accordance with Section 416 of the Code and applicable regulations.

     2.30 TRUST FUND. The term "Trust Fund" shall mean the fund established by the Trustee under this Plan, consisting of contributions, and any increases or decreases in the value of the same. The Trustee may combine the trust funds created under the plans of all employers designated by the Employer with respect to this Plan into a single Trust Fund for investment purposes.

     2.31 TRUSTEE. The term "Trustee" shall mean the person(s) named in this Plan to act as Trustee or any successor.

     2.32 YEAR OF SERVICE. The term "Year of Service" shall mean the twelve (12) consecutive month periods specified in the Plan for purposes of measuring eligibility for participation (Section 3.01) and vesting (Section 6.01).

                                      2-13

     3. ELIGIBILITY AND PARTICIPATION

     3.01 ELIGIBILITY TO PARTICIPATE.

          (a) Each Employee who has completed at least six (6) months of Service and has elected to make Participant Elective Deferrals to the Plan shall become a Participant on the first day of the Plan Year, i.e., January 1, or the first day of the seventh month of the Plan Year, i.e., July l, coincident with or next following the date on which the Employee completes all of the eligibility requirements of this Plan.

          (b) For purposes of eligibility, the term "Year of Service" shall mean a twelve (12) consecutive month period during which an Employee completes at least one thousand (1,000) Hours of Service, measured from the date the Employee completes his first Hour of Service (or any anniversary of that date) . For purposes of determining eligibility, all service with the Employer and all Related Employers shall be counted.

          (c) Any Employee who was a participant in the Prior Plan on the day before the Effective Date of this Plan shall continue as a Participant in the Plan.

     3.02 REEMPLOYMENT BEFORE BREAK IN SERVICE. If an Employee's employment with the Employer terminates and he is subsequently reemployed before he incurs a one-year Break in Service, his Years of Service and his employment will not be deemed to have been interrupted during such year and, if he was a Participant in the Plan (or otherwise satisfied the requirements for participation specified in Section 3.01 of the Plan), he will remain (or become) a Participant immediately upon his reemployment by the Employer. If he was not a Participant in the Plan but otherwise satisfied the requirements for participation specified in Section
3.01 of the Plan, he will become a Participant on the later of the date he would have entered the Plan had he not terminated employment or upon his reemployment.

     3.03 REEMPLOYMENT AFTER BREAK IN SERVICE. If a Participant completes a one-year Break in Service and is subsequently reemployed by the Employer, the former Participant shall be considered a new Employee, for eligibility purposes, and shall be required to complete the requirements specified in Section 3.01 of the Plan [provided the service requirement in Section 3.01 does not exceed one
(1) Year of Service] to become a Participant. A Participant who completes the eligibility requirements in accordance with this provision shall again become a Participant as of the date of his reemployment (i.e., the date upon which he completed his first Hour of Service following his Break in Service) by the Employer.

     3.04 DETERMINATION OF ELIGIBILITY. The records of the Employer as to an Employee's or Participant's employment. Hours of

                                       3-1

Service, Years of Service, Breaks in Service, termination of employment, reemployment, leaves of absence, and Compensation will be conclusive on all persons unless demonstrated to the Employer's satisfaction to be incorrect. All doubtful cases of eligibility to participate in this Plan shall be resolved by the Advisory Committee, whose determination in such cases shall be conclusive and binding upon all persons, except as otherwise provided by law.

     3.05 PARTICIPATION OF EMPLOYEES. Notwithstanding any other provision of this Plan. no Owner-Employee shall become a Participant under this Plan if such Owner-Employee, either alone or in conjunction with one or more other
Owner-Employees:  (i) controls an unincorporated  trade,  business,  or practice other than the trade, business, or practice of the Employer, unless the Employees of such other trade, business, or practice are included under a plan which meets the requirements of Sections 401(a) and (d) of the Code and which provides contributions and benefits which are not less favorable than the contributions and benefits provided for Owner-Employees under this Plan; (ii) controls both the trade, business, or practice of the Employer, and one or more other unincorporated trades, businesses, or practices, unless plans are established with respect to such other unincorporated trades, business, or practices and such plans and this Plan, in combination, would form a single plan which meets the requirements of Sections 401(a) and (d) of the Code; or (iii) controls the trade, business or practice of the Employer, unless this Plan provides contributions and benefits which are not less favorable than those provided by any other plans under which such Owner-Employee is covered as an Owner-Employee. If an Employee is covered as an Owner-Employee under the plans of two or more trades, businesses or practices which are not controlled, and the Employee controls a trade, business or practice, then the contributions or benefits of the Employees under the plan of the trades, businesses or practices which are controlled must be as favorable as those provided for the Employee under the most favorable plan of the trade, business or practice which is not controlled. For purposes of these limitations, an Owner-Employee, or two or more Owner-Employees, will be considered to control a trade, business, or practice if the Owner-Employee, or two or more Owner-Employees together:

          (a) own the entire interest in an unincorporated trade, business, or practice; or

          (b) in the case of a partnership, own more than fifty percent (50%) of either a capital or profit interest in the partnership.

For purposes of the preceding sentence, an Owner-Employee, or two or more Owner-Employees, shall be treated as owning any interest in a partnership which is owned, directly or indirectly, by a partnership which such Owner-Employee, or such two or more Owner-Employees, are considered to control within the meaning of the preceding sentence. In the event an Owner-Employee becomes a Participant and, thereafter, at any time fails to meet the

                                       3-2
requirements of this Section 3.05, that person shall cease to be a Participant for all purposes under this Plan until such time as he again satisfies the limitations under this Section.

     3.06 PARTICIPATION FOR EMPLOYEES MAKING PARTICIPANT ELECTIVE DEFERRALS.

          (a) An Employee must, as a condition of participation, make Participant Elective Deferrals under the Plan, subject to his termination or the suspension of his ability to make such Deferrals. The Employer shall give each Employee written notice of his eligibility to participate in the Plan in sufficient time to enable such Employee to elect to participate in the Plan prior to the close of the Plan Year in which he first becomes an eligible Employee, in accordance with the provisions of this Section 3.06 and of Section
4.01 of the Plan.

          (b) Each Employee who is eligible to become a Participant may participate by completing and signing a Participant election form furnished by the Employer and by delivering the form to the Employer. The Employee shall designate on the form the amount of his Participant Elective Deferrals, if any, as provided in Section 4.01 of the Plan. All forms to be delivered to the Employer pursuant to this Section 3.06 and Section 4.01 must be received by the Employer within such reasonable and uniformly applied time periods as the Employer may prescribe for the receipt of forms as a condition of giving effect to or implementing such instructions. If a written instruction cannot be given effect or implemented for a particular Plan entry date, it shall be effective for the next succeeding Plan entry date. Each Participant may, by written notice received by the Employer prior to the expiration of such uniform period as the Employer shall prescribe for giving effect to such notice, decline participation, in which event the Participant shall become an "Inactive Participant." If such notice cannot be given effect for a particular Plan entry date, it shall be effective for the next succeeding Plan entry date. Such notice shall be effective until the Employer receives a new form from the Participant pursuant to this Section 3.06 and Section 4.01 of the Plan. Any notice declining participation shall be binding on the Participant's spouse, heirs, assigns, and beneficiaries.

                                       3-3

     4. CONTRIBUTIONS

     4.01 Participant Elective Deferrals.

          (a) ELECTION TO DEFER. Each Participant may elect to defer a portion of his pre-tax Compensation for each Plan Year, as an Elective Deferral, in an amount not greater than ten percent (10%) nor less than one percent (1%) of his Compensation. A Maximum Elective Deferral (expressed as a percentage of Compensation) may be established by the Advisory Committee and announced to Participants from time to time. However, a Participant's Elective Deferrals shall, in no event exceed Seven Thousand Six Hundred Twenty-Seven Dollars ($7,627) for any taxable year of the Participant (or such larger amount as may at any time be determined under Section 402 (g) (5) of the Code in effect at the beginning of such taxable year). Notwithstanding the above, the Advisory Committee may limit the percentage of Compensation which may be deferred by Highly Compensated Employees in any Plan Year in order to assure that the Plan does not discriminate in favor of Highly Compensated Employees.

               (i) The portion of Compensation which a Participant elects to defer under this Section 4.01 shall be transferred to the Trustee, and credited to an Elective Deferral account. Each Participant's Elective Deferral account shall share in the earnings and losses of the Trust Fund, and shall be fully vested at all times.

               (ii) Elective Deferrals shall be made in whole percentage increments of Compensation for a Plan Year. The Employer shall have the right to direct that such increments of Compensation shall be rounded to the next lowest or highest dollar.

               (iii) If  the  payroll   deduction   method  is  utilized,   each
                     Participant  shall  specify  the  amount  of  his  Elective
                     Deferral by designating a percentage amount, on a form provided by and delivered to the Employer. Such Elective Deferral shall be deducted by withholding from a Participant's Compensation for a payroll period, and shall be transmitted to the Trustee within a reasonable time after the payroll period for which deductions are made occurs. Payment of Elective Deferrals through payroll deduction shall be subject to such reasonable and nondiscriminatory restrictions regarding the frequency of change of percentage amounts to be withheld as the Advisory Committee and Employer shall

                                       4-1
                     determine and announce in writing to the Participants.

               (iv) All designations or changes of designation of the amount of Elective Deferrals to be withheld by payroll deduction shall be made on forms supplied by the Employer, signed by the Participant, and delivered to the Employer. A designation shall be effective in accordance with the uniform rules prescribed by the Advisory Committee concerning elections to defer. A payroll deduction designation form shall be effective until it is succeeded by another valid payroll deduction designation form, until the Participant ceases participation, or until the Participant's deferrals are otherwise suspended or terminated.

               (v) For any Plan Year, a Participant may formally elect to suspend Elective Deferrals pursuant to this Section 4.01. Suspension of Elective Deferrals shall be made on a form supplied by the Employer, signed by the Participant, and delivered to the Employer prior to expiration of the uniform period prescribed by the Advisory Committee for such notice to be given effect for such period. If notice is not timely received, such notice shall be effective commencing with the next succeeding payroll period. Recommencement of Elective Deferrals shall occur only when the Participant subsequently delivers a new election form to the Employer pursuant to the uniform rules prescribed by the Advisory Committee. While a Participant is on an authorized leave of absence from the Employer, he shall be deemed to have suspended Elective Deferrals, and may recommence Elective Deferrals following his return to active employment.

          (b) DISTRIBUTION OF EXCESS ELECTIVE DEFERRALS. In the event a Participant participates in more than one plan which permits Elective Deferrals, such Participant may assign to the Plan any Excess Elective Deferrals made during a calendar year by notifying the Plan Administrator on or before March 1 of the following calendar year of the amount of the Excess Elective Deferrals to be assigned to the Plan. Notwithstanding the immediately preceding sentence, a Participant may be deemed to have notified the Plan Administrator, or the Employer may notify the Plan Administrator of the amount of the Excess Elective Deferral. Notwithstanding any other provision of the Plan, Excess Elective Deferrals, plus any income and minus any loss allocable thereto,

                                       4-2
shall be distributed no later than April 15 to any Participant to whose account Excess Elective Deferrals were assigned for the preceding year and who claims Excess Elective Deferrals for such calendar year.

               (i)   For  purposes  of  this   Section   4.01,   the   following
                     definitions shall apply:

                     (A) "Elective    Deferrals"   shall   mean   any   Employer
                         Contributions made to the Plan at the election of the Participant, in lieu of cash compensation, and shall include contributions made pursuant to a salary reduction agreement or other deferral mechanism. With respect to any taxable year, a Participant's Elective Deferral is the sum of all Employer Contributions made on behalf of~ such Participant pursuant to an election to defer under any qualified cash or deferred arrangement as described in Section 401(k) of the Code, any simplified employee pension cash or deferred arrangement as described in Code Section 402(h)(1)(B), any eligible deferred compensation plan under Code
                         Section 457, any plan as described under Code Section 501(c)(18), and any Employer Contributions made on behalf of a Participant for the purchase of an annuity contract under Code Section 403(b) pursuant to a salary reduction agreement.

                     (B) "Excess  Elective  Deferrals" shall mean those Elective
                         Deferrals that are includable in a Participant's gross income under Section 402(g) of the Code to the extent such Participant's Elective Deferrals for a calendar year exceed Seven Thousand Six Hundred Twenty-Seven
                         Dollars ($7,627), or such larger amount as may be determined under Section 402(g)(5) of the Code for the calendar year. Excess Elective Deferrals shall be treated as Annual Additions under the Plan.

               (ii) Excess Elective Deferrals shall be adjusted for any income or loss up to the date of distribution. The income or loss allocable to Excess Elective Deferrals is the sum of: (A) income or loss allocable to the Participant's Elective Deferrals for the

                                       4-3
                     taxable year multiplied by a fraction, the numerator of which is such Participant's Excess Elective Deferrals for the year and the denominator is the Participant's account balance attributable to Elective Deferrals without regard to any income or loss occurring during such taxable year; and (B) ten percent of the amount determined under (A) multiplied by the number of whole calendar months between the end of the Participant's taxable year and the date of distribution, counting the month of distribution if distribution occurs after the 15th of such month.

          (c) ACTUAL DEFERRAL PERCENTAGE TEST. The Actual Deferral Percentage (hereinafter "ADP") for Employees who are Highly Compensated Employees for each Plan Year and the ADP for all other eligible Employees for the same Plan Year must satisfy one of the following tests:

               (i) The ADP for eligible Highly Compensated Employees for the Plan Year shall not exceed the ADP for all other eligible Employees for the same Plan Year multiplied by 1.25, or

               (ii) The ADP for eligible Highly Compensated Employees for the Plan Year shall not exceed the ADP for all other eligible
                     Employees for the same Plan Year multiplied by 2.0, provided that the ADP for eligible Highly Compensated Employees does not exceed the ADP for Participants who are Non-Highly Compensated Employees by more than two (2) percentage points or such lesser amount as the Secretary of the Treasury shall prescribe to prevent the multiple use of this alternative limitation with respect to any Highly Compensated Employee.

                    (A)  Special Rules:

                    (1) The ADP for any eligible Highly Compensated Employee for the Plan Year who is eligible to have Elective Deferrals allocated to his or her accounts under two or more arrangements described in Section 401 (k) of the Code, that are maintained by the Employer, shall be determined as if such Elective Deferrals were made under a single arrangement. If a Highly Compensated Employee participates in two

                                      4-4
                         or more cash or deferred arrangements that have different Plan Years, all cash or deferred arrangements ending with or within the same calendar year shall be treated as a single arrangement.

                    (2) In the event that this Plan satisfies the requirements of Sections 401(k), 401(a)(4), or 410 (b) of the Code only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of such Sections of the Code only if aggregated with this Plan, then this Section shall be applied by determining the ADP of Employees as if all such plans were a single plan. For Plan Years beginning after December 31, 1989, plans may be aggregated in order to satisfy Section 401
                         (k) of the Code only if they have the sane Plan Year.

                    (3) For purposes of determining the ADP of an eligible Employee who is a five percent owner or one of the ten most highly paid Highly Compensated Employees, the Elective Deferrals and Compensation of such Employee shall include the Elective Deferrals and Compensation for the Plan Year of family members (as defined in Code
                         Section 414(q)(6)(B)). Family members, with respect to such Highly Compensated Employees, shall be disregarded as separate Employees in determining the ADP both for eligible Highly Compensated Employees and all other eligible Employees.

                    (4) For purposes of determining the ADP test. Elective Deferrals must be made before the last day of the twelve month period immediately following the Plan Year to which the contributions apply.

                    (5) The Employer shall maintain records sufficient to demonstrate satisfaction of the ADP test.

                                       4-5

                    (6) The determination and treatment of the ADP amounts of any Employee shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury.

              (iii) For  purposes of this Article 4, the  following  definitions shall apply:

                    (A) The term "Highly Compensated Employee" shall have the meaning set forth in Section 2.15 of the Plan.

                    (B) The term "Actual Deferral Percentage" for a specified group of eligible Employees for a Plan Year shall mean the average of the actual deferral ratios, calculated separately for each ` ` Employee in the group, of (1) the amount of Elective Deferrals made on behalf of each Employee for the Plan Year but excluding Elective Deferrals that are taken into account in the Contribution Percentage Test (provided the ADP test is satisfied both with or without exclusion of these Elective Deferrals) to (2) the Employee's Compensation for the Plan Year (whether or not the Employee was a Participant for the entire Plan Year) . Such actual deferral ratios and the Actual Deferral Percentage for each group shall be calculated to the nearest one-hundredth of one percent of the Employee's Compensation. The actual deferral ratio of an eligible employee who makes no Elective Deferral is zero.

          (d) DISTRIBUTION OF EXCESS CONTRIBUTIONS. Notwithstanding any other provision of this Plan, Excess Contributions, plus any income and minus any loss allocable thereto, shall be distributed no later than the last day of each Plan Year to Participants to whose accounts such Excess Contributions were allocated for the preceding Plan Year. If such excess amounts are distributed more than 2-1/2 months after the last day of the Plan Year in which such excess amounts arose, a ten percent (10%) excise tax will be imposed on the Employer maintaining the Plan with respect to such amounts. Such distributions shall be made to Highly Compensated Employees on the basis of the respective portions of the Excess Contributions attributable to each of such Employees. The amount of Excess Contributions to be distributed shall be reduced by Excess Elective Deferrals previously distributed for the taxable year ending in the same Plan Year and Excess Elective Deferrals to be distributed for a taxable year will

                                      4-6
 be reduced by Excess Contributions previously distributed for the Plan Year beginning in such taxable year. In addition. Excess Contributions shall be allocated to Participants who are subject to the family member aggregation rules of Section 414(q)(6) of the Code in the manner prescribed by the regulations.

               (i) "Excess Contributions" shall mean, with respect to any Plan Year, the excess of:

                    (A) The aggregate amount of Elective Deferrals actually taken into account in computing the ADP of Highly Compensated Employees for such Plan Year, over

                    (B) The maximum amount of such contributions permitted by the ADP test (determined by reducing contributions made on behalf of Highly Compensated Employees in - order of the ADPs, beginning with the highest of such percentages) .

               (ii) Excess  Contributions  shall be  adjusted  for any income or loss up to the date of distribution. The income or loss allocable to Excess Contributions is the sum of: (A) income or loss allocable to the Participant's Elective Deferrals for the Plan Year multiplied by a fraction, the numerator of which is such Participant's Excess Contributions for the year and the denominator is the Participant's account balance attributable to Elective Deferrals without regard to any income or loss occurring during such Plan Year; and (B) ten percent (10%) of the amount determined under (A) multiplied by the number of whole calendar months between the end of the Plan Year and the date of distribution, counting the month of distribution if distribution occurs after the 15th of such month.

              (iii) AMOUNT  OF  EXCESS  CONTRIBUTIONS.   The  amount  of  Excess
                    Contributions for a Highly Compensated Employee for a Plan Year is to be determined by the following leveling method, under which the Actual Deferral ratio of the Highly Compensated Employee with the highest Actual Deferral ratio is reduced to the extent required to:

                    (A) Enable the arrangement to satisfy the Actual Deferral Percentage test, or

                                      4-7

                    (B) Cause such Highly Compensated Employee's actual deferral ratio to equal the ratio of the Highly
                         Compensated Employee with the next highest actual deferral ratio.

                    This process must be repeated until the cash or deferred arrangement satisfies the Actual Deferral Percentage test. For each Highly Compensated Employee, the amount of Excess Contributions is equal to the total Elective Deferral of the Employee [determined prior to the application of this
                    Section 4.01(d)(iii) minus the amount determined by multiplying the Employee's actual deferral ratio [determined after application of this Section 4.01(d)(iii) by his Compensation used in determining such ratio.

     4.02 Participants' Voluntary Contributions.

          (a) Effective with the Plan Year in which this Plan is adopted by the Employer, this Plan will not accept Participant voluntary contributions. For Plan Years beginning after December 31, 1986, if any, any Participant voluntary contributions together with any matching contributions as defined in Section 401
(m) of the Code,  will be  limited so as to meet the  nondiscrimination  test of
Section 401(m) as set forth in Section 4.05 of the Plan.

          (b) If the Plan includes Participant voluntary contributions made prior to the Effective Date of this Plan, a separate account shall be maintained by the Trustee for the nondeductible voluntary contributions of each Participant. Such accounts will be valued at least annually at fair market value as of the last day of the Plan Year and the earnings and losses of the Trust attributable to the accumulated nondeductible Participant voluntary contributions will be allocated to each Participant's nondeductible voluntary contributions account in the ratio that such account balance bears to all such account balances. Such separate accounts shall be nonforfeitable at all times.

          (c)  The  Plan  does  not  accept  Participant   voluntary  deductible
contributions. If the Plan includes or permits rollovers of Participant voluntary deductible contributions made prior to April 15, 1987, they will be maintained in a separate account which will be nonforfeitable at all times. Such accounts will be valued at least annually at fair market value as of the last day of the Plan Year and the earnings and losses of the Trust attributable to the accumulated deductible Participant voluntary contributions will be allocated to each Participant's deductible voluntary contributions account in the ratio that such account balance bears to all such account balances. No part of the Participant deductible voluntary contribution account may be used

                                      4-8
to purchase life insurance. A Participant may withdraw any part of his deductible voluntary contribution account by making a written application to the Advisory Committee, pursuant to Section 6.07 of the Plan.

     4.03 Employer Contributions.

          (a) PROFIT SHARING CONTRIBUTION. The Employer may make a Contribution to the Plan, for any Plan Year while this Plan is in effect, in an amount determined in the sole discretion of the Employer.

          (b) MATCHING CONTRIBUTION. The Employer may make Employer Matching Contributions with respect to Elective Deferrals, for each Plan Year while this Plan is in effect, in an amount to be determined in the sole discretion of the Employer. Such Employer Matching Contribution shall be allocated in the ratio that the Elective Deferrals made and not withdrawn by each Participant in the period for which the contribution is made bears to the unwithdrawn Elective Deferrals of all Participants for such period.

          (c) The Employer's Contribution, if any, may consist of cash, qualifying employer securities" or "qualifying employer real property" [as defined in Section 407 (d) of ERISA], or of any other property acceptable to the Trustee.

          (d) The Employer's Contribution, if any, shall be made exclusively from the Employer's current Net Income or from the accumulated earnings of the Employer.

          (e) The Employer's total Contributions for a Plan Year shall not exceed the maximum amount deductible on account of the Employer's Contribution for its corresponding taxable year for federal income tax purposes. In the event the Employer has adopted any other employee pension benefit plan or plans qualified under
               Section 401 of the Code, covering the same Employees covered by this Plan, the total contributions made in any Plan Year under all such plans shall not exceed the amounts deductible by the Employer under the Code.

     4.04 Limitations on Employee Contributions and Matching Contributions.

          (a) The Average Contribution Percentage for eligible Employees who are Highly Compensated Employees for each Plan Year and the Average Contribution Percentage for all other eligible Employees for the same Plan Year must satisfy one of the following tests:

               (i) The Average Contribution Percentage for eligible Highly Compensated Employees for the Plan Year shall not exceed the Average Contribution Percentage for all other

                                      4-9
                    eligible Employees for the sane Plan Year by 1.25; or

               (ii) The Average  Contribution  Percentage  for  eligible  Highly
                    Compensated Employees for the Plan Year shall not exceed the Average Contribution Percentage for all other eligible Employees for the same Plan Year multiplied by two (2) , provided that the Average Contribution Percentage for eligible Highly Compensated Employees does not exceed the Average Contribution Percentage for all other eligible Employees by more than two (2) percentage points or such lesser amount as the Secretary of the Treasury shall prescribe to prevent the multiple use of this alternative limitation with respect to any eligible Highly Compensated Employee.

          (b)  Special Rules:

               (i) For purposes of this Section, the Contribution Percentage for any eligible Highly Compensated Employee who is eligible to have Contribution Percentage Amounts allocated to his or her account under two or more plans described in Section
                    401(a) of the Code, or arrangements described in Section 401(k) of the Code, that are maintained by the Employer, shall be determined as if the total of such Contribution Percentage Amounts was made under each plan. If a Highly Compensated Employee participates in two or more cash or deferred arrangements that have different plan years, all cash or deferred arrangements ending with or within the same calendar year shall be treated as a single arrangement.

               (ii) In the event that this Plan  satisfies the  requirements  of
                    Section 410(b) of the Code only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of Section 410(b) of the Code only if aggregated with this Plan, then this Section shall be applied by determining the Contribution Percentage of Employees as if all such plans were a single Plan. For Plan Years beginning after December 31, 1989, plans may be aggregated in order to satisfy Section 401 (m) of the Code only if they have the same Plan Year.

                                      4-10

              (iii) For purposes of determining the  Contribution  Percentage of an eligible Employee who is a five percent owner or one of the ten most highly paid Highly Compensated Employees, the Contribution Percentage Amounts and Compensation of such Employee shall include the Contribution Percentage Amounts and Compensation of family members (as defined in Code
                    Section 414(q) (6)(B)). Family members, with respect to eligible Highly Compensated Employees, shall be disregarded as separate Employees in determining the Contribution Percentage both for eligible Highly Compensated Employees and for all other eligible Employees.

               (iv) For purposes of  determining  the  Contribution  Percentage,
                    Employee Contributions are considered to have been made in the-Plan Year in which contributed to the trust. Matching Contributions will be considered made for a Plan Year if made no later than the end of the twelve month period beginning on the day after the close of the Plan Year and allocated to a Participant's account for the Plan Year. The Employer shall maintain records sufficient to demonstrate satisfaction of the ADP test and the amount of Qualified Nonelective Contributions or Qualified Matching Contributions, or both, used in such test, if any.

               (v) The Employer shall maintain records sufficient to demonstrate satisfaction of the Average Contribution Percentage test and the amount of Qualified Nonelective Contributions or Qualified Matching Contributions, or both, used in such test, if any.

               (vi) The   determination   and  treatment  of  the   Contribution
                    Percentage of any eligible Employee shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury.

              (vii) Multiple  Use: If one or more Highly  Compensated  Employees participate in both a CODA and a plan subject to the Average Contribution Percentage (ACP) test maintained by the Employer and the sum of the ADP and ACP of those Highly Compensated Employees subject to either or both tests exceeds the Aggregate Limit, then the ACP of

                                      4-11
                    those Highly Compensated Employees who also participate in a CODA will be reduced (beginning with such Highly Compensated Employee whose ACP is the highest) so that the limit is not exceeded. The amount by which each Highly Compensated Employee's Contribution Percentage Amounts is reduced shall be treated as an Excess Aggregate Contribution. The ADP and ACP of the Highly Compensated Employees are determined after any corrections required to meet the ADP and ACP tests. Multiple use does not occur if both the ADP and ACP of the Highly Compensated Employees does not exceed 1.25 multiplied by the ADP and ACP of the Nonhighly Compensated Employees.

          (c) For purposes of this Section, the following definitions shall apply:

               (i) "Aggregate Limit" shall mean the sum of (A) 125% of the greater of the ADP of the Nonhighly Compensated Employees for the Plan Year or the ACP of Nonhighly Compensated Employees under the Plan subject to the Code Section 401(m) for the Plan Year beginning with or within the Plan Year of the CODA and (B) the lesser of 200% or two plus the lesser of such ADP or ACP.

               (ii) "Average  Contribution  Percentage"  shall mean the  average
                    (expressed as a percentage) of the Contribution Percentages of the eligible Employees in a group.


              (iii) "Contribution  Percentage"  shall mean the ratio  (expressed as a  percentage)  of the Eligible  Employee's  Contribution
                    Percentage Amounts to the Eligible Employee's Compensation for the Plan Year (whether or not the Employee was a Participant for the entire Plan Year).

               (iv) "Contribution  Percentage Amounts" shall mean the sum of the
                    Employee Contributions and Matching Contributions (to the extent not taken into account for purposes of the ADP test) under the Plan on behalf of the Eligible Employee for the Plan Year. If so elected, the Employer may include, in the Contribution Percentage Amounts, Elective Deferrals or Qualified Nonelective Contributions, or both, as provided by regulations. Elective Deferrals in the

                                      4-12

                    Contribution Percentage Amounts may be used as long as the ADP test is met before the Elective Deferrals are used in the ACP test and continues to be met following the exclusion of those Elective Deferrals that are used to meet the ACP test.

               (v) "Eligible Employee" shall mean any Employee who is eligible to make an Employee Contribution, or an Elective Deferral (if the Employer so takes into account in the calculation of the Contribution Percentage), or to receive a Matching Contribution or a Qualified Matching Contribution. If an
                    Employee Contribution is required as a condition of participation in the Plan, any Employee who would be a Participant in the Plan if such Employee made such a contribution shall be treated as `an Eligible Employee on behalf of whom no Employee Contributions are made.

               (vi) "Employee  Contribution" shall mean any contribution made to the Plan by or on behalf of a Participant that is included in the Participant's gross income in the year in which made and that is maintained under a separate account to which earnings and losses are allocated.

              (vii) "Matching  Contribution" shall mean an Employer Contribution made to the Plan, or any other defined contribution plan, on behalf of a Participant on account of an Employee Contribution made by such Participant, or on account of a Participant's Elective Deferral, under a plan maintained by the Employer.

          (d) DISTRIBUTION OF EXCESS AGGREGATE CONTRIBUTIONS. Notwithstanding any other provision of this Plan, Excess Aggregate Contributions plus any income and minus any loss allocable thereto shall be forfeited, if forfeitable, or if not forfeitable (as in the case of Employee Contributions) shall be distributed no later than the last day of each Plan Year to Participants to whose accounts such Excess Aggregate Contributions were allocated for the preceding Plan Year. Excess Aggregate Contributions shall be allocated to Participants who are subject to the family member aggregation rules of Section 414(q)(6)(B) of the Code in the manner prescribed by the regulations. If such Excess Aggregate Contributions are distributed more than 2-1/2 months after the last day of the Plan Year in which such excess amounts arose, a ten percent (10%) excise tax will be imposed on the Employer maintaining the Plan with respect to those amounts. Excess

                                      4-13

Aggregate Contributions shall be treated as Annual Additions under the Plan.

               (i) The Excess Aggregate Contributions shall be adjusted for income or loss up to the date of distribution. The income or loss allocable to Excess Aggregate Contributions is the sun of: (A) income or loss allocable to the Participant's Matching Contribution account (if any, and if all amounts therein are not used in the ADP test) and, if applicable. Qualified Nonelective Contribution account (if any) and Employee Contribution account for the Plan Year multiplied by a fraction, the numerator of which is such Participant's Excess Aggregate Contributions for the year and the denominator is the Participant's account balance(s)
                    attributable to Contribution Percentage Amounts without regard to any income or loss occurring during such Plan Year; and (B) ten percent (10%) of the amount determined under (A) multiplied by the number of whole calendar months between the end of the Plan Year and the date of distribution, counting the month of distribution if distribution occurs after the 15th of such month.

               (ii) Excess  Aggregate  Contributions  shall be  distributed on a pro-rata basis from the Participant's Employee Contribution account and Matching Contribution account (and, if applicable, the Participant's Qualified Nonelective Contribution account).

              (iii) For   purposes   of   this   Section,    "Excess   Aggregate
                    Contributions" shall mean, with respect to any Plan Year, the excess of:

                    (A) The aggregate Contribution Percentage Amounts taken into account in computing the numerator of the Contribution Percentage actually made on behalf of Highly Compensated Employees for such Plan Year, over

                    (B) The maximum Contribution Percentage Amounts permitted by the Average Contribution Percentage test (determined by reducing contributions made on behalf of Highly Compensated Employees in order of their Contribution

                                      4-14

                         Percentages   beginning   with  the   highest  of  such
                         percentages).

                         Such determination shall be made after first determining Excess Elective Deferrals pursuant to
                         Section 4.01(b) and then determining Excess Contributions pursuant to Section 4.01(d) of the Plan.

     4.05 PAYMENT. All Contributions shall be paid directly to the Trustee and may be made on any date or dates selected by the Employer; provided, however, that the total annual Contribution for each Plan Year shall be paid on or before the date on which the Employer is required to file its federal income tax return for the corresponding taxable year of the Employer, including any extensions thereof.

     4.06 NO RESPONSIBILITY FOR COLLECTION OR VERIFICATION. The Trustee shall have no responsibility or obligation to collect any Contribution under the Plan, or to verify the correctness of the amount of any Contribution under the Plan.

     4.07 ROLLOVERS AND TRANSFERS.

     (a) The Advisory Committee may direct the Trustee to receive and hold, for the benefit of any Employee of the Employer, amounts transferred from other qualified plans provided that the trust from which such funds are transferred permits the transfer to be made and the transfer will not jeopardize the tax exempt status of the Plan or create adverse tax consequences for the Employer. A transferred contribution shall be held by the Trustee in a separate, nonforfeitable account (a "rollover/transfer account") for the benefit of the Participant which will be fully vested at all times and shall not be subject to forfeitures for any reason.

     (b) For the purposes of this Section 4.07, the term "qualified plan" shall mean any tax qualified plans under Code Section 401(a). The phrase "amounts transferred from other qualified plans" shall mean:


               (i) amounts transferred to this Plan directly from another qualified plan;

               (ii) lump-sum  distributions received by an Employee from another qualified plan which are eligible for tax-free "rollover" treatment under the Code and which are transferred by the Employee to this Plan within sixty (60) days following his receipt thereof;

              (iii) amounts  transferred to this Plan from a conduit  individual retirement account,

                                      4-15
                    provided that the conduit individual retirement account has no assets other than assets which were previously distributed to the Employee from another qualified plan (other than a plan for self-employed individuals or an individual retirement account) as a lump-sum distribution which were eligible for tax-free rollover treatment, and which were deposited in such conduit individual retirement account within sixty (60) days of receipt thereof, and earnings on those assets;

               (iv) amounts   distributed   to  the  Employee   from  a  conduit
                    individual retirement account meeting the requirements of item (iii) above, and transferred by the Employee to this Plan within sixty (60) days of his receipt thereof from such conduit individual retirement account;

               (iv) accumulated voluntary deductible employee contributions; and

               (vi) any other amounts which may be transferred to the Trustee as tax-qualified transfers under the provisions of the Code.

          (c) Prior to accepting any rollovers or transfers to which this Section applies, the Advisory Committee may require the Employee to establish that the amounts to be transferred to this Plan meet the requirements of this Section and may also require the Employee to provide an opinion of counsel satisfactory to the Employer that the amounts to be transferred meet the requirements of this Section.

          (d) Notwithstanding anything herein to the contrary, a transfer directly to this Plan from another qualified plan (or a transaction having the effect of such a transfer) shall only be permitted if it will not result in the elimination or reduction of any protected benefit under Section 411(d) of the Code.

     4.08 TOP HEAVY MINIMUM CONTRIBUTION.

          (a) If this Plan is a Top Heavy Plan, the Employer shall contribute an amount equal to three percent (3%) of the Compensation for each Non-Key Employee who is a Participant employed by the Employer on each Anniversary Date occurring within the Plan Year. For purposes of this Section 4.08, a Non-Key Employee Participant includes any Employee otherwise eligible to participate in the Plan but who is not entitled to receive an allocation of the Employer's Contribution for any Plan Year because of (i) the Participant's failure to complete any minimum Hours of Service, or (ii) Compensation less than a stated amount or
(iii)

                                      4-16
failure to make any Elective Deferral under Section 4.01 of the Plan.

          (b) If the Employer contribution rate for the Key Employee with the highest contribution rate is less than three percent (3%), the guaranteed minimum contribution for Non-Key Employees shall equal the highest contribution rate received by a Key Employee. The contribution rate is the sum of Employer contributions (not including Employer contributions to Social Security) and Forfeitures allocated to the Participant's Account for the Plan Year, divided by his Compensation for the Plan Year. To determine the contribution rate, the Advisory Committee shall consider all qualified defined contribution plans maintained by the Employer as a single plan. [Notwithstanding the preceding provisions of this Section 4.08, if a defined benefit plan maintained by the Employer which benefits a Key Employee depends on this Plan to satisfy the anti-discrimination rules of Section 401 (a) (4) of the Code, or the coverage rules of Section 410 (or another plan benefiting the Key Employee so depends on such defined benefit plan), the guaranteed minimum contribution for a Non-Key Employee is three percent (3%) of his Compensation regardless of the contribution rate for the Key Employees.]

          (c) If the contribution rate of the Plan Year with respect to a Non-Key Employee described in this Section 4.08 is less than the minimum contribution, the Employer will increase its contribution for such Employee to the extent necessary so his contribution rate for the Plan Year will equal the guaranteed minimum contribution. Any such additional contribution shall be allocated to the accounts of the Non-Key Employees for whom the Employer makes the additional contribution.

          (d) For purposes of this Section 4.08, the term "Compensation" shall have the meaning defined in Section 415 of the Code and Section 2.05 of the Plan.

          (e) In lieu of the above, if a Non-Key Employee participates in this Plan and a defined benefit pension plan included in a Required Aggregation Group which is top heavy, a minimum allocation of five percent (5%) of Compensation shall be provided under this Plan.

                                      4-17

     5. ALLOCATIONS TO ACCOUNTS

     5.01 PARTICIPANTS' ACCOUNTS. The Trustee shall maintain a separate "Employer account" in the name of each Participant, which will reflect his share of Employer Contributions and Forfeitures, if any, arising under the Plan, and the earnings, losses, appreciation, and depreciation attributable to such amounts. The Trustee shall also maintain a separate "Participant account" for rollovers and transfers, if any, or Participant voluntary contributions, if any, in the name of each such Participant, which will reflect his rollover amounts or voluntary contributions and the earnings, losses, appreciation, and depreciation attributable to such contributions. The Trustee shall maintain subaccounts reflecting the portion of each Participant's Employer account (and, if applicable, Participant accounts) invested pursuant to the direction of the Participant in accordance with Article 9 of the Plan. The Trustee may also maintain such other accounts or subaccounts in the names of Participants or otherwise in accordance with Article 4 of the Plan and as it deems advisable. Unless the context indicates otherwise, the term "accounts", as used in this Plan, shall include all accounts (and subaccounts) maintained by the Trustee for a Participant. Each such account shall be valued and adjusted as provided in this Article 5 to reflect any withdrawals and distributions and any appreciation and depreciation in the value of the assets of the Trust Fund. The maintenance and establishment of separate accounts for each Participant shall not be construed as giving any person an interest in any specific assets of the Trust Fund, the whole of which, for investment purposes, shall be administered as a single fund except to the extent otherwise provided in this Plan.

     5.02 CONTRIBUTIONS CREDITED ON LAST DAY OF PLAN YEAR. For purposes of the valuations and adjustments made pursuant to this Article 5, Employer Contributions made to the Plan for any Plan Year shall be credited as of the last day of such year, regardless of when actually paid to the Trustee. Each Participant contribution made pursuant to Article 4 of the Plan, if any, will be credited to the relevant Participant's account as of the last day of the Plan Year in which such contribution was made, or on any more frequent dates as may be specified by uniform and nondiscriminatory rules adopted by the Advisory Committee for this purpose.


     5.03 ALLOCATION OF EMPLOYER CONTRIBUTIONS.

          (a) All Participants employed by the Employer during a Plan Year (but excluding Participants whose employment with the Employer terminated during but prior to the last day of the Plan Year for a reason other than retirement at or after the Normal Retirement Date, Disability, or death) shall be eligible to share in the allocation of the Employer's Contribution, if any, for such Plan Year. Subject to the Top Heavy minimum contribution rules under Section 4.08 of the Plan, and the limitations on annual additions and benefits specified in
Section 5.07, the Employer's

                                      5-1

Contribution for each Plan Year shall be allocated as of the last day of such Plan Year, to the Employer accounts of eligible Participants as of such date in the ratio that each such Participant's Compensation for the Plan Year bears to the total Compensation of all such Participants for the Plan Year. Notwithstanding any contrary provision, Employer Contributions (and, in the case of certain plans. Forfeitures) shall be allocated to each Non-Key Employee's Employer account subject to and consistent with the minimum Top Heavy Plan rules of Section 4.08 of the Plan.

          (b) Employer Matching Contribution shall be allocated to the Employer accounts of eligible Participants in accordance with Section 4.03 of the Plan.

     5.04 VALUATION AND ADJUSTMENT OF ACCOUNTS. Accounts may be valued and adjusted on an annual or more frequent basis pursuant to such rules and procedures as may be established by the Advisory Committee, from -time to time, and applied in a uniform and nondiscriminatory manner. As soon as practicable following the end of each period for which a valuation is to be made (the "valuation period"), the accounts of each Participant shall be valued and adjusted as of the last day of such period (the "periodic valuation date"). Following the valuation and adjustment of the Participants' accounts, and within a reasonable time following the end of each valuation period, the Advisory Committee shall notify each Participant with respect to the status of his account as of the periodic valuation date. Accounts which are invested pursuant to the direction of Participants in accordance with Article 9 of the Plan shall be valued and credited at fair market value on an individual basis. All other accounts shall be adjusted on a pro rata basis to reflect changes in the net fair market value of the Trust Fund. In the absence of any contrary instruction by the Advisory Committee, the Plan Administrator shall value and adjust each account which is not directed by Participants pursuant to Article 9, as of the periodic valuation date, on the basis of the account balance as of the latest preceding periodic valuation date, minus amounts distributed or withdrawn by the Participant, or applied to pay insurance premiums for any policy on the life of the Participant, plus one-half of any Elective Deferrals made by the Participant during the valuation period, and if Employer Matching Contributions are made contemporaneously with Elective Deferrals, one-half of Employer Matching Contributions made during the valuation period, in accordance with the policy determined by the Advisory Committee to be applied on a uniform and nondiscriminatory basis.

     5.05  APPLICATION OF FORFEITURES.  Any  Forfeitures  arising under Sections
6.01 and 6.02 of the Plan shall be allocated to those Participants entitled to an allocation of Employer Contributions for the Plan Year in which the Forfeiture occurs. Forfeitures under the Plan shall be allocated in the same manner Employer Contributions are allocated as provided in Section 5.03 of the Plan.

                                      5-2

     5.06 CHARGING OF DISTRIBUTIONS. All payments or distributions made to a Participant or his Beneficiary shall be charged to his accounts when made. The Advisory Committee shall determine which of the Participant's accounts shall be so charged.

     5.07 LIMITATIONS ON ANNUAL ADDITIONS AND BENEFITS.

          (a) For the purposes of this Section 5.07, the following terms shall have the definitions set forth below:

               (i) ALLOCATION DATE. The term "Allocation Date" shall mean the date with respect to which all or a portion of the Employer's and Participants' Contributions or Forfeitures are allocated to Participants' accounts.

               (ii) ANNUAL ADDITIONS. The term "Annual Additions" shall mean the sum of the following amounts, if any, credited to a Participant's account for the Limitation Year:

                    (A)  Employer Contribution;

                    (B)  Forfeitures;

                    (C) Employee Contributions (as determined under Section 415(C)(2) of the Code); and

                    (D) Amounts allocated after March 31, 1984, to an individual medical account, as defined in Section 415(1) (2) of the Code, which is part of a pension or annuity plan maintained by the Employer, and amounts derived from contributions paid or accrued after December 31, 1985, in taxable years ending after such date, which are attributable to post-retirement medical benefits allocated to the separate account of a Key Employee, as defined in Section 419A(d)(3) of the Code, which is part of a welfare benefit fund, as defined in
                         Section 419(e) of the Code, maintained by the Employer, will be considered Annual Additions to a Defined Contribution Plan.

     For purposes of this Section  5.07,  any Excess  Amount  applied under this
Section 5.07 in any Limitation Year to reduce Employer Contributions will be included in Annual Additions for such Limitation Year.

                                      5-3

              (iii) COMPENSATION.   The  term   "Compensation"   shall   mean  a
                    Participant's earned income, wages, salaries, fees for professional service and other amounts received for personal services actually rendered in the course of employment with the Employer maintaining the Plan (including, but not limited to, commissions, compensation for services on the basis of a percentage of profits, tips and bonuses) . The term "Compensation" shall not include:

                    (A) Employer contributions, to a plan of deferred compensation, to the extent the contributions are not included in the gross income of the Employee for the taxable year in which the contributions are made; Employer contributions on behalf of an Employee, through a salary reduction arrangement, to a cash or deferred plan described in Section 401 (k) of the Code or a tax-deferred annuity described in Section 403(b) of the Code, or to a simplified employee pension plan described in Section 408 (k) of the Code, to the extent such contributions are deductible by the Employee under
                         Section 219(b)(7) of the Code; and any distributions from a plan of deferred compensation, regardless of whether such amounts are includable in the gross income of the Employee when distributed;

                    (B) Amounts realized from the exercise of a non-qualified stock option, or when restricted stock (or property) held by an Employee either becomes freely transferable or is no longer subject to a substantial risk of forfeiture;

                    (C) Amounts realized from the sale, exchange or other disposition of stock acquired under a qualified stock option;

                    (D) Other amounts which receive special tax benefits, such as premiums for group term life insurance (but only to the extent that the premiums are not includable in the gross income of the Employee), or contributions made by an Employer (whether or not under a salary

                                      5-4
                         reduction agreement) towards the purchase of an annuity contract described in Section 403 (b) of the Code (whether or not the contributions are excludable from the gross income of the Employee).

               The provisions of this paragraph (iii) shall apply solely to this
          Section 5.07.  Amounts  included as Compensation  under this paragraph
          (iii) are those amounts actually paid to a Participant or includable in his gross income within the Limitation Year. Notwithstanding the preceding sentence. Compensation for a Participant in a Defined Contribution Plan who is permanently and totally disabled (as defined in Section 22(e) (3) of the Internal Revenue Code) is the Compensation such Participant would have received for the Limitation Year if the Participant had been paid -at the rate of Compensation paid immediately before becoming permanently and totally disabled; such imputed Compensation for the disabled Participant may be taken into account only if the Participant is not a Highly Compensated Employee (as defined in Section 414 (q) of the Code) and Contributions made on behalf of such Participant are nonforfeitable when made.

               (iv) DEFINED  BENEFIT   FRACTION.   The  term  "Defined   Benefit
                    Fraction" shall mean a fraction, the numerator of which is the sum of the Participant's Projected Annual Benefits under all the defined benefit plans (whether or not terminated) maintained by the Employer, and the denominator of which is the lesser of one hundred twenty-five percent (125%) of the dollar limitation determined for the Limitation Year under Sections 415 (b) and (d) of the Code or one hundred forty percent (140%) of the Participant's highest average compensation, including any adjustments under Section 415(b) of the Code. For purposes of this Section, the term "highest average compensation" shall mean the average Compensation for the three consecutive Years of Service that produces the highest average.

                    Notwithstanding   the  above,   if  the  Participant  was  a
               participant as of the first day of the first Limitation Year beginning after December 31, 1986, in one or more Defined Benefit Plans maintained by the Employer which were in

                                      5-5
               existence on May 6, 1986, the denominator of this fraction will not be less than one hundred twenty-five percent (125%) of the sum of the annual benefits under such plans which the Participant had accrued as of the close of the last Limitation Year beginning before January 1, 1987, disregarding any changes in the terms and conditions of the Plan after May 5, 1986. The preceding sentence applies only if the Defined Benefit Plans individually and in the aggregate satisfied the requirements of Section 415 of the Code, for all Limitation Years beginning before January 1, 1987.

               (v) DEFINED BENEFIT PLAN. The term "Defined Benefit Plan" shall mean a retirement plan which does not provide for individual accounts for Employer contributions. All Defined Benefit Plans (whether or not terminated) maintained by the Employer shall be treated as a single plan.

               (vi) DEFINED   CONTRIBUTION    FRACTION.    The   term   "Defined
                    Contribution Fraction" shall mean a fraction, the numerator of which is the sum of the Annual Additions to the
                    Participant's accounts under all the Defined Contribution Plans (whether or not terminated) maintained by the Employer for the current and all prior Limitation Years (including the Annual Additions attributable to the Participant's nondeductible voluntary contributions to this and all other Defined Contribution Plans and all Defined Benefit Plans, whether or not terminated, and the Annual Additions attributable to all welfare benefit funds, as defined in
                    Section 419 (e) of the Code, and individual medical accounts, as defined in Section 415(1) (2) of the Code, maintained by the Employer) , and the denominator of which is the sum of the Maximum Aggregate Amounts for the current and all prior Limitation Years with the Employer (regardless of whether a Defined Contribution Plan was maintained by the Employer). The Maximum Aggregate Amount in any Limitation Year is the lesser of one hundred twenty-five percent (125%) of the dollar limitation in effect under Section 415(c)(1)(A) of the Code, or thirty-five percent (35%) of the Participant's Compensation for such year.

               Notwithstanding the above, if the Employee was a participant as of the end of the first day of

                                      5-6
               the first Limitation Year beginning after December 31, 1986, in one or more Defined Contribution Plans maintained by the Employer which were in existence on May 5, 1986, the numerator of this fraction will be adjusted if the sum of this fraction and the Defined Benefit Fraction would otherwise exceed one (1.0) under the terms of this Plan. Under the adjustment, an amount equal to the product of (A) the excess of the sum of the fractions over one (1.0) times (B) the denominator of this fraction, will be permanently subtracted from the numerator of this fraction. The adjustment is calculated using the fractions as they would be computed as of the end of the last Limitation Year beginning before January 1, 1987, and disregarding any changes in the terms and conditions of the Plan made after May 5, 1986, but using the
               Section 415 limitation applicable to the first Limitation Year beginning on or after January 1, 1987. The Annual Addition for any Limitation Year beginning before January 1, 1987, shall not be recomputed to treat all Employee Contributions as Annual Additions.

              (vii) DEFINED  CONTRIBUTION  PLAN. The term "Defined  Contribution
                    Plan" shall mean a retirement plan which provides for individual accounts for employee contributions, and includes an employee stock ownership plan that satisfies the requirements of Section 301(d) of the Tax Reduction Act of 1975. All Defined Contribution Plans (whether or not terminated) maintained by the Employer shall be treated as a single plan. For purposes of the limitations of this Section
                    5.07 only, employee contributions made to a Defined Benefit Plan maintained by the Employer shall be treated as a Defined Contribution Plan.

             (viii) EMPLOYER.  For  purposes of  this  Section  5.07,  the term
                    "Employer" shall mean the Employer that adopts this Plan, and all members of a controlled group of corporations [as defined in Section 414(b) of the Code, as modified by
                    Section   415(h)],   all  commonly   controlled   trades  or
                    businesses [as defined in Section 414(c) of the Code, as modified by Section 415(h)] or an affiliated service group [as defined in Section 414(m) of the Code] of which the adopting Employer is a part, and any other entity required to be aggregated with the

                                      5-7

                    Employer pursuant to regulations under Section 414(o) of the Code.

               (ix) EXCESS  AMOUNT.  The term  "Excess  Amount"  shall  mean the
                    excess  of  the  Participant's   Annual  Additions  for  the
                    Limitation Year over the Maximum Permissible Amount.

               (x) LIMITATION YEAR. The term "Limitation Year" shall mean the Plan Year or other twelve (12) consecutive month period specified by the Employer in Section 2.23 of the Plan. All qualified plans maintained by the Employer must use the same Limitation Year. If the Limitation Year is amended, the new Limitation Year must begin on a date within the Limitation Year in which the amendment is made.

               (xi) MAXIMUM  PERMISSIBLE  AMOUNT. The term "Maximum  Permissible
                    Amount" shall mean the maximum annual addition that may be contributed or allocated to a Participant's account under the Plan for any Limitation Year and shall not exceed the lesser of:

                    (A) Thirty Thousand Dollars ($30,000) [or, if greater, one-fourth of the defined benefit dollar limitation set forth in Section 415(b)(l) of the Code as in effect for the Limitation Year], or

                    (B)  Twenty-five   percent   (25%)   of  the   Participant's
                         Compensation for the Limitation Year.

                    The compensation limitation referred to in (B) shall not apply for any contribution for medical benefits (within the meaning of Section 401(h) or Section 419A(f)(2) of the Code) which is otherwise treated as an annual addition under
                    Section 415(l)(1) or Section 419A(d)(2) of the Code. If a short Limitation Year is created because of an amendment changing the Limitation Year to a different Limitation Year, the Maximum Permissible Amount will not exceed the lesser of
                    (A) Thirty Thousand Dollars ($30,000) multiplied by a fraction, the numerator of which is the number of months in the short Limitation Year and the denominator of which is twelve (12), or (B) Twenty-five percent (25%) of the Participant's Compensation for the short Limitation

                                      5-8

                    Year. The dollar limitations of this Section 5.07 shall be automatically adjusted as of the first day of the calendar year for any year for which the Commissioner of Internal
                    Revenue publishes an adjustment. The adjusted limitations, if any, shall apply to the Limitation Year ending with or within the calendar year for which the Commissioner of Internal Revenue makes the adjustment.

              (xii) PROJECTED  ANNUAL  BENEFIT.   The  term  "Projected   Annual
                    Benefit" shall mean the annual retirement benefit (adjusted to an actuarially equivalent straight life annuity, if such benefit is expressed in a form other than a straight life annuity or qualified joint and survivor annuity) to which the Participant would be entitled under the terms of the Plan assuming:

                    (A) the Participant will continue employment until the Normal Retirement Date under the Plan (or current age, if later), and

                    (B) the Participant's Compensation for the current Limitation Year and all other relevant factors used to determine benefits under the Plan will remain constant for all future Limitation Years.

          (b) (i) If the Participant does not participate in, and has never participated in another qualified plan maintained by the Employer or a welfare benefit fund, as defined in Section
                    419 (e) of the Code maintained by the Employer, or an individual medical account, as defined in Section 415(1)(2) of the Code, maintained by the Employer, which provides an Annual Addition as defined in Section 5.07(a)(ii), the amount of Annual Additions which may be credited to the Participant's account for any Limitation Year will not exceed the lesser of the Maximum Permissible Amount or any other limitation contained in this Plan. If the Employer contribution that would otherwise be contributed or allocated to the Participant's account would cause the
                    Annual Additions for the Limitation Year to exceed the Maximum Permissible Amount, the amount contributed or allocated will be reduced so that the

                                      5-9

                    Annual Additions for the Limitation Year will equal the Maximum Permissible Amount. Prior to determining the Participant's actual Compensation for the Limitation Year, the Employer may determine the Maximum Permissible Amount for a Participant on the basis of a reasonable estimation of the Participant's Compensation for the Limitation Year, uniformly determined for all Participants similarly situated. As soon as is administratively feasible after the end of the Limitation Year, the Maximum Permissible Amount for the Limitation Year will be determined on the basis of the Participant's actual Compensation for the Limitation Year.

               (ii) If pursuant to (i) above or as a result of the allocation of
                    Forfeitures, there is an excess amount, the excess will be disposed of as follows:

                    (A) First, any Elective Deferrals and, second, any nondeductible voluntary employee contributions, to the extent they would reduce the Excess Amount, will be returned to the Participant;

                    (B) If after the application of paragraph (A) an Excess Amount still exists, and the Participant is covered by the Plan at the end of the Limitation Year, the Excess Amount in the Participant's account will be used to reduce Employer Contributions (including any allocation of Forfeitures) for such Participant in the next Limitation Year, and each succeeding Limitation Year if necessary.

                    (C) If after the application of paragraph (A) an Excess Amount still exists, and the Participant is not covered by the Plan at the end of a Limitation Year, the Excess Amount will be held unallocated in a suspense account. The suspense account will be applied to reduce future Employer Contributions (including allocation of any Forfeitures) for all remaining Participants in the next Limitation Year, and each succeeding Limitation Year if necessary;

                                      5-10

                    (D) If a suspense account is in existence at any time during a Limitation Year pursuant to this Section, it will not participate in the allocation of the Trust's investment gains and losses. If a suspense account is in existence at any time during a particular Limitation Year, all amounts in the suspense account must be allocated and reallocated to Participants' accounts before any Employer Contributions or any Participant contributions may be made to the Plan for that Limitation Year. Excess amounts may not be distributed to Participants or former Participants.

          (c) (i) This subsection applies if, in addition to this Plan, the Participant is covered under a qualified master or prototype Defined Contribution Plan maintained by the Employer, a welfare benefit fund, as defined in Section 419(e) of the Code maintained by the Employer, or an individual medical account, as defined in Section 415(1)(2) of the Code maintained by the Employer, or an individual medical account, as defined in Section 415(1)(2) of the Code, maintained by the Employer, which provides an Annual Addition as defined in Section 5.07(a)(ii) during any Limitation Year. The Annual Additions which may be credited to a Participant's account under this Plan for any such Limitation Year will not exceed the Maximum Permissible Amount reduced by the Annual Additions credited to a Participant's account under the other plans and welfare benefit funds for the same Limitation Year. If the Annual Additions with respect to the Participant under other Defined Contribution Plans and welfare benefit funds maintained by the Employer are less than the Maximum Permissible Amount and the Employer Contribution that would otherwise be contributed or allocated to the Participant's account under this Plan would cause the Annual Additions for the Limitation Year to exceed this limitation, the amount contributed or allocated will be reduced so that the Annual Additions under all such plans and funds for the Limitation Year will equal the Maximum Permissible Amount. If the Annual Additions with respect to the Participant under such other

                                      5-11

                    Defined Contribution Plans and welfare benefit funds in the aggregate are equal to or greater than the Maximum Permissible Amount, no amount will be contributed or allocated to the Participant's account under this Plan for the Limitation Year. Prior to determining the Participant's actual Compensation for the Limitation Year, the Employer may determine the Maximum Permissible Amount for a Participant in the manner described in Section (b)(i) above. As soon as is administratively feasible after the end of the Limitation Year, the Maximum Permissible Amount for the Limitation Year will be determined on the basis of the Participant's actual Compensation for the Limitation Year.

               (ii) If,  pursuant to (i) above or as a result of the  allocation of Forfeitures, a Participant's Annual Additions under this Plan and such other plans would result in an Excess Amount for a Limitation Year, the Excess Amount will be deemed to consist of the Annual Additions last allocated, except that Annual Additions attributable to a welfare benefit fund or individual medical account will be deemed to have been allocated first regardless of the actual Allocation Date.


              (iii) If an Excess  Amount was  allocated to a  Participant  on an
                    Allocation Date of this Plan which coincides with an allocation date of another plan, the Excess Amount attributed to this Plan will be the product of,

                    (A) the total Excess Amount allocated as of such date, times

                    (B) the ratio of (1) the Annual Additions allocated to the Participant for the Limitation Year as of such date under this Plan to (2) the total Annual Additions allocated to the Participant for the Limitation Year as of such date under this and all the other qualified master or prototype Defined Contribution Plans.

               (iv) Any Excess  Amount  attributed to this Plan will be disposed of in the manner described in subsection (b)(ii) above.

                                      5-12

          (d) If the Participant is covered under another qualified Defined Contribution Plan maintained by the Employer, which is not a master or prototype plan, Annual Additions which may be credited to the Participant's account under this Plan for any Limitation Year will be limited in accordance with Subsections
(C) (i) through (iv) as though the other plan were a master or prototype plan.

          (e) If the Employer maintains, or at any time maintained, a qualified Defined Benefit Plan covering any Participant in this Plan, the sum of the Participant's Defined Benefit Plan Fraction and Defined Contribution Plan Fraction will not exceed one (1.0) in any Limitation Year. If, in any Limitation Year the sum of the Defined Benefit Fraction and the Defined Contribution Fraction on behalf of a Participant does exceed one (1.0), then the Employer shall reduce its contribution on behalf of such Participant to adjust the numerator of the Defined Benefit Fraction to the extent necessary to prevent the sum of the Defined Contribution Fraction and the- Defined Benefit Fraction from exceeding one (1.0).

          (f) If, during any Limitation Year, a Participant is a participant in both a Defined Contribution Plan and a Defined Benefit Plan which are a part of a Top Heavy Group, the limitations of this Section 5.07 shall be applied to such Participant by substituting "one hundred percent (100%)" for "one hundred twenty-five percent (125%)" each place it appears in Subsection (a).

          The above limitation shall not apply if, for any Plan Year in which the Top Heavy ratio determined under Section 2.29 of the Plan does not exceed ninety percent (90%) , the minimum Top Heavy contribution set forth in Section
4.08 of the Plan for each Non-Key Employee who is a Participant only in this Plan is increased to four percent (4%) rather than three percent (3%) of Compensation as described in Section 4.08 of the Plan, or the minimum Top Heavy contribution for each Non-Key Employee who is a Participant in both this Plan and the Defined Benefit Plan is increased to seven and one-half percent (P^) rather than five percent (5%) as described in Section 4.08.

          (g) Notwithstanding anything contained in this Section 5.07 to the contrary, the limitations, adjustments and other requirements prescribed in this Section shall at all times comply with the provisions of Section 415 of the Code and the Regulations thereunder, the terms of which are specifically incorporated herein by reference.

                                      5-13

     6. VESTING, DISTRIBUTIONS AND WITHDRAWALS

     6.01 VESTING.


          (a) The interest of each Participant in his Employer account shall vest and become nonforfeitable up to a maximum of one hundred percent (100%), as follows:

              (i)   Pursuant to the following vesting schedule:

                    YEARS OF SERVICE        VESTED PERCENTAGE
                    ----------------        -----------------
                    Less than 1                        0%
                    1 but less than 2                 10%
                    2 but less than 3                 20%
                    3 but less than 4                 30%
                    4 but less than 5                 50%
                    5 but less than 6                 70%
                    6 or more                        100%

              (ii) One hundred percent (100%) when the Participant reaches the Normal Retirement Age.

              (iii) One hundred percent (100%) upon the  Participant's  death or
                    Disability.

          (b) The  interest of each  Participant  in his  Participant  voluntary
contribution.   Participant   Elective   Deferral,   and  rollover  or  transfer
account(s), if any, shall at all times be fully vested and nonforfeitable.

          (c) For the purposes of determining a Participant's vested interest under the Plan, the term "Year of Service" shall mean the completion of at least one thousand (1,000) Hours of Service by a Participant during a Plan Year. For purposes of determining vesting, all of a Participant's Years of Service with the Employer and all Related Employers except Interconnect Communications Corporation shall be counted.

          (d) If a Participant completes a one-year Break in Service he shall, upon subsequent re-employment by the Employer, be required to resatisfy the participation requirements of Section 3.01 of the Plan [provided the service requirement in Section 3.01 does not exceed one (1) Year of Service] before he is eligible to receive vesting credit for any Years of Service prior to his Break in Service. Once an Employee has again satisfied the requirements for participation in the Plan, his pre-break and post-break service shall be aggregated for purposes of determining his vested interest subject to the following provisions. In the case of a Participant who has five (5) or more consecutive one (1) year Breaks in Service, all Years of Service after such Breaks in Service will be disregarded for purposes of determining the Employee's vested

                                      6-1
interest in the portion of his Employer account which accrued before such consecutive breaks, but both pre-break and post-break service will count for purposes of determining the Participant's vested interest in the portion of his Employer account which accrues after such breaks. In the case of a Participant who does not have five (5) consecutive one (1) year Breaks in Service, both the pre-break and post-break service shall be aggregated in determining both the pre-break and post-break portions of the Participant's Employer account.

          (e) If the Employer makes a permissible amendment to the vesting schedule, each Participant having at least three (3) Years of Service with the Employer may elect to have the vested (nonforfeitable) percentage of his account computed under the Plan without regard to the amendment. The Participant must file his election with the Advisory Committee within sixty (60) days of the latest of (i) the Employer's adoption of the amendment; (ii) the effective date of the amendment; or (iii) his receipt of a copy of the amendment. The Advisory Committee, as soon as practicable, shall communicate the change to the vesting schedule to each affected Participant, together with an explanation of the effect of the amendment, the appropriate form upon which the Participant nay make an election to remain under the vesting schedule provided under the Plan prior to the amendment and notice of the time within which the Participant must make an election to remain under the prior vesting schedule. For purposes of this Section, an amendment to the vesting schedule includes any Plan amendment which directly or indirectly affects the computation of the nonforfeitable percentage of an Employee's rights to his Employer Contribution account. Furthermore, if the Plan is amended, in the case of an Employee who is a Participant as of the later of the date such amendment is adopted or the date it becomes effective, the nonforfeitable percentage (determined as of such date) of such Employee's right to his Employer-derived Accrued Benefit will not be less than his percentage computed under the Plan without regard to such amendment.

          (f) The vested percentage of any Participant covered under the provisions of the Prior Plan shall not be less than the vested percentage the Participant would have had if the provisions of the Prior Plan had continued without change.

     6.02 FORFEITURES. After a Participant's termination of employment with the Employer, and the distribution of his entire vested account balance, that portion of the Participant's Employer account which is not fully vested in the Participant, if any, pursuant to Section 6.01 of the Plan, shall be a "Forfeiture", and shall be applied in accordance with the provisions of Section
5.05 of the Plan. Notwithstanding the above, Forfeitures shall not be allocated to Self-Employed Individuals.

                                      6-2

     6.03 PAYMENTS TO PARTICIPANTS AND BENEFICIARIES; JOINT AND SURVIVOR ANNUITY REQUIREMENTS.

          (a) Within the time periods specified in Section 6.04 of the Plan, and after a Participant's (i) retirement on or after the Normal Retirement Date,
(ii) death, (iii) termination of employment with the Employer, or (iv) termination of employment due to Disability, the Participant's vested interest in his accounts shall be valued and adjusted to reflect the changes, if any, in the net fair market value of the Trust Fund which have not yet been reflected in the Participant's accounts as of the last day of the last Plan Year, and shall then be distributed to the Participant or, in the event of his death, to his Beneficiary, by any of the following methods:

               (i)  By payment in a lump sum.

               (ii) By payment in equal or  substantially  equal  annual or more frequent installments over no longer than ten (10) years (but in no event exceeding the life expectancy of the Participant, or the joint life expectancies of the Participant and his Spouse).


              (iii) If, and only to the extent required by Section  6.03(b),  an annuity or any installment option under any insurance contract. Any annuity contract distributed from the Plan must be nontransferable. The terms of any annuity contract purchased and distributed by the Plan to a Participant or Spouse shall comply with the requirements of this Plan.

          (b) JOINT AND SURVIVOR ANNUITY REQUIREMENTS. The Joint and Survivor Annuity Requirements set forth in this Section 6.03(b) shall be applicable to all distributions from the Plan unless the following conditions are met: (i) the Plan is a profit sharing plan or the distribution is made on or after the first day of the first Plan Year beginning after December 31, 1988 from a separate account attributable solely to accumulated deductible employee contributions, as defined in Section 72(o)(5)(B) of the Code, and maintained on behalf of a Participant in a money purchase pension plan (including a target benefit plan);
(ii) the Participant cannot elect payments in the form of a life annuity; (iii) on the death of the Participant, the Participant's vested account balance (reduced by any security interest held by the Plan for any loan outstanding to such Participant) will be paid to the Participant's Surviving Spouse, but if there is no Surviving Spouse, or if the Surviving Spouse has already consented in a manner conforming to a Qualified Election, then to the Participant's Designated Beneficiary; and (iv) the Plan will not accept any direct or indirect transfer of assets from any plan which is not exempt from the Qualified Joint and Survivor Annuity Requirements of Section 401(a)(11) and Section 417 of the Code. The Participant may waive the spousal

                                      6-3
death benefit at any time provided that no such waiver shall be effective unless it satisfies the conditions of Section 6.03(b)(iv)(C) (other than the
notification   requirement   referred  to  therein)  that  would  apply  to  the
Participant's waiver of the Qualified Preretirement Survivor Annuity. For purposes of this paragraph, vested account balance shall mean, in the case of a money purchase pension plan or a target benefit plan, the Participant's separate account balance attributable solely to accumulated deductible employee contributions within the meaning of Section 72(o)(5)(B) of the Code. In the case of a profit-sharing plan, vested account balance shall have the same meaning as provided in Section 6.03(b)(iv)(F).

     If one or more of the above conditions are not met, then:

               (i) The provisions of this Section 6.03(b) shall take precedence over any conflicting provision in this _Plan. Except as provided above, the provisions of this Section shall apply to any Participant who is credited with at least one Hour of Service with the Employer on or after August 23, 1984;

               (ii) Unless an optional form of benefit is selected pursuant to a
                    Qualified Election within the ninety (90) day period ending on the annuity starting date, a Participant who is married on the annuity starting date and who does not die before the annuity starting date shall receive the value of his Vested Account Balance in the form of a Qualified Joint and Survivor Annuity. Unless an optional form of benefit is selected pursuant to a Qualified Election within the ninety
                    (90) day period ending on the annuity starting date, an unmarried Participant's Vested Account Balance will be paid in the form of an immediate annuity. The Participant may elect to have such annuity distributed upon attainment of the Earliest Retirement Age under the Plan. For purposes of this Section, the term `annuity starting date' shall mean the first day of the first period for which an amount is payable as an annuity or in the case of a benefit not payable in the form of an annuity, the first day on which all events have occurred which entitles the Participant to such benefit. The annuity starting date for disability benefits shall be the date such benefits commence if the disability benefit is not an auxiliary benefit. An auxiliary benefit is a disability benefit which does not reduce the benefit payable at Normal Retirement Age;

                                      6-4

              (iii) Unless an optional  form of benefit is  selected  within the
                    Election Period pursuant to a Qualified Election, if a Participant dies before the annuity starting date, the Participant's Surviving Spouse (if any) will receive a "Qualified Preretirement Survivor Annuity," which shall be the Participant's Vested Account Balance applied toward the purchase of a life annuity for the Surviving Spouse. The Surviving Spouse may elect to commence payment under such annuity within a reasonable period after the Participant's death.

               (iv) For purposes of this Section  6.03(b),  the following  terms shall have the definitions set forth below:

                    (A) ELECTION PERIOD. The term "Election Period" shall mean the period which begins on the first day of the Plan Year in which the Participant attains age thirty-five
                         (35) and ends on the date of the Participant's death. If a Participant separates from service prior to the first day of the Plan Year in which age thirty-five
                         (35) is attained, with respect to the account balance as of the date of separation, the Election Period shall begin on the date of separation. A Participant who will not yet attain age 35 as of the end of any current Plan Year may make a special Qualified Election to waive the Qualified Preretirement Survivor Annuity for the period beginning on the date of such election and ending on the first day of the Plan Year in which the Participant will attain age 35. Such election shall not be valid unless the Participant receives a written explanation of the Qualified Preretirement Survivor Annuity in such terms as are comparable to the explanation required under Section 6.03(b)(v). Qualified Preretirement Survivor Annuity coverage will be automatically reinstated as of the first day of the Plan Year in which the Participant attains age 35. Any new waiver on or after such date shall be subject to the full requirements of this Section.

                                      6-5

                    (B) EARLIEST RETIREMENT AGE. The term "Earliest Retirement Age" shall mean the earliest date on which, under the Plan, the Participant could elect to receive retirement benefits under this Plan.

                    (C) QUALIFIED ELECTION. The term "Qualified Election" shall mean a waiver of a Qualified Joint and Survivor Annuity or a Qualified Preretirement Survivor Annuity. The waiver must be in writing and must be consented to by the Participant's Spouse. The waiver must designate a beneficiary(ies) and form of benefits which may not be changed without spousal consent unless the spousal consent expressly permits designations by the Participant without any requirement of further consent by the Spouse. A spousal consent that permits designations by the Participant without any requirement of further consent by such Spouse must acknowledge that the Spouse has the right to limit consent to a specific Beneficiary, and a specific form of benefit where applicable, and that the Spouse voluntarily elects to relinquish either or both of such rights. The Spouse's consent to a waiver must be witnessed by the Advisory Committee or by a notary public. Notwithstanding this consent requirement, if the Participant establishes to the satisfaction of the Advisory Committee that such written consent may not be obtained because there is no Spouse or the Spouse cannot be located, a waiver will be deemed a Qualified Election. Any consent required under this provision will be valid only with respect to the Spouse who signs the consent, or in the event of a deemed Qualified Election, the designated Spouse. In addition, a revocation of a prior waiver may be made by a Participant without the consent of the Spouse at any time before the commencement of benefits. The number of revocations shall not be limited. No consent obtained under this provision shall be valid unless

                                      6-6
                         the Participant has received notice as provided in subparagraph (v) below.

                    (D) QUALIFIED JOINT AND SURVIVOR ANNUITY. The term "Qualified Joint and Survivor Annuity" shall mean an immediate annuity for the life of the Participant with a survivor annuity for the life of the Spouse which is not less than fifty percent (50%) and not more than one hundred percent (100%) of the amount of the annuity which is payable during the joint lives of the Participant and the Spouse and which is the amount of benefit which can be purchased with the Participant's vested account balance. For purposes of this Plan, the term Joint and Survivor Annuity shall be a Joint and 50% Survivor Annuity.

                    (E) SPOUSE. SURVIVING SPOUSE. The terms "Spouse" and "Surviving Spouse" shall mean the spouse or surviving spouse, respectively, of the Participant, provided that a former spouse will be treated as the Spouse or Surviving Spouse to the extent provided under a qualified domestic relations order as described in
                         Section 414(p) of the Code.

                    (F) VESTED ACCOUNT BALANCE. The aggregate value of the Participant's vested account balances derived from Employer and Employee contributions (including rollovers), whether vested before or upon death, including the proceeds of insurance contracts, if any, on the Participant's life. The provisions of this Section shall apply to a Participant who is vested in amounts attributable to Employer contributions,
                         Employee contributions (or both) at the time of death or distribution.

               (v) In the case of a Qualified Joint and Survivor Annuity as described above, the Advisory Committee shall provide each Participant no less than thirty (30) days and no more than ninety (90) days prior to the annuity starting date, a written explanation of: (A) the terms and conditions of a Qualified Joint and Survivor Annuity; (B) the Participant's right to

                                      6-7
                    make, and the effect of, an election to waive the Qualified Joint and Survivor Annuity form of benefit; (C) the rights of a Participant's Spouse; (D) the right to make, and the effect of, a revocation of a previous election to waive the Qualified Joint and Survivor Annuity; and (E) the relative values of various optional forms of benefits under the Plan.

                    In the case of a Qualified Preretirement Survivor Annuity as described above, the Advisory Committee shall provide each Participant a written explanation of the Qualified Preretirement Survivor Annuity in such terms and in such manner as would be comparable to the explanation provided for meeting the requirements applicable to a Qualified Joint and Survivor Annuity, no later than (i) the period beginning on the first day of the Plan Year in which the Participant attains age thirty-two (32) and ending with the close of the Plan Year preceding the Plan Year in which the Participant attains age thirty-five (35), (ii) a reasonable time ending after the Employee becomes a Participant, (iii) a reasonable time ending after the Preretirement Survivor Annuity ceases to be a fully subsidized benefit, (iv) a reasonable time ending after the Joint and Survivor rules become effective to the Participant or (v) a reasonable time ending after the Participant separates from service before attaining age 35.

                    For purposes of the preceding paragraph, a reasonable period ending after the enumerated events described above is the end of the two year period beginning one year prior to the date the applicable event occurs and ending one year after that date. In the case of a Participant who separates from service before the Plan Year in which age 35 is attained, notice shall be provided within the two year period beginning one year prior to separation and ending one year after separation. If such a Participant thereafter returns to employment with the Employer, the applicable period for such Participant shall be redetermined.

                    Notwithstanding the other requirements of this Section 6.03(b)(v), the respective

                                      6-8
                    notices prescribed by this Section need not be given to a Participant if the Plan "fully subsidizes" the costs of a Qualified Joint and Survivor Annuity or Qualified Preretirement Survivor Annuity and does not offer the Participant an election to waive the Annuity and does not allow a married Participant to designate a nonspouse Beneficiary. A Plan fully subsidizes the costs of a benefit if, under the Plan, the failure to waive such benefit by a Participant would not result in a decrease in any Plan benefit with respect to such Participant and would not result in increased contributions from the Participant. Prior to the time the Plan allows the Participant to waive the Qualified Preretirement Survivor Annuity, the Plan may" not charge the Participant for the cost of such benefit by reducing the Participant's benefits under the Plan or by any other method.

              (vi) The Qualified Joint and Survivor Annuity Requirements contained in the Plan are applicable to any benefit payable under the Plan, including benefits payable to a Participant under a contract purchased by the Plan and paid by a third party. The Qualified Joint and Survivor Annuity must be provided for any benefit payable under the Plan (including benefits payable to Participants who terminate for reasons other than normal or early retirement) , subject to the Participant's right to a waiver under Code Section 417(a) and the Three Thousand Five Hundred Dollar ($3,500) exception of Code Section 417(e).

              (vii) For  purposes of  determining  the  benefits  subject to the
                    Qualified Joint and Survivor Annuity Requirements under Code Sections 401(a)(11) and 417, the determination of a Participant's vested account balance includes all Participant contributions, if any (excluding Participant deductible voluntary contributions, if any).

     6.04 WHEN PAYMENTS ARE MADE.

          (a) In the case of a Participant who retires on or after the Normal Retirement Date, or whose employment is terminated by death or Disability, payment of the Participant's Employer and Participant accounts shall be made (or, in the case of installment

                                      6-9
payments, shall begin) not later than (unless the Participant otherwise elects) sixty (60) days following the end of the Plan Year in which the Participant terminates his employment with the Employer. Notwithstanding any contrary provision, a Participant may not elect to defer receipt of benefits to an extent that he creates a death benefit that is more than incidental.

          (b) In the case of a Participant who terminates his employment with the Employer other than for death. Disability or retirement on or after the Normal Retirement Date:

               (i) Payment of the Participant's Participant account, if any, shall be made (or, in the case of installment payments, shall begin) (unless the Participant otherwise elects) as soon as practicable following the end of the Plan Year in which he terminates his employment with the Employer; and

               (ii) Payment of the Participant's vested interest in his Employer account shall be made (or, in the case of installment payments, shall begin) as soon as practicable following the end of the Plan Year in which the Participant terminates employment, but not (without the consent of the Participant) later than sixty (60) days following the end of the Plan Year in which the latest of the following occurs: (A) the Participant reaches the Normal Retirement Date [or, if earlier, age sixty-five (65)]; or (B) the Participant terminates his employment with the Employer; or (C) the tenth (10th) anniversary of the year in which the Participant commenced participation in the Plan; notwithstanding this subparagraph, the failure of a Participant (and Spouse, if applicable), to consent to a distribution while a benefit is immediately distributable, within the meaning of Section 6.04(c) of the Plan, shall be deemed to be an election to defer commencement of payment of any benefit sufficient to satisfy this subparagraph.

              (iii) If  a  distribution  of  the  Participant's   entire  vested
                    interest is made at a time when a Participant has less than a one hundred percent (100%) vested (nonforfeitable) interest in his Employer account:

                                      6-10

                    (A) The nonvested portion of the Participant's account will be treated as a Forfeiture.

                    (B) If the value of a Participant's vested account balance is zero, the Participant shall be deemed to have received a distribution of such vested account balance.

                    (C) If the Participant is reemployed by the Employer, the Participant may repay the full amount previously distributed to him, or deemed to have been distributed to him, other than his Participant voluntary contributions, if any, on or before the earlier of five
                         (5) consecutive one (1) year Breaks in Service following the date of distribution, or five (5) years from the date of re-employment with the Employer. Upon such repayment, the forfeitable amount of his Employer account must be restored in full, unadjusted by any subsequent gains or losses.

          (c) Notwithstanding anything else contained in this Section 6.04 to the contrary, if the Participant has more than Three Thousand Five Hundred Dollars ($3,500) credited to his account and such account is immediately distributable, then such Participant's account may not be currently distributed to him without the consent of the Participant (and the Participant's Spouse, if this Plan is subject to the Joint and Survivor Annuity Requirements). Written consent of the Participant to the distribution must be obtained within the ninety (90) day period ending on the annuity starting date. The annuity starting date is the first day of the first period for which an amount is paid as an annuity or any other form. The Employer shall notify the Participant and the Participant's Spouse of the right to defer any distribution until the
Participant's account balance is no longer immediately distributable. Such notification shall include a general description of the material features, and an explanation of the relative values of, the optional forms of benefit available under the Plan in a manner that would satisfy the notice requirements of Section 417(a)(3) of the Code and shall be provided no less than thirty (30) days and no more than ninety (90) .days prior to the annuity starting date.

          Notwithstanding the foregoing, only the Participant need consent to the commencement of a distribution in the form of a Qualified Joint and Survivor Annuity while the account balance is immediately distributable. (Furthermore, if payment in the form of a Qualified Joint and Survivor Annuity is not required with respect to the Participant pursuant to Section 6.03 of the Plan, only the

                                      6-11

Participant need consent to the distribution of an account balance that is immediately distributable.) Neither the consent of the Participant nor the Participant's Spouse shall be required to the extent that a distribution is required to satisfy Section 401(a)(9) or Section 415 of the Code. In addition, upon termination of this Plan if the Plan does not offer an annuity option (purchased from a commercial provider), the Participant's account balance may, without the Participant's consent, be distributed to the Participant or transferred to another defined contribution plan [other than an employee stock ownership plan as defined in Section 4975(e)(7) of the Code] within the same controlled group.

          If the Participant has Three Thousand Five Hundred Dollars ($3,500) or less credited to his vested account, then such amount will be currently distributed to him without regard to the Participant's consent in a lump sum payment. Notwithstanding the above, no distribution may be made after the annuity starting date regardless of the dollar amount of the Accrued Benefit unless the Participant consents in writing to such distribution. For purposes of this paragraph, a Participant's account shall include all Participant contributions, if any (excluding Participant deductible voluntary contributions, if any). Also, a distribution of such account is immediately or currently distributable if any part of it may be distributed to the Participant (or Surviving Spouse) before the Participant attains (or would have attained, if not deceased) the later of the normal retirement age [as defined in Section 4ll(a)(8) of the Code], or age sixty-two (62).

          (d) subject to Section 6.03(b) of the Plan, Joint and Survivor Annuity Requirements, the requirements of this Section shall apply to any distribution of a Participant's interest and will take precedence over any inconsistent provisions of this Plan. Unless otherwise specified, the provisions of this Section apply to calendar years beginning after December 31, 1984. All distributions required under this Section shall be determined and made in accordance with the Proposed Regulations under Section 401(a)(9) of the Code, including the minimum distribution incidental benefit requirement of Section 1.401(a)(9)-2 of the Proposed Regulations.

               (i) REQUIRED BEGINNING DATE. A Participant's benefit must be distributed or begin to be distributed no later than his Required Beginning Date which generally is the first day of April of the calendar year following the calendar year in which the Participant attains age 70-1/2. Notwithstanding the above, the following transition rules shall apply:

                    (A) The Required Beginning Date of a Participant who attains age 70-1/2 before January 1, 1988, shall be

                                      6-12
                         determined in accordance with (1) or (2) below:

                    (1) Non 5% owners. The Required Beginning Date of a Participant who is not a 5% owner is the first day of April of the calendar year following the calendar year in which the later of retirement or attainment of age 70-1/2 occurs.

                    (2) 5% owners. The Required Beginning Date of a Participant who is a 5% owner during any year beginning after December 31, 1979, is the first day of April following the later of:

                         (a) the calendar year in which the Participant attains age 70-1/2, or

                         (b) the earlier of the calendar year with or within which ends the Plan Year in which the Participant becomes a 5% owner, or the calendar year in which the Participant retires.

               (B) The Required Beginning Date of a Participant who is not a 5% owner, who attains age 70-1/2 during 1988, and who has not retired as of January 1, 1989, is April 1, 1990.

               (C)  A Participant  is treated as a 5% owner for purposes of this
                    Section  if such  Participant  is a 5% owner as  defined  in
                    Section 416(i) of the Code (determined in accordance with Section 416 of the Code but without regard to whether the Plan is Top Heavy) at any time during the Plan Year ending with or within the calendar year in which such owner attains age 66-1/2 or any subsequent Plan Year.

               (D) Once distributions have begun to a 5% owner under this Section, they must continue to be distributed, even if the Participant ceases to be a 5% owner in a subsequent year.

                                      6-13

               (ii) DETERMINATION  OF AMOUNT TO BE DISTRIBUTED EACH YEAR. If the
                    Participant's benefit is to be distributed in other than a single sum, the following minimum distribution rules shall apply on or after the Required Beginning Date:

                    (A)  If a  Participant's  benefit is to be distributed  over
                         (1) a period not extending beyond the life expectancy of the Participant or the joint life and last survivor expectancy of the Participant and the Participant's Designated Beneficiary or (2) a period not extending beyond the life expectancy of the Designated Beneficiary, the amount required to be distributed for each calendar year, beginning with distributions for the first distribution calendar year, must at least equal the quotient obtained by dividing the Participant's benefit by the applicable life expectancy.

                    (B) For calendar years beginning before January 1, 1989, if the Participant's Spouse is not the Designated Beneficiary, the method of distribution selected must assure that at least 50% of the present value of the amount available for distribution is paid within the life expectancy of the Participant.

                    (C) For calendar years beginning after December 31, 1988, the amount to be distributed each year, beginning with distributions for the first distribution calendar year shall not be less than the quotient obtained by dividing the Participant's benefit by the lesser of (1) the applicable life expectancy or (2) if the Participant's Spouse is not the Designated Beneficiary, the applicable divisor determined from the table set forth in Q&A-4 of Section 1.401 (a) (9)-2 of the Proposed Regulations. Distributions after the death of the Participant shall be distributed using the applicable life expectancy in (A) above as a relevant divisor without regard to Proposed Regulations Section 1.401(a)(9)-2.

                                      6-14

                    (D) The minimum distribution required for the Participant's first distribution calendar year must be made on or before the Participant's Required Beginning Date. The minimum distribution for other calendar years, including the minimum distribution for the distribution calendar year in which the Participant's Required Beginning Date occurs, must be made on or before December 31 of that distribution calendar year.

                    (E) As of the first distribution calendar year, distributions, if not made in a single sum, may only be made over one of the following periods (or a combination thereof):

                         (1)  the life of the Participant,

                         (2) the life of the Participant and a Designated Beneficiary,

                         (3) a period certain not extending beyond the life expectancy of the Participant, or

                         (4) a period certain not extending beyond the joint and last survivor expectancy of the Participant and a Designated Beneficiary.

                    (F) If the Participant's benefit is distributed in the form of an annuity purchased from an insurance company, distributions thereunder shall be made in accordance with the requirements of Section 401 (a) (9) of the Code and the Proposed Regulations thereunder.

              (iii) Death Distribution Provisions.

                    (A) DISTRIBUTION BEGINNING BEFORE DEATH. If the Participant dies after distribution of his benefit has begun, the remaining portion of such benefit will continue to be distributed at least as rapidly as under the method of distribution being used prior to the Participant's death.

                    (B) DISTRIBUTION BEGINNING AFTER DEATH. If the Participant dies before

                                      6-15
                         distribution of his benefit begins, distribution of the Participant's entire benefit shall be completed by December 31 of the calendar year containing the fifth anniversary of the Participant's death except to the extent that an election is made to receive distributions in accordance with (1) or (2) below:

                    (1) if any portion of the Participant's benefit is payable to a Designated Beneficiary, distributions may be made over the life or over a period certain not greater than the life expectancy of the Designated Beneficiary commencing on or before December 31 of the calendar year immediately following the calendar year in which the Participant died;

                    (2) if the Designated Beneficiary is the Participant's Surviving Spouse, the date distributions are required to begin in accordance with (1) above shall not be earlier than the later of (a) December 31 of the calendar year immediately following the calendar year in which the Participant died and (b) December 31 of the calendar year in which the Participant would have attained age 70-1/2.

                         If the Participant has not made an election pursuant to this Section by the time of his death, the Participant's Designated Beneficiary must elect the method of distribution no later than the earlier of (a) December 31 of the calendar year in which distributions would be required to begin under this Section, or (b) December 31 of the calendar year which contains the fifth anniversary of the date of death of the Participant. If the Participant has no Designated Beneficiary, or if the Designated Beneficiary does not elect a

                                      6-16
                         method   of    distribution,    distribution   of   the
                         Participant's entire benefit must be completed by December 31 of the calendar year containing the fifth anniversary of the Participant's death.

                    (C) For purposes of (B) above, if the Surviving Spouse dies after the Participant, but before payments to such Spouse begin, the provisions of (B) above, with the exception of paragraph (2) therein, shall be applied as if the Surviving Spouse were the Participant.

                    (D) For purposes of this Section 6.04(d)(iii), any amount paid to a child of the Participant will be treated as if it had been paid to the Surviving Spouse if the amount becomes payable to the Surviving Spouse when the child reaches the age of majority.

                    (E) For the purposes of this Section 6.04(d)(iii), distribution of a Participant's benefit is considered to begin on the Participant's Required Beginning Date [or, if (C) above is applicable, the date distribution is required to begin to the Surviving Spouse pursuant to (B) above]. If distribution in the form of an annuity irrevocably commences to the Participant before the Required Beginning Date, the date distribution is considered to begin is the date distribution actually commences.

               (iv) DEFINITIONS

                    (A) Applicable life expectancy. The applicable life expectancy is the life expectancy (or joint and last survivor expectancy) calculated using the attained age of the Participant (or Designated Beneficiary) as of the Participant's (or Designated Beneficiary's) birthday in the applicable calendar year reduced by one for each calendar year which has elapsed since the date life expectancy was first calculated. If life

                                      6-17
                         expectancy is being recalculated, the applicable life expectancy shall be the life expectancy as so recalculated. The applicable calendar year shall be the first distribution calendar year, and if life expectancy is being recalculated such succeeding calendar year.

                    (B) Designated Beneficiary. The Designated Beneficiary is the individual who is designated as the Beneficiary under the Plan in accordance with Section 401(a)(9) of the Code and the Proposed Regulations thereunder.

                    (C) Distribution calendar year. The distribution calendar year is a calendar year for which a minimum distribution is required. For distributions beginning before the Participant's death, the first distribution calendar year is the calendar year immediately preceding the calendar year which contains the Participant's Required Beginning Date. For distributions beginning after the Participant's death, the first distribution calendar year is the calendar year in which distributions are required to begin pursuant to Section 6.04(d)(iii) above.

                    (D) Life expectancy. Life expectancy and joint and last survivor expectancy are computed by use of the expected return multiples in Tables V and VI of Section 1.72-9 of the Income Tax Regulations.

                         Unless otherwise elected by the Participant [or Spouse, in the case of distributions described in Section 6.04(d)(iii) above] by the time distributions are required to begin, life expectancies shall be recalculated annually. Such election shall be irrevocable as to the Participant (or Spouse) and shall apply to all subsequent years. The life expectancy of a nonspouse Beneficiary may not be recalculated.

                    (E)  Participant's benefit.

                                      6-18

                         (1) A Participants' benefit is his account balance as of the last valuation date in the calendar year immediately preceding the distribution calendar year (valuation calendar year) increased by the amount of any contributions or forfeitures allocated to the account balance as of dates in the valuation calendar year after the valuation date and decreased by distributions made in the valuation calendar year after the valuation date.

                         (2) For purposes of paragraph (1) above, if any portion of the minimum distribution for the first distribution calendar year is made in the second distribution calendar year on or before the Required Beginning Date, the amount of the minimum distribution made in the second distribution calendar year shall be treated as if it had been made in the immediately preceding distribution calendar year.

               (v)  (A)  Notwithstanding  the other requirements of this Section
                         6.04(d) and subject to the requirements of Section 6.03(b), distributions on behalf of any Participant, including a 5% owner, may be made in accordance with all of the following requirements (regardless of when the distribution actually commences):

                         (1) The distribution by the Trust is one which would not have disqualified such Trust under Section 401(a)(9) of the Internal Revenue Code as in effect prior to amendment by the Deficit Reduction Act of 1984.

                         (2) The distribution is in accordance with a method of distribution designated by the Participant whose interest in the Trust is being distributed or, if


                                      6-19
                              the Participant is deceased, by a Beneficiary of such Participant.

                         (3) Such designation was in writing, was signed by the Participant or the Beneficiary, and was made before January 1, 1984, in accordance with Section 242(b)(2) of the Tax Equity and Fiscal Responsibility Act of 1982 and IRS Notice 83-23.

                         (4) The Participant had accrued a benefit under the plan as of December 31, 1983.

                         (5) The method of distribution designated by the Participant or the Beneficiary specifies the time at which distribution will commence, the period over which distributions will be made, and in the case of any distribution upon the Participant's death, the Beneficiaries of the Participant listed in order of priority.

                    (B) A distribution upon death will not be covered by this transitional rule unless the information in the designation contains the required information described above with respect to the distributions to be made upon the death of the Participant.

                    (C) For any distribution which commences before January 1, 1984, but continues after December 31, 1983, the Participant, or the Beneficiary, to whom such distribution is being made, will be presumed to have designated the method of distribution under which the distribution is being made if the method of distribution was specified in writing and the distribution satisfies the requirements in subsections
                         (iv)(A)(1) and (5).

                    (D) If a designation is revoked, any subsequent distributions must satisfy the requirements of Section 401(a)(9) of the Code as amended and the Proposed Regulations thereunder. If a designation is revoked subsequent to

                                      6-20
                         the date distributions are required to begin, the Trust must distribute by the end of the calendar year following the calendar year in which the revocation occurs the total amount not yet distributed which would have been required to have been distributed to satisfy
                         Section   401(a)(9)   of  the  Code  and  the  Proposed
                         Regulations thereunder, but for the Code Section 242(b)(2) election. For calendar years beginning after December 31, 1988, such distributions roust meet the minimum distribution incidental benefit requirements in
                         Section 1.401(a)(9)-2 of the Proposed Regulations. Any changes in the designation will be considered to be a revocation of the designation. - However, the mere substitution or addition of another Beneficiary (one not named in the designation) under the designation will not be considered to be a revocation of the designation, so long as such substitution or addition does not alter the period over which distributions are to be made under the designation, directly or indirectly (for example, by altering the relevant measuring life). In the case in which an amount is transferred or rolled over from one plan to another plan, the rules in Q&A J-2 and Q&A J-3 of the Proposed Regulations shall apply.

     6.05 SELECTION OF METHOD OF PAYMENT. The Participant and the Participant's Spouse, if any, or where the Participant is dead, the Surviving Spouse, if any, shall decide the manner in which the Participant's accounts will be paid pursuant to Sections 6.03 and 6.04 of the Plan. The Trustee shall make such distributions in cash or in property, or both, provided that any such property is distributed at its fair market value as of the date of distribution. In the case of a Participant who was directing the investment of all or a portion of his account (s) pursuant to Article 9 of the Plan, property attributable to such directed investments shall be distributed in kind pursuant to this Section 6.05.

     6.06 Designation of Beneficiary.

          Subject to the provisions of Section 6.03 of the Plan:

          (a) Each Participant may, from time to time, designate the person or persons (who may be designated concurrently,

                                      6-21
contingently, or successively) to whom his accounts are to be paid if he should die before his accounts are fully distributed to him. Each beneficiary designation shall cancel all prior beneficiary designations made by the same Participant, shall be in a written form prescribed by the Participant's Employer, and shall be effective only when signed by the Participant and filed with the Employer while the Participant is living. If a Participant fails to designate a Beneficiary as provided above, his Surviving Spouse, if any; or, if none, his surviving child or children, in equal shares; or, if none, his surviving parent or parents, in equal shares; or, if none, the Participant's personal representative, executor, or administrator, as the case may be, shall be the Beneficiary or Beneficiaries of the Participant's accounts.

          (b) A Participant may specify, in his beneficiary designation filed with the Employer pursuant to this Section 6.06, that his accounts be paid to his Designated Beneficiary in any method of payment described in Section 6.03 of the Plan.

          (c) The term "Designated Beneficiary" shall mean the natural or legal person or persons (including a Trustee or other legal representative acting in a fiduciary capacity) designated by a Participant as his beneficiary in the last effective beneficiary designation form filed with the Employer under this
Section 6.06. The term "Beneficiary" shall mean the natural or legal person or persons to whom a deceased Participant's benefits are payable under this Section 6.06.

     6.07 Withdrawal of Participant Contributions. Rollovers and Transfers. Elective Deferrals.

          (a) During the thirty (30) day period immediately preceding the last day of any Plan Year, or otherwise with the consent of the Advisory Committee, a Participant may withdraw an amount not exceeding the balance in his Participant voluntary contribution account, if any. Any Participant making a withdrawal must file a written request with the Advisory Committee, and the Trustee shall pay such amounts to the Participant upon the written direction of the Advisory Committee.

          (b) During the thirty (30) day period immediately preceding the last day of any Plan Year, a Participant may withdraw an amount not exceeding the balance in his rollover/transfer account. Any Participant making a withdrawal must file a written request with the Advisory Committee in a form approved by the Advisory Committee, and the Trustee shall pay such amounts to the Participant upon the receipt of such request. Notwithstanding the above, any amounts received as a rollover/transfer from a qualified plan maintained by the Employer or any Related Employer shall be distributed in accordance with the provisions of Section 6.04 of the Plan rather than this Section.

          (c) No withdrawal of Elective Deferrals shall be made prior to the Participant's disability, retirement, or severance of

                                      6-22
employment, except where the Participant evidences a financial hardship, as determined by the Advisory Committee in its sole discretion and according to its nondiscriminatory written policy, which shall be separate and apart from this Plan. Withdrawals shall be limited solely to Elective Deferrals for all Plan Years without regard to earnings on such Elective Deferrals and without regard to Qualified Matching Contributions and Qualified Nonelective Contributions. Notwithstanding the preceding sentence, if a Participant's December 31, 1988 account attributable to Elective Deferrals (the "frozen amount") suffers a loss subsequent to December 31, 1988 that brings the value of the account below the frozen amount, then the Qualified Matching Contributions, and Qualified
Nonelective Contributions and earnings may be withdrawn due to financial hardship to the extent necessary to reach the frozen amount. If the Advisory Committee determines that a Participant's request for a hardship distribution meets the Committee's requirements, then the Advisory Committee shall direct the Trustee to pay such amounts to the Participant upon receipt from the Participant of such written request or form as may be required by the Advisory Committee.

          (d) No more than one (1) withdrawal pursuant to this Section 6.07 may be made in any Plan Year without the consent of the Advisory Committee. Any withdrawal shall be made pursuant to forms supplied by the Employer, signed by the Participant, and delivered to the Employer. The Advisory Committee shall adopt uniform, nondiscriminatory rules regarding withdrawals, the form of notification, and the minimum amounts (if any) which may be withdrawn. Withdrawals made pursuant to Section 6.07 shall be paid in cash or, with the consent of the Participant, in the form of other property.

          (e) No Forfeiture shall occur solely as a result of a Participant's withdrawal of Participant contributions, or rollovers and transfers, or Elective Deferrals.

          (f) Notwithstanding the above, withdrawals from Participant contribution, or rollover and transfer, or Elective Deferral accounts as set forth above, shall be subject to the spousal consent rules described in Section
6.03 of the Plan if such accounts are subject to the Joint and Survivor Annuity Requirements of Sections 401(a)(11) and 417 of the Code.

     6.08 FACILITY OF PAYMENT. When, in the opinion of the Advisory Committee, a Participant or his Beneficiary is under a legal disability or is incapacitated in any way so as to be unable to manage his financial affairs, the Advisory Committee may direct the Trustee to make payments to the Participant or his Beneficiary, or his legal representative, or to a relative or friend of the Participant or Beneficiary for his benefit, or the Advisory Committee may direct the Trustee to apply the payment for the benefit of the Participant or Beneficiary in any way the Advisory Committee considers advisable. Any payment made in accordance with

                                      6-23
this Section 6.08 shall be a full and complete discharge of any liability to any person for such payment under the Plan.

     6.09 SEGREGATION OF PARTICIPANT'S ACCOUNTS. After a Participant's termination of employment with the Employer, other than for retirement at the Normal or Early Retirement Date, Disability, or death, the Trustee may, in its sole and complete discretion, applied in a uniform and nondiscriminatory manner, and in the best interest of the remaining Participants, segregate the vested portion of the terminated Participant's accounts from the general assets of the Trust Fund, and treat such segregated account or accounts as a "Participant directed investment" pursuant to Article 9 of the Plan. Such Participant (or, if applicable, his Beneficiary) shall thereafter exercise control over the investment of the assets of such account in the manner described in Article 9 of the Plan, until such time as the assets are distributed to him pursuant to this
Article 6.

     6.10 QUALIFIED DOMESTIC RELATIONS ORDERS. Notwithstanding any contrary provision of this Article 6, or otherwise in this Plan, if the Plan Administrator receives a domestic relations order issued pursuant to state domestic relations law with respect to a Participant, and the Plan Administrator determines that order is a "Qualified Domestic Relations Order" ("QDRO") , as defined under and which complies with the requirements of Section 206(d)(3) of ERISA and Section 414(p) of the Code, then a distribution may be made to the alternate payee named in the Qualified Domestic Relations Order at any time, and in any manner specified or contemplated by the QDRO, and such distribution shall not violate the prohibition against alienation provided for in Article 13 nor any provision in this Article 6. This provision is intended to comply with
Section 414 (p) (10) of the Internal Revenue Code of 1986 and shall be interpreted by reference to that statute, regulations promulgated thereunder and the intent of the Congress as expressed in the Conference Report addressing such statute.

                                      6-24

     7. LIFE INSURANCE

     7.01 PURCHASE OF LIFE INSURANCE POLICIES. Assets of the Trust Fund may be invested in nontransferable life insurance contracts on the lives of Participants. At the instruction of a Participant, the Advisory Committee may direct the Trustee to purchase one or more life insurance policies on the life of any Participant. Any such life insurance policy shall be the property of the Trustee, and the beneficiary of any such policy shall be chosen by the Participant as provided in this Article 7. The maximum premiums that the Trustee may pay in any Plan Year for any such policy or policies shall be determined by the Advisory Committee, in a uniform and nondiscriminatory manner, but in no event shall:

          (a) the aggregate premiums for all policies of ordinary (whole) life insurance insuring the life of any Participant exceed forty-nine percent (49%) of the Contributions allocated to the Participant's Employer account; or

          (b) the aggregate premiums for all policies of term and/or universal life insurance insuring the life of any Participant exceed twenty-four percent (24%) of the Contributions allocated to the Participant's Employer account; or

          (c) the sum of one-half (1/2) of the aggregate ordinary life insurance premiums and all other life insurance premiums for all combinations of policies of ordinary and term (and/or universal life) insurance insuring the life of any Participant exceed twenty-four percent (24%) of the Contributions allocated to the Participant's Employer account.

          In no event shall any policy of life insurance be purchased in a face amount of less than One Thousand Dollars ($1,000).

     7.02 OWNERSHIP OF POLICIES. The Trustee shall be the applicant for any policy purchased pursuant to this Article 7. Each Participant for whom such a policy is purchased shall direct in writing that the Trustee shall be recognized by the insurance company as the owner of the policy, with exclusive and continuing power to have and exercise all rights, privileges, options, elections, and other incidents of ownership granted by or permitted under the policy, including the right to change the Participant's Beneficiary. However, the Participant for whom such a policy is purchased shall have the right to designate and to change the beneficiary named under the policy, subject to the limitation described in the last sentence of this Section 7.02, and to advise the Advisory Committee in writing of such designation or change, in which event the Advisory Committee shall instruct the Trustee to notify the insurance company of such designation or change of beneficiary. Notwithstanding the foregoing, the Participant's Spouse shall be the Beneficiary of the proceeds from any insurance

                                      7-1
policy issued on the life of the Participant, unless the Spouse has consented in writing (witnessed by the Advisory Committee or notary public) to the designation  of another  beneficiary  in  accordance  with the  consent  rule in
Section 6.03 of the Plan.

     7.03 DIVIDENDS OR CREDITS.  Any life insurance  policy purchased under this
Article 7 shall provide that any dividends or other credits payable under the policy shall be applied to reduce premiums.

     7.04 PAYMENT OF PREMIUMS. The Advisory Committee shall direct the insurance company or companies selected by it to notify the Advisory Committee of all premiums due or to become due, the respective amounts of any such premiums, and the respective dates when the same are due, and the Advisory Committee shall verify the names of the individual Participants, if any, upon whose lives policies have been purchased. The Advisory Committee shall deliver to the Trustee all such premium notices, together with the Advisory Committee's verification of covered Participants, and a written direction to pay such premiums not less than five (5) bank working days prior to the date or dates on which any of such premiums may be due. In the event that the Advisory Committee does not strictly comply with the provisions of this Section 7.04, the Trustee shall have no duty nor liability with respect to the payment of any premium in connection with any policy, and shall be entitled to presume that the Advisory Committee has made a determination to allow such policy or policies to lapse.

     7.05 ACCOUNTING FOR POLICIES. The value of any policies purchased by the Trustee pursuant to this Article 7 shall be excluded from the evaluations and accountings made pursuant to Article 5 or Article 6 of the Plan, both for the purpose of determining any increase or decrease in the value of the Trust Fund and for the purpose of determining allocations to the Participant's accounts. The premium or premiums for any policy purchased shall be charged against the accounts of the Participant with respect to whom such policy was purchased.

     7.06 DISCRIMINATION. To the extent that policies are purchased for individual Participants as provided in this Article 7, there shall be no discrimination among Participants as to the form, value, optional methods of settlement, or other provisions of said policies.

     7.07 DISPOSITION OF POLICIES UPON TERMINATION OTHER THAN BY DEATH. In the event any Participant with respect to whom an individual life insurance policy is held by the Trustee terminates employment with the Employer other than by reason of his death, and in the event the Participant is entitled to receive a distribution pursuant to Article 6 of the Plan, the Trustee, subject to the written direction of the Advisory Committee (acting in its sole and complete discretion), shall make one of the following dispositions of such policy or policies:

                                      7-2

          (a) Convert each such cash value policy to cash, and distribute all or a portion of such cash to the Participant in accordance with the provisions of Article 6 of the Plan; or

          (b) Offer to such Participant all such policies at a price (the "purchase price") equal to the cash value of such policies at the time of termination, minus the value of his vested interest in such policies determined in accordance with the provisions of
               Section 6.01 of this Plan. If the Participant accepts such offer, the purchase price, if any, shall be charged against the Participant's vested interest in that portion of his accounts not represented by such policies, and any excess of such purchase price over such vested interest shall be paid by the Participant to the Trustee in cash within ten (10) days after accepting such offer. If the offer is so accepted and any required payment made, the Trustee shall transfer ownership of such policies to the Participant. If such Participant shall elect not to purchase or accept such policies, or shall fail to make AN election within thirty (30) days after written notice from the Advisory Committee, the Trustee may take any necessary action to liquidate such policies in order to distribute to such Participant the amount to which the Participant is entitled pursuant to this Plan.

     7.08 DISPOSITION OF POLICIES UPON DEATH. Upon the death of a Participant, the proceeds of any life insurance policy or policies purchased with respect to such Participant shall be paid to his beneficiary designated pursuant to Section
7.02 of the Plan, or, if no such designation is made, to the Beneficiary determined under Section 6.06 of the Plan.

     7.09 CONFLICT BETWEEN INSURANCE POLICY AND PLAN. In the event that a conflict should arise between the provisions of an insurance policy and the provisions of this Plan, the provisions of the Plan shall control.

     7.10 STATUS AS DIRECTED INVESTMENT. Any investment in life insurance contracts shall be a participant-directed investment made pursuant to the provisions of Article 9 of this Plan.

                                      7-3

     8. LOANS TO PARTICIPANTS

     8.01 APPLICATION TO ADVISORY COMMITTEE. The Advisory Committee may direct the Trustee to make loans to Participants or Beneficiaries (provided they are parties in interest under Section 408(b)(l) of ERISA) in accordance with this
Article 8. A Participant may make a written application to the Advisory Committee for a loan from the Trust Fund. The Advisory Committee shall exercise its sole discretion in granting or denying such loan applications, in a uniform and nondiscriminatory manner, taking into consideration the creditworthiness and financial need of the applicant. No loan shall be made pursuant to this Article 8 to the extent that such loan, when added to the outstanding balance of all other loans to the Participant (or Beneficiary), would exceed the lesser of:

          (a) Fifty Thousand Dollars ($50,000) reduced by the excess (if any) of the highest outstanding balance of loans from the Plan to the Participant during the one year period ending on the day before the date on which such loan is made, over the outstanding balance of loans from the Plan to the Participant on the date on which such loan was made, or

          (b) One-half (1/2) of the present value of the Participant's vested account balances (excluding any Participant deductible voluntary contribution account, if any) under this Plan, but not less than Ten Thousand Dollars ($10,000).

For purposes of this limit, all plans of the Employer shall be considered one plan.


     8.02 REQUIRED DOCUMENTATION AND TERMS.


          (a) In connection with any loan made pursuant to this Article 8, an applicant shall execute such promissory notes or other evidences of indebtedness, security, and other instruments as the Advisory Committee may in its discretion require. Each loan shall be secured by adequate collateral, in the form of an applicant's assignment to the Trustee of fifty percent (50%) of his entire vested interest in the Trust Fund and such other security, if any, as the Advisory Committee deems advisable. Each loan shall bear interest at a reasonable rate fixed by the Advisory Committee which provides the Plan with a return commensurate with the prevailing interest rate charged by persons in the business of lending money for loans which would be made under similar circumstances, not in excess of that permitted by law. Any loan shall, by its terms, provide for level amortization with payments to be made not less frequently than quarterly over a period not to exceed five (5) years. However, any loan used to acquire any dwelling unit which, within a reasonable time, is to be used (determined at the time the loan is made) as a principal residence of the Participant shall provide for periodic repayment over a reasonable period of time that may exceed five (5) years. Notwith-

                                      8-1
standing the foregoing, loans made prior to January 1, 1987 which were used to acquire, construct, reconstruct or substantially rehabilitate any dwelling unit which, within a reasonable period of time is to be used (determined at the time the loan was made) as a principal residence of the Participant or a member of his family (within the meaning of Code Section 267(C)(4)) may have provided for periodic repayment over a reasonable period of time that may exceed five (5) years.

          (b) No loan shall be made available to Participants or Beneficiaries who are not "parties in interest" to the Plan, as defined in Section 3(14) of ERISA.

          (c) No loan shall be made available to Highly Compensated Employees [as defined in Section 414(q) of the Code] in an amount greater than the amount made available to other Employees.

          (d) No loan shall be made to a Participant under this Article 8, and no outstanding loan shall be renewed or extended, on or after the date on which the Participant terminates his employment or reaches the Normal Retirement Date.

          (e) No loan may be made to any Owner-Employee or Shareholder-Employee, or to any member of his family (including spouse, brothers and sisters, ancestors, or lineal descendants).

          (f) Prior to the making of any loan to a Participant, the Participant (and, if this Plan is subject to the Joint and Survivor Annuity Requirements, the Participant's Spouse) must consent in writing to the loan, and the possible reduction in any accrued benefit as a result of default, within the 90-day period before the making or renewal of such loan. The consent must acknowledge the effect of the loan and must be witnessed by a Plan representative or notary public. Such consent shall thereafter be binding with respect to the consenting Spouse or any subsequent Spouse with respect to that loan. A new consent is required if the account balance is used for renegotiation, extension, renewal, or other revision of the loan. This requirement applies to all loans made on or renewed after August 19, 1985. The Spouse's consent must be made in a manner consistent with Section 6.03(b) (iv) (C) of the Plan.

          (g) If a valid Spousal  consent has been  obtained in accordance  with
(f) above, then, notwithstanding any other provision of this Plan, the portion of the Participant's vested account balance used as a security for the loan outstanding to the Participant shall be taken into account for purposes of determining the amount of the account balance payable at the time of death or distribution, but only if the reduction is used as repayment of the loan. If less than 100% of the Participant's vested account balance (determined without regard to the preceding sentence) is payable to the Surviving Spouse, then the account balance shall be adjusted by first reducing the vested account balance by the amount

                                      8-2
of the security used as repayment of the loan, and then determining the benefit payable to the Surviving Spouse.

          (h) Additional provisions, including provisions inconsistent with those set forth in this Section 8.02, may be adopted by the Advisory Committee from time to time, as set forth in a separate document which shall be deemed to form a part of this Plan.

     8.03 Implementation and Servicing of Loan.

          (a) The Trustee, upon receipt of the written direction of the Advisory Committee and of the appropriate notes or other evidences of indebtedness from the Advisory Committee, shall advance the amount of the loan to the Participant, and shall consider such loan an investment of the Trust Fund.

          (b) In the event that the Participant should fail to repay any such loan (including any unpaid interest) when due, the Trustee may exercise every creditor's right at law or equity which may be available to the Trustee, including but not limited to the deduction of such amount due from the Participant's accounts or from any payment or distribution to which the Participant or his Beneficiary would otherwise be entitled. However, such deduction shall not take place prior to a distributable event under the Plan.

          (c) No distribution shall be made from the Plan to any Participant, or any Beneficiary, until the entire outstanding balance of any loan or loans made to the Participant pursuant to this Article 8 have first been repaid, or unless the distribution is first reduced by the amount of the outstanding loan balance.

     8.04 CHARGES AND FEES. Any charge or fee which may be imposed by the Trustee or by any broker, investment advisor, or otherwise, including legal fees, incurred in connection with a Participant's loan made pursuant to this
Article 8 shall be charged to and paid from the assets of such Participant's accounts.

     8.05 STATUS AS DIRECTED INVESTMENT. Any loan to a Participant shall be a participant-directed investment made pursuant to the provisions of Article 9 of this Plan.

                                      8-3

     9. PARTICIPANT DIRECTED INVESTMENTS

     9.01 DIRECTION BY PARTICIPANT. Any Participant whose vested account balance equals or exceeds Five Thousand Dollars ($5,000) may direct the investment of up to one hundred percent (100%) of his vested accounts (subject to the limitations of this Section 9.01) . For the purposes of this Article 9, a Participant's account shall not include any unallocated share of Employer Contributions, Forfeitures, income, or appreciation of the Trust Fund for the Plan Year in which the Participant directs the investment of his accounts; or any portion of the accounts which is currently being invested pursuant to the Participant's direction, or any portion of the account which secures a Participant's loan with the Trust.

     A Participant's investment direction shall be made in writing, in a form acceptable to the Plan Administrator, and filed with the Plan Administrator for delivery to the Trustee. The Plan Administrator, upon receipt of the written direction of the Participant and of the appropriate instruments, shall instruct the Trustee to release investment control over the specified portion of the Participant's account to the Participant, subject to the terms of this Article 9.

     9.02 INVESTMENT OPTIONS LIMITED BY EMPLOYER. The Employer may limit the investment options available to Participants. If the investment options are limited to those approved by the Employer, such options shall be specifically described in materials furnished by the Employer to the Participants. Investment options may be changed at the times and in the increments specified by the Employer in the materials provided to the Participant. Investment elections shall be made by filing an election form with the Plan Administrator. In the event a Participant fails to make a timely investment election pursuant to this Section, he shall be considered to have made an election to invest one hundred percent (100%) of his accounts in an investment option the primary objective of which is the preservation of principal until such time as an investment election by the Participant becomes effective.

     9.03 INVESTMENT OPTIONS NOT LIMITED BY EMPLOYER. If the investment options are not limited to those approved by the Employer, the Trustee, the Advisory Committee, and the Employer shall have no duty either to make any evaluation or to advise anyone of the suitability or propriety of the Participant's exercise of control involving his account in any transaction, or of the suitability or propriety of its retaining any purchase for such account, and shall not be responsible for any loss resulting from any investment directed by the Participant or for the breach of any law or regulation arising from a Participant directed investment. However, the Trustee shall have the express power to refuse any investment directed by a Participant if such investment would be administratively burdensome, or if for any reason the Trustee believes that such investment would or might constitute a "prohibited transaction" as defined in Section 406 of ERISA or Section 4975 of the Code.

                                      9-1

     9.04 INVESTMENT CONTROL SURVIVES DEATH. If a Participant who has elected to direct the investment of his account pursuant to this Article 9 should die before his account is totally distributed to him, his investment control shall immediately vest in his Beneficiary as determined under Section 6.06 of this Plan.

     9.05 REVESTING OF INVESTMENT CONTROL IN TRUSTEE. In no event shall any investment control which is exercised by a Participant under this Article 9 revest in the Trustee, without its consent, by reason of the Participant's voluntary relinquishment of such control, his termination of employment with the Employer, or otherwise. As a condition of reaccepting investment control from a Participant, the Trustee may require that the assets over which the Participant exercised control be converted to cash or to some other form of property which the Trustee, in its sole and complete discretion, deems acceptable.

     9.06 CHARGES AND FEES. Any charge or fee which may be imposed by the Trustee or by any broker, investment advisor, or otherwise, including legal fees, incurred in connection with a Participant's direction of his accounts pursuant to this Article 9 shall be charged to and paid from the assets of such Participant's accounts.

                                      9-2

     10. ADMINISTRATION

     10.01 BASIC RESPONSIBILITIES OF EMPLOYER. The Employer shall establish and carry out a funding policy and method based upon its determination of the Plan's needs for liquidity, appreciation, and stability. The Employer, through the Advisory Committee, shall communicate such goals and needs to the Trustee, who shall then coordinate such expressed goals and needs with its investment policy.

     In  addition,   the  Employer  shall  have  the  following   categories  of
responsibility:

          (a) To periodically review the performance of Fiduciaries to whom any allocation or delegation of duties has been made, whether or not involving management and control of Plan assets;

          (b) To maintain and retain records on matters on which disclosure to the Departments of Labor and Treasury and to Participants is required;

          (c) To prepare and furnish to Participants all information required under the provisions of this Plan or under federal law to be furnished to them;

          (d) To prepare and file or publish with the appropriate government agencies all reports and other information required to be filed or published under federal or state law;

          (e) To recommend a successor Trustee, if necessary.

     10.02 ORGANIZATION AND MEMBERSHIP OF ADVISORY COMMITTEE. The Employer shall appoint one (1) or more members to a committee to be known as the "Advisory Committee," which shall serve subject to the Employer. The initial members designated to serve as the Advisory Committee shall be those specified by the Employer in writing and communicated to the Trustee. Members of the Advisory Committee need not be Participants, and officers and directors of the Employer shall not be prohibited from serving as members. A member shall serve until he tenders his resignation to the Employer or until the Employer removes such member or appoints his successor, whichever shall first occur. In the event of any vacancy arising by reason of the death, removal, or resignation of a member, the Employer may, but shall not be required to, appoint a successor to serve in his place. The Advisory Committee shall select a Chairman and a Secretary from among its members. The members shall serve as such without compensation. The Advisory Committee shall act by majority vote. The proper expenses of the Advisory Committee, and the compensation of its agents appointed pursuant to
Section 10.06 of the Plan, if any, shall be paid directly by the Employer.

                                      10-1

     10.03 POWERS AND RESPONSIBILITIES OF THE ADVISORY COMMITTEE.

          (a) Except as provided in the following paragraph and in Section 10.06 herein, and subject to the standards of conduct described in Article 12 of the Plan, the Advisory Committee shall have complete control of the administration of the Plan, with all powers necessary to enable it properly to carry out its duties in such respect. Without limiting the generality of the foregoing, the Advisory Committee shall have the power to construe the provisions of this Plan and to determine all questions which may arise hereunder, and shall also have all the powers conferred upon it elsewhere in this Plan. The Advisory Committee shall, from time to time, communicate the funding policy and method established by the Employer to the Trustee, and may confer with the Trustee regarding the investment and management of the assets of the Trust Fund. The Advisory Committee shall, according to rules and procedures established by it, and applied in a uniform and nondiscriminatory manner, decide all questions relating to the eligibility and participation of -Employees in the Plan, and all disbursements by the Trustee, except for the ordinary expenses of the administration of this Plan, shall be made upon the written instruction of the Advisory Committee. Except as otherwise provided in Section 13.05 of the Plan, all decisions of the Advisory Committee made within the scope of its authority shall be final.

          (b) The Advisory Committee shall prepare (or cause the Employer to prepare) and furnish to the Trustee a statement of the amount of the Employer's contributions for each Plan Year and employee data in a form sufficient to enable the Trustee to maintain accounts for the Participants and to make required allocations and payments of benefits in accordance with the provisions of this Plan.

     10.04 RECORDS OF ADVISORY COMMITTEE. All acts and determinations of the Advisory Committee shall be duly recorded by the Secretary thereof, or under his supervision, and all such records, together with such other documents as may be necessary for the administration of the Plan, shall be preserved in the custody of the Secretary or his successor.

     10.05 LIABILITY OF ADVISORY COMMITTEE. No member of the Advisory Committee shall incur any liability for any action or failure to act, excepting only liability for his negligence in accordance with the standard of conduct described in Article 12 of the Plan. The Employer shall and hereby does indemnify each member of the Advisory Committee against any and all claims, losses, damages, expenses, attorneys' fees, and liabilities arising from any act or failure to act by the Advisory Committee, its officers and members, except when the same is judicially determined to be due to the gross negligence of such person or persons. If the investment decisions hereunder have been allocated to a professional investment advisor pursuant to Section 10.06 of the Plan, the Advisory Committee shall be relieved from any liability

                                      10-2
for investment decisions made by such manager, provided that the Board of Directors of the Employer has acted prudently in appointing such advisor.

     10.06 DESIGNATION OF AGENTS AND ALLOCATION OF RESPONSIBILITIES.

          (a) The Employer or the Advisory Committee may delegate to the Advisory Committee or to one or more qualified "Investment Manager(s)" the responsibility and authority to invest the assets of the Trust Fund. Such delegation shall be in writing, and shall specify the role of the Investment Manager in making investment decisions on behalf of the Plan. Any named Investment Manager shall accept his or its responsibility in writing, and shall acknowledge in writing that it is a Fiduciary with respect to the investment of assets of the Trust Fund. If an Investment Manager is designated pursuant to this Section 10.06, a copy of the delegation, acceptance, and acknowledgment shall be provided to the Trustee by the Advisory Committee, and the Trustee is authorized and entitled to rely upon such delegation. If an Investment Manager is designated pursuant to this Section 10.06, such Investment Manager, and not the Trustee or the Advisory Committee, shall be the Fiduciary with respect to the investment, management, and control of the assets of the Trust Fund within the scope of its authority.

          (b) The Employer and the Advisory Committee may designate other persons to carry out fiduciary duties [other than duties of an Investment Manager appointed pursuant to Subsection (a) or the duties of the Trustee set forth in Article 11 of the Plan], to render advice (including legal and investment advice), and to perform other services, as the Employer or the Advisory Committee may, in their sole discretion, deem necessary and appropriate for the effective performance of their duties here-under, whether ministerial or discretionary. Such designated persons may receive compensation fixed by the Employer or the Advisory Committee, within limitations set by the Employer. The allocation of such responsibilities shall be effective upon the date specified in the delegation by the Advisory Committee or the Employer, subject to written acceptance by the delegate. Any such delegation shall be communicated to the Participants or to Beneficiaries, where required by ERISA.

                                      10-3

     11. TRUST AND TRUSTEE

     11.01 INVESTMENT OF TRUST FUND. The Trust Fund, as defined in Section 2.30 of the Plan, shall be held, administered, and invested in the manner provided in this Article 11, as a single fund, unless otherwise specifically provided in this Plan. The Trust Fund may be invested, held, and reinvested in every and all forms of real, personal, or mixed property and any interest therein, as provided in Section 11.05 of the Plan, subject to the fiduciary responsibilities provided in Article 12 of the Plan. The Trustee shall invest, manage, and control the assets of the Trust Fund. Cash may be held uninvested at any time, and from time to time, and in such amounts as may be deemed advisable by the Trustee, subject to the direction of the Advisory Committee or of any Investment Manager appointed pursuant to Section 10.06(a) of the Plan.

     11.02 COMMINGLING OF TRUST ASSETS. Notwithstanding any other provision of this instrument, the Trustee shall have the full power and authority to invest and reinvest any assets of this Trust Fund in qualified common trust funds established by the Trustee, and to commingle moneys and assets of this Trust with moneys and assets of other trusts in such qualified common trust funds. Pursuant to the direction of the Advisory Committee or the Plan Administrator, the Trustee shall combine the assets of this Trust Fund for investment purposes with the assets of any other tax-qualified employee pension benefit trust established by the Employer or any Related Employer, provided that separate accounts and records are maintained for each trust fund.

     11.03 VALUATION OF TRUST FUND. As of the last day of each Plan Year, and upon such other more frequent dates as the Trustee and the Advisory Committee shall agree, the Trustee shall determine the fair market value of the Trust Fund and shall adjust the value of the Participants' accounts in accordance with the provisions of Article 5 of the Plan. The Trustee shall prepare and furnish the Advisory Committee with a statement of account, including its valuation as provided in Section 11.15 of the Plan. The Trustee, in its sole discretion, may require the Employer to furnish a written independent appraisal of the value of any employer securities or employer real property held as part of the Trust Fund, in a form acceptable to the Trustee, and the Trustee shall be entitled to rely exclusively upon such appraisal in making its valuation. Any valuation by the Trustee shall be conclusive and binding on any person having an interest in the Trust Fund.

     11.04 TRUSTEE TO HOLD TRUST ASSETS. Title to all the assets of the Trust Fund shall be and remain in the Trustee. Except where assets are invested by a designated investment advisor pursuant to Section 10.06 of the Plan, the Trustee shall have the custody and care of all of the assets of the Trust Fund. No part of the Trust Fund shall revert to the Employer, or be used or diverted for any purpose other than for the exclusive benefit of the Participants and their Beneficiaries, except in the case of charges and fees

                                      11-1
properly paid in connection  with the Plan, and except as otherwise  provided in
Section 15.01 herein.

     11.05 GENERAL POWERS OF TRUSTEE. The Trustee is authorized and empowered:

          (a) To invest all or any portion of the Trust Fund in any common trust fund established by the Trustee, or in any savings account or certificate of deposit, or any similar account or instrument, with any financial institution (including any bank or other institution which may, at any time, act as Trustee) ;

          (b) To purchase bonds, notes, debentures, stocks, options (both covered and uncovered), interests in mutual and index funds, fixed and guaranteed income funds, mortgages (including mortgage funds and pools), leaseholds, limited or general partnership interests, "qualifying employer securities" or "qualifying employer real property" [as defined in Section 407
(d) of ERISA, to the extent of up to ninety percent (90%) of the assets of the Trust Fund], vendors' interests in contracts for sale, cash value and term life insurance or annuity or endowment contracts on the lives of the Participants, equipment, options and other interests, and any and all other forms of real, personal, or mixed property;

          (c) To pledge or mortgage, assign, lease, contract to lease, sell for cash or on credit, convert, redeem, exchange for other securities or other property in which the Trust may be invested under this Plan, write call options against, or otherwise dispose of any securities or other property at any time held by it;

          (d) To settle, compromise, or submit to arbitration any claims, debts, or damages due or owing from the Trust, to commence or defend suits or legal proceedings, and to represent the Trust in all suits or legal proceedings;

          (e) To exercise any conversion privilege or subscription right available in connection with any securities or property at any time held by it; to consent to the reorganization, consolidation, merger, or readjustment of the finances of any corporation, company, or association, or to the sale, mortgage, pledge, or lease of the property of any corporation, company, or association, any of the securities of which may at any time be held by it, and to do any act with reference thereto, including the exercise of options, making of agreements or subscriptions, and the payment of expenses deemed to be necessary or advisable in connection therewith, and to hold and to retain any securities or other property which it may so acquire;

          (f) To borrow money from the Trustee or from other sources in such amounts and upon such terms and conditions as

                                      11-2
may be deemed advisable or proper to carry out the purposes of the Trust;

          (g) To vote any corporate stock belonging to the Trust Fund and to give proxies for the purpose of such voting to other persons, with or without power of substitution, provided, however, that qualifying employer securities shall be voted at such time and in such manner as the Advisory Committee shall direct;

          (h) To improve, manage, protect, subdivide, and partition any real estate forming a part of the Trust Fund; to dedicate to the public use and vacate all or any part thereof; to grant options to lease and to lease for any term [including leases for ninety-nine (99) years or any longer or shorter periods of time] even though such term extends beyond the duration of this Trust, upon such terms and conditions as may be deemed to be proper; to renew, cancel, and amend or extend leases, and consent to the assignment and modification of any lease on any terms which may be deemed to be necessary, proper, or advisable;

          (i) To collect the income, rents, issues, profits, and increase of the Trust Fund;

          (j) To employ agents, attorneys, and professional investment managers and advisors, and to pay their reasonable compensation and expenses, without incurring liability for the acts or defaults of such agents and attorneys selected by it with due care, and being fully protected in acting upon the advice of counsel on questions of law arising in connection with the administration of this Trust Fund;

          (k) To register any securities held by it under this Plan in its own name, or in the name of a nominee, and to hold any securities in bearer form;

          (l) To make, execute, and deliver as Trustee any and all instruments as may be necessary or proper for the accomplishment of any of the powers specified in this Section 11.05;

          (m)  To  require  indemnity  from  the  Employer,   to  the  Trustee's
satisfaction, before taking any action for which the Trustee, in its sole discretion, reasonably requires such indemnification;

          (n) To loan money to a Participant pursuant to the terms of the Plan;

          (o) Subject to the provisions and limitations expressly set forth in this Plan, to do and perform any and all acts and things in relation to the Trust Fund in the same manner and to

                                      11-3
the extent that an individual might or could do with respect to his own property;

          (p) To have and to exercise all rights, powers, and authorities necessary to perform its duties under this Plan or now or hereafter conferred upon trustees generally by the laws of the state in which the Trustee's principal place of business is located.

          No enumeration of specific powers herein shall be construed as a limitation upon the foregoing general powers of the Trustee, nor shall any of the powers conferred upon the Trustee be exhausted by the use thereof, but shall be continuing.

     11.06 EXPENSES AND COMPENSATION OF TRUSTEE. The Employer shall pay or reimburse the Trustee for all reasonable and necessary expenses incurred in administering the Trust Fund, including Trustee's fees, for each Plan Year. The Trustee's compensation shall be in an amount agreed upon from time to time by the Trustee and the Employer. If, and to the extent, such fees and charges are not paid directly by the Employer, the Trustee may deduct such amounts, as well as all other reasonable and necessary expenses, charges, costs, and fees incurred in connection with the administration of the Trust Fund or the operation of the Plan, from the assets of the Trust Fund.

     11.07 DISTRIBUTIONS. The Trustee shall make all distributions and payments out of the Trust Fund to Participants or their beneficiaries in such manner, in such amounts, and for such purposes as may be necessary and proper in accordance with the provisions of the Plan.

     11.08 LIMITATION ON DUTIES OF TRUSTEE. The Trustee shall be responsible for the safekeeping and administration of the assets of the Plan and Trust in accordance with the provisions of this instrument and any amendments thereof. The duties of the Trustee under the Plan shall be determined solely by the express provisions of this instrument, and no other or further duties or responsibilities shall be implied. Subject to the terms of the Plan, the Trustee shall be fully protected and shall incur no liability in acting in reliance upon the written instructions, directions, or accountings (including allocations of Employer contributions) of the Advisory Committee, the Plan Administrator, a qualified Investment Manager appointed pursuant to Section 10.06(a) of the Plan, or any other named administrator or Fiduciary. The Trustee shall be under no obligation whatsoever to determine whether contributions delivered to it comply with the provisions of the Plan, and shall be obligated only to receive and administer such contributions pursuant to the terms of the Plan. It shall be the obligation of the Advisory Committee to notify the Trustee, in writing, of all facts which may be necessary in order to determine the proper allocation of an Employer contribution, and in order to determine the basis upon which distributions of any kind are to be made, including length of service, compensation,

                                      11-4
dates of death or Disability, leaves of absence, and termination of employment by resignation, death, Disability, or retirement, to the extent that the same may be necessary for the Trustee to perform its duties under the terms of the Plan. The Trustee is hereby authorized to act solely upon the basis of such notification and facts received from the Advisory Committee.

     11.09 ACTIONS CONCLUSIVE. Any exercise by the Trustee of its discretion, vested in it either expressly or by implication pursuant to the provisions of the Plan, shall, except as may otherwise be determined by a court of competent jurisdiction, be conclusive and binding upon all persons directly or indirectly affected, without restricting, however, the Trustee's right to reconsider and redetermine its actions.

     11.10 BOND NOT REQUIRED. The Trustee shall not be required to give bond for the faithful performance of its duties hereunder, except as may otherwise be provided by law.

     11.11 UNIFORM ACCOUNTING ACT. The Trustee is relieved of all duties which it might otherwise have by virtue of the Uniform Trustees' Accounting Act, as amended, or any similar act.

     11.12 MULTIPLE TRUST FUNDS. If the assets of the Plan are held in more than one trust fund, the Trustee shall not be liable except with respect to the trust fund or funds of which it is trustee.

     11.13 TRUSTEE ENTITLED TO CONSULTATION. With the exception of those powers and duties specifically allocated to the Trustee by the express terms of the Plan, it shall not be the responsibility of the Trustee to interpret the terms of the Plan, and the Trustee may request, and is entitled to receive, guidance and written direction from the Advisory Committee on any matter requiring the construction or interpretation of the Plan documents.

     11.14 TAXES CHARGEABLE TO ACCOUNTS. If the whole or any part of the Trust shall become liable for the payment of any estate, inheritance, income, or other tax which the Trustee shall be required to pay, the Trustee shall have full power and authority to pay such tax out of any monies or other property in its control for the account of the Participant or other person in whose interest such payment is made. Prior to making any such payment, the Trustee may require such releases or other documents from any lawful taxing authority as it deems necessary. The Trustee shall not be liable for any nonpayment of tax when it distributes an interest under this Plan upon the instruction of the Advisory Committee.

     11.15 RECORDS AND ACCOUNTS. The Trustee shall keep a full, accurate, and detailed record of all transactions of the Trust which the Advisory Committee may examine at any time during the Trustee's regular business hours. As soon as practicable following the later of (a) the end of each Plan Year, or (b) the filing by

                                      11-5
the Employer of its federal income tax return for such Plan Year (or the corresponding taxable year of the Employer) , the Trustee shall furnish the Advisory Committee with a statement of account. This account shall set forth all receipts, disbursements, and other transactions effected by the Trustee during the Plan Year. The Advisory Committee shall promptly notify the Trustee in writing of its approval or disapproval of such statement of account. The Advisory Committee's failure to disapprove the account within sixty (60) days after receipt shall be considered an approval. The approval by the Advisory Committee shall be binding as to all matters disclosed in any statement, to the same extent as if the accounting of the Trustee had been settled by a judgment or decree of a court of competent jurisdiction under which the Trustee, Advisory Committee, Employer, and all persons having or claiming any interest in the Trust were parties; provided, however, that the Trustee may have its accounting judicially settled if it so desires.

     11.16 DISPUTES. If at any time there shall be a dispute as to the person to whom payment or delivery of moneys or property should be made by the Trustee, or regarding any action to be taken by the Trustee, the Trustee may postpone such payment, delivery, or action, retaining the funds or property involved until such dispute shall have been resolved by a court of competent jurisdiction or until the Trustee shall have been indemnified to its reasonable satisfaction or shall have received a written direction from the Advisory Committee.

     11.17 LIMITATION ON LIABILITY. The Employer shall indemnify and hold harmless the Trustee of and from any liability, loss, cost, or expense arising from or in any way connected with its acting upon the directions of the Advisory Committee or the Plan Administrator or failing to act because of the lack of any direction from the Advisory Committee or the Plan Administrator.

     11.18 RESIGNATION AND REMOVAL; APPOINTMENT OF SUCCESSOR TRUSTEE.


          (a) The Trustee may resign at any time by delivering to the Employer a written notice of its resignation, to take effect at a date specified therein, which shall not be less than ten (10) days after the delivery thereof, unless notice is waived. The Trustee may be removed by the Employer by delivery of a written notice of such removal, to take effect at a date specified therein, which shall not be less than ten (10) days after delivery thereof, unless notice is waived.

          (b) Upon the resignation or removal of the Trustee, the Trustee shall have the right to a settlement of its account, which may be made, at the option of the Trustee, either (i) by judicial settlement in an action instituted by the Trustee in a court of competent jurisdiction, or (ii) pursuant to a written settlement agreement between the Trustee and the Employer. Upon the settlement of its account, all right, title, and interest of the

                                      11-6

Trustee in the assets of the Trust Fund, and all rights, privileges, and duties under the Plan theretofore vested in the Trustee, shall vest in the successor Trustee, and all future liability of the Trustee shall terminate.

          (c) The Employer, upon receipt of a notice of the resignation of the Trustee, or upon its removal of the Trustee, shall promptly designate a successor trustee, whose appointment is subject to its written acceptance of this Plan and Trust.

          (d) Reference in this instrument to the term "Trustee" shall be deemed to include not only the original Trustee, but also any successor trustee or co-trustees, and each successor trustee shall, without the necessity of any act of transfer or action by any court, become vested with title to the assets of the Trust Fund and have all the same powers and obligations as if such successor were the original Trustee.

     11.19 MULTIPLE TRUSTEES. If the assets of the Plan are at any time held by two or more trustees:

          (a) Each shall use reasonable care to prevent a co-trustee from committing a breach of fiduciary responsibilities; and

          (b) They shall jointly manage and control the assets of the Plan subject to the approval of the Advisory Committee (or of an Investment Manager, if approved by the Employer) as provided in this Plan, except that the trustees are expressly permitted to enter into an agreement allocating specific responsibilities, obligations, or duties among trustees, in which event a trustee to whom certain responsibilities, obligations, or duties have not been allocated shall not be liable by reason of this Section 11.19, either individually or in its capacity as trustee, for any loss resulting to the Plan arising from the acts or omissions on the part of another trustee to whom such responsibilities, obligations, or duties have been specifically allocated.

          (c) In the event that any Trustee is unable or refuses to accept his or its appointment as Trustee, or having accepted, ceases to act as Trustee for any reason, including, but not limited to, disability, death, or any legal or other incapacity, the surviving or remaining Trustee(s) shall perform all of the functions of Trustee and succeed to all powers, duties and discretionary authority given to the Trustees jointly.

     11.20 ACTIONS AGAINST TRUSTEE. No person or organization other than the Employer, whether having an interest in the Trust Fund or otherwise, may require an accounting or bring any action against the Trustee with respect to the Trust Fund or any actions of the Trustee with respect to the same.

                                      11-7

     12. FIDUCIARY RESPONSIBILITIES AND LIABILITIES

     12.01 FIDUCIARY RESPONSIBILITY. Every Fiduciary of the Plan shall discharge his duties hereunder solely in the interest of the Participants and their Beneficiaries, and:

          (a) For the exclusive purpose of providing benefits to Participants and their Beneficiaries, and for defraying reasonable expenses of administering the Trust; and

          (b)  With  the  care,  skill,   prudence,   and  diligence  under  the
circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of like character and with like aims; and

          (c) By diversifying its investments of the Trust Fund so as to minimize the risk of large losses, unless under the circumstances it is clearly prudent not to do so.

          However, if any Participant shall exercise control over his account as provided in Section 9 of the Plan:

          (d) Such Participant shall not be deemed to be a Fiduciary of the Plan by reason of such exercise, and shall not be subject to the standard of conduct described in this Section 12.01; and

          (e) No person who is otherwise a Fiduciary of the Plan shall be liable for any loss, or by reason of any breach, which results from the Participant's exercise of control.

          Liability under the terms of this Plan for a breach of fiduciary duty shall be limited to the period of time during which the Fiduciary actually serves in such capacity with respect to this Plan.

     12.02 PROHIBITED TRANSACTIONS. No Fiduciary with respect to the Plan shall engage in any prohibited transaction, as defined in Section 4975 of the Code or
Section 406 of ERISA. No investment  shall be made or directed which would cause
(a) a loss of qualification of the Plan under the provisions of the Code; or (b) a loss of the deductibility of the Employer's contributions to the Plan under the provisions of the Code; or (c) a Participant to become liable for income tax under the provisions of the Code, prior to the distribution of the Participant's interest in his account (except with respect to the purchase of certain insurance contracts as provided by the Code) ; or (d) a loss of the income tax exemption with respect to the Trust Fund under the provisions of the Code.

     12.03 LIMITATION OF LIABILITY; INDEMNIFICATION. In addition to and in furtherance of the limitations provided in Sections 10.06 and 11.19 of the Plan, and to the extent permitted by applicable

                                      12-1
law, the Employer shall indemnify and hold harmless its Board of Directors (and individual members), if any, the Trustee, the Advisory Committee (and individual members), against and with respect to any and all expenses, losses, liabilities, costs, and claims, including legal fees to defend against such liabilities and claims, arising out of their good-faith discharge of responsibilities under or incident to the Plan, excepting only expenses and liabilities resulting from willful misconduct. This indemnity shall not preclude such further indemnities as may be available under insurance purchased by the Employer or as may be provided by the Employer under any by-law, agreement, vote of shareholders or disinterested directors, or otherwise, as such indemnities are permitted under state law. Payments with respect to any indemnity and payment of expenses or fees under this Section 12.03 shall be made only from assets of the Employer, and shall not be made directly or indirectly from assets of the Trust Fund.

     12.04 BENEFITS PAYABLE SOLELY FROM TRUST FUND. All benefits payable under this Plan shall be paid or provided for solely from the Trust Fund, and the Employer assumes no liability or responsibility therefor.

                                      12-2

     13. PARTICIPANTS' RIGHTS AND LIMITATIONS

     13.01 DISMISSAL. Neither the adoption of the Plan by the Employer, nor any action taken by the Employer, the Advisory Committee, or the Trustee, under the provisions of the Plan, shall be construed to give any Employee the right to be retained in the Employer's employ or any right to any payment whatsoever, except to the extent of the benefits to which he is entitled under the terms of the Plan. The Employer expressly reserves the right, at any time, to dismiss any Employee, without any liability for any claim either against the Employer or the Trust Fund for any payment whatsoever (except to the extent provided for in the Plan).

     13.02 ALIENATION.

          (a) No benefit which shall be payable out of the Trust Fund to any person (including a Participant or his Beneficiary) shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, or charge, and any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, or charge the same shall be void; and no such benefit shall in any manner be liable for, or subject to, the debts, contracts, liabilities, engagements, or torts of any such person, nor shall it be subject to attachment or legal process for or against such person, and the same shall not be recognized by the Trustee, except to such extent as may be required by law. The preceding sentence shall also apply to the creation, assignment, or recognition of a right to any benefit payable with respect to a Participant pursuant to a domestic relations order, unless such order is determined to be a "qualified domestic relations order", as defined in Section 414(p) of the Code, or any domestic relations order entered before January 1, 1985.

          (b) This prohibition against alienation shall not apply to the extent a Participant or Beneficiary is indebted to the Plan, for any reason, under any provision of this Plan, and at the time a distribution is to be made to or for his benefit, such proportion of the amount distributed as shall equal such indebtedness shall be paid by the Trustee to the Trustee, to apply against or discharge such indebtedness. Prior to making a payment, however, the Participant or Beneficiary must be given written notice by the Administrator that such indebtedness is to be deducted in whole or part from his Participant's Accrued Benefit. If the Participant or Beneficiary does not agree that the indebtedness is a valid claim against his vested Participant's Accrued Benefit, he shall be entitled to a review of the validity of the claim in accordance with procedures provided in Section 13.05 of the Plan.

          (c) Notwithstanding any provision in this Section 13.02, if the Plan Administrator receives a domestic relations order issued pursuant to State domestic relations law with respect to a Participant; and the Plan Administrator determines that such is a Qualified Domestic Relations Order which complies with the requirements of Section 206(d)(3) of ERISA, then the payment to an

                                      13-1
alternate payee named in the Qualified Domestic Relations Order shall not violate the prohibition against alienation provided for in this Section.

     13.03 DISTRIBUTIONS TO PERSONS UNDER LEGAL DISABILITY. Distributions to minors or persons under legal disability may be made by the Trustee either:

          (a) Directly to said persons, or

          (b) To the legal guardians or conservators of said persons.

     The Trustee shall not be required to see to the application of any such distributions so made to any of said persons, but his or their receipt therefore shall fully discharge the Trustee from any liability with respect to the same.

     13.04 PROCEDURE WHEN TRUSTEE IS UNABLE TO LOCATE DISTRIBUTEE. Any communication, statement, benefit distribution, or notice addressed to a Participant or Beneficiary at his last known post office address filed with the Employer and/or the Advisory Committee shall be binding on the Participant or Beneficiary for all purposes under the Plan. The Employer, the Advisory Committee, and the Trustee shall not be required to search for or locate any Participant or Beneficiary under the Plan. If the Advisory Committee notifies a Participant or Beneficiary that he is entitled to a distribution, and also notifies him of the provisions of this Section 13.04, and if such Participant or Beneficiary fails to claim his benefits under the Plan or make his whereabouts known within five (5) calendar years after such notification, the Participant's or Beneficiary's benefits under the Plan shall be reallocated in the same manner as a Forfeiture under Section 5.05 of this Plan. In the event such Participant or Beneficiary subsequently makes a claim for his benefit, such benefit shall be restored, unadjusted for any gains or losses subsequent to the date of Forfeiture.

     The Advisory Committee shall make the restoration during the Plan Year in which the Participant or Beneficiary makes the claim, from the following sources (in order of priority): (a) first, Participant Forfeitures which would otherwise be allocated for the Plan Year; (b) next. Trust Fund net income or gain for the Plan Year; and (c) finally, the amount, or additional amount, the Employer shall contribute to make the required restoration. The Advisory Committee shall direct the Trustee to distribute the Participant's or Beneficiary's restored Accrued Benefit not later than sixty (60) days after the close of the Plan Year in which the Advisory Committee restores the forfeited Accrued Benefit. The forfeiture provisions of this Section shall apply solely to the Participant's or to the Beneficiary's Accrued Benefit derived from Employer Contributions.

                                      13-2

     13.05 CLAIMS PROCEDURE. The Advisory Committee shall make all determinations as to the right of any person to benefits. Any Advisory Committee denial of a claim by a Participant or a Beneficiary for benefits under the Plan shall be stated in writing by the Advisory Committee and shall be delivered or mailed to the Participant or Beneficiary within sixty (60) days of the receipt of the Participant's or Beneficiary's written claim by the Advisory Committee. Such notice of denial shall set forth the specific reasons for the denial, written to the best of the Advisory Committee's ability in a manner that may be understood by the Participant or Beneficiary without legal or actuarial counsel, and shall also set forth procedures, if appropriate, for resubmitting the denied claim. In the event that a Participant or Beneficiary should wish to appeal the final decision of the Advisory Committee, such Participant or Beneficiary shall file a written appeal with the Plan Administrator within sixty (60) days of such Participant's receipt of the Advisory Committee's written decision. The Plan Administrator's decision, in writing, shall be delivered to the Participant or Beneficiary within sixty (60) days after the-Plan Administrator receives the Participant's or Beneficiary's written appeal. Except as provided in this
Section 13.05, and to the extent permitted by law, the decision of the Plan Administrator shall be final and binding upon all persons.

     In the event that a Participant or Beneficiary should desire to contest the final decision of the Plan Administrator, the Participant or Beneficiary may file a written request for arbitration with the Plan Administrator within fifteen (15) days after the written decision of the Plan Administrator is received by the Participant or Beneficiary. The Participant or Beneficiary and the Plan Administrator shall each name an arbitrator within twenty (20) days after the Plan Administrator receives a request for arbitration, and the two (2) arbitrators shall jointly name a third arbitrator. If either party fails to select an arbitrator within the twenty (20) day period, or if the two (2) arbitrators fail to select a third arbitrator within fifteen (15) days after their appointment, then the Presiding Judge of the county court (or its equivalent) in the county in which the principal office of the Employer is located shall appoint such other arbitrator or arbitrators. The arbitrators shall render a decision within sixty (60) days after their appointment and shall conduct all proceedings pursuant to the laws of the state in which the Employer's principal place of business is located and the then current Rules of the American Arbitration Association governing commercial transactions, to the extent that such rules are not inconsistent with applicable state law. The cost of the arbitration procedure shall be borne by the losing party or, if the decision is not clearly in favor of one party or the other, then in the manner determined by the arbitrators. The arbitration proceeding set forth in this
Section 13.05 shall be the sole and exclusive remedy of a Participant or Beneficiary to appeal a decision of the Advisory Committee and the Plan Administrator under this Plan.

                                      13-3

     13.06 PORTABILITY. If a Participant who is entitled to receive benefits under this Plan is subsequently employed by another employer which maintains a tax-qualified employee pension benefit plan, the Advisory Committee may, in its sole discretion applied in a uniform and consistent manner, direct the Trustee to transfer the Participant's vested interest under this Plan to the trustee of the Plan of the Participant's new employer, if:

          (a) The trustee of such other plan is authorized to accept the transfer of benefits from this Plan;

          (b) The Participant's transferred assets are to be maintained in a separate account in the other plan;

          (c) The Participant's transferred assets will not be forfeitable or reduce in any way the obligation of the new employer with respect to its plan, and

          (d) The transfer does not violate Section 411(d)(6) of the Code.

     13.07 EMPLOYER AND TRUSTEE ONLY NECESSARY PARTIES TO LITIGATION. In any application to or proceeding or action in any court pertaining to this Plan, only the Employer and the Trustee shall be necessary partiean inteno Participant or any other person having or claiming an interest in the Trust Fund need be made a party to or shall be entitled to any notice of such application, proceeding, action, or service of process in connection therewith. Any judgment entered into in any such proceeding or action shall be conclusive upon all persons claiming any rights under the Plan.

     13.08 EXECUTION OF RECEIPTS AND RELEASES. Any payment to any Participant or Beneficiary made, in accordance with the provisions of the Plan shall, to the extent thereof, be in full satisfaction of all claims hereunder against the Plan, and the Advisory Committee or Trustee may require such Participant or Beneficiary, as a condition precedent to such payment, to execute a receipt and release therefore in such form as the Advisory Committee or Trustee shall determine.

                                      13-4

     14. AMENDMENT AND TERMINATION

     14.01 AMENDMENT OF PLAN. The Employer may at any time, and from time to tine, amend the Plan in whole or in part (either prospectively or retroactively) by delivering to the Trustee a written copy of such amendment signed by the Employer and approved by the Employer's Board of Directors; provided, however, that:

          (a) The Employer shall have no power to amend the Plan in such a manner as would cause or permit any part of the assets of the Trust Fund to be diverted to purposes other than for the exclusive benefit of Participants or their Beneficiaries, or as would cause or permit any portion of such assets to revert to or become the property of the Employer.

          (b) The Employer shall not have the right to amend the Plan retroactively in such a manner as to deprive any Participant or Beneficiary of any benefit to which he was entitled under the Plan by reason of contributions made by the Employer prior to the amendment, unless such amendment is necessary to conform the Plan to, or satisfy the conditions of, any law, governmental regulation, or ruling, and to permit the Plan to meet the requirements of Sections 401 and 501 of the Code.

          (c) No amendment to the vesting schedule shall deprive a Participant of his nonforfeitable rights to benefits accrued to the date of the amendment. Further, if the vesting schedule is amended, or if the Plan is amended in any way that directly or indirectly affects the computation of a Participant's nonforfeitable percentage, each Participant with at least three (3) Years of Service may elect, within a reasonable period after the adoption of the amendment, to have his nonforfeitable percentage computed under the Plan without regard to such amendment. The period during which the election may be made shall commence with the date the amendment is adopted and shall end on the later of:

               (i)   Sixty (60) days after the amendment is adopted;

               (ii)  Sixty (60) days after the amendment becomes effective; or

               (iii) Sixty  (60) days  after the  Participant is issued  written
                     notice   of  the   amendment   by  the  Employer   or  Plan
                     Administrator.

          (d) No amendment shall increase the duties of the Trustee without its written consent.

          (e) The Employer shall not have the right to amend the Plan to eliminate any optional form of distribution.

                                      14-1

          (f) No amendment to the Plan shall be effective to the extent that it has the effect of decreasing a Participant's Accrued Benefit. Notwithstanding the preceding sentence, a Participant's account balance may be reduced to the extent permitted under Section 412(C)(8) of the Code. For purposes of this paragraph, a Plan amendment which has the effect of decreasing a Participant's account balance or eliminating an optional form of benefit, with respect to benefits attributable to service before the amendment shall be treated as reducing an Accrued Benefit.

          Notwithstanding the foregoing limitations, the Plan may be amended at any time to conform with the Internal Revenue Code and ERISA, and applicable rules, regulations, and procedures of federal and state law.

     14.02 TERMINATION OF THE PLAN. The Employer has established the Plan with the bona fide intention and expectation that it will make Contributions to the Plan indefinitely, but the Employer is not and shall not be under any obligation or liability whatsoever to continue its Contributions or to maintain the Plan for any given length of time and may, in its sole and absolute discretion, discontinue such Contributions or terminate the Plan at any time without any liability whatsoever for such discontinuance or termination. In the event of any termination or partial termination of the Plan, or of a complete discontinuance of Contributions hereunder, all of the affected Participants or their Beneficiaries shall be fully vested in their accounts at the date of termination, partial termination, or discontinuance. The Plan shall terminate upon the occurrence of any of the following events:

          (a) Delivery to the Trustee of a notice of termination executed by the Employer, specifying the date as of which the Plan shall terminate; or

          (b) Adjudication of the Employer as a bankrupt, general assignment by the Employer to or for the benefit of creditors, or dissolution of the Employer, written notice of which shall be given promptly by the Employer to the Trustee.

     14.03 PROCEDURE UPON TERMINATION OF THE PLAN. Unless the Employer provides by amendment for the liquidation of the Trust Fund and the immediate distribution of all assets, the termination of the Plan shall in no way alter the time and manner of payment provided under Article 6 of the Plan. The Trust shall continue until all the assets of the Trust Fund have been distributed pursuant to the terms of the Plan.

     14.04 CONSOLIDATION. MERGER, DIVISION OR SALE. Nothing in this Plan shall prevent the consolidation, merger, division, or sale of the Employer with, into, or to any other employer, or prevent the sale by the Employer of any of its property. A successor corporate employer formed and resulting from any such consolidation, merger, division or purchase of the Employer or its

                                      14-2
assets shall have the right to become a party to the Plan or any successor plan, by adopting appropriate resolutions and by executing this Plan or an appropriate amendment to this Plan. If within ninety (90) days from the effective date of such consolidation, merger, division or sale of the Employer or its assets, the new employer does not become a party to the Plan, the Plan shall automatically be deemed terminated as of the date of such consolidation, merger, division or sale. In the case of any merger or consolidation with, or the division or transfer of assets and liabilities to, any other tax-qualified employee pension benefit plan, provisions shall be made so that each Participant in the Plan on the relevant date will receive a benefit immediately after the merger, consolidation, division or transfer which is equal to or greater than the benefit he would have been entitled to receive immediately prior to the merger, consolidation, division or transfer if the Plan had then terminated.

     14.05 DISSOLUTION OR LIQUIDATION OF EMPLOYER. In the event that the Employer is" legally dissolved or liquidated by any procedure other than a consolidation, merger, division or sale, the Plan shall terminate as of the effective date of such dissolution or liquidation.

     14.06 PREDECESSOR PLAN. This Plan shall constitute a continuation, and an amendment and restatement, of a plan (the "predecessor plan") previously adopted and maintained by the Employer, which also was a plan intended to meet the requirements of Section 401 of the Code. Since this Plan constitutes a continuation of a predecessor plan, each Employee who was a Participant in the predecessor plan immediately prior to the applicable Effective Date of this Plan will continue as a Participant in this Plan, subject to its terms and conditions. Furthermore, in the case of a Participant in the predecessor plan immediately prior to the Effective Date of this Plan, the vested or nonforfeitable percentage of such Participant's benefits under this Plan shall in no event be less than the vested or nonforfeitable percentage which he was entitled to receive under such predecessor plan. Upon such Participant's termination of employment under this Plan, he shall be entitled to receive a vested or nonforfeitable percentage of his benefits under this Plan which is not less than the vested or nonforfeitable percentage he would have received under the predecessor plan had the vested provisions of such plan continued in effect.

                                      14-3

     15. MISCELLANEOUS PROVISIONS

     15.01 REVERSION OF CONTRIBUTIONS. While it is intended that the assets of the Plan shall never inure to the benefit of the Employer and shall be held for the exclusive purposes of providing benefits to Participants and their beneficiaries and defraying reasonable expenses of administering the Plan, the Employer reserves the right to retrieve Contributions made under certain conditions pursuant to Section 403(C) of ERISA, as follows:

          (a) A Contribution made by a mistake of fact shall be returned to the Employer within one (1) year after the payment of such Contribution.

          (b) A Contribution which is conditioned on initial qualification of the Plan under the Code shall be returned to the Company should the Plan fail to qualify within one (1) year after the date of denial of such qualification provided - the application for determination relating to initial qualification is filed by the due date of the Employer's return for the taxable year in which the Plan is adopted. Upon the return of such Contribution to the Employer, the Plan shall terminate and the Trustee shall be discharged from all obligations under the Trust.

          (c) A Contribution which is conditioned on the current deductibility of the Contribution under Section 404 of the Code shall be returned to the Employer, -to the extent that it is disallowed, within one (1) year after the disallowance of the deduction.

          Earnings   attributable  to  such  Contributions   described  in  sub-
paragraphs (a) and (c) above may not be returned to the Employer; however, losses attributable thereto must reduce the amount to be returned.

     15.02 RULE AGAINST PERPETUITIES. This Plan shall continue until terminated pursuant to Article 14 of the Plan, unless its continuance into perpetuity violates any law of the state in which the Employer's principal place of business is located which limits the duration of trusts, if applicable, in which case the Plan shall terminate upon the death of the last survivor of the Employees of the Employer who are living as of the date of execution of the Plan.

     15.03 NOTICES. Any notices, documents, or forms required to be given to or filed with the Trustee shall be delivered or mailed by registered or certified mail, postage prepaid, to the Trustee at its principal business office. Any notices, documents, or forms required to be given to or filed with the Advisory Committee or the Employer shall be delivered or shall be mailed by registered or certified mail, postage prepaid, to the Employer's principal business office.

                                      15-1

     15.04 TEXT TO PREVAIL OVER HEADINGS. The headings appearing in the Plan are included solely for convenience of reference, and do not constitute a part of the Plan.

     15.05 APPLICABLE LAW. Except where otherwise preempted by federal law, all legal questions pertaining to the Plan shall be determined in accordance with the procedural and substantive laws of the state in which the Employer's principal place of business is located and all contributions made hereunder shall be deemed to have been made in such state.

     15.06 COUNTERPARTS. This instrument may be executed in several counterparts, each of which shall be deemed an original, and said counterparts shall constitute but one and the same instrument, which may be sufficiently evidenced by any one counterpart.

     15.07 BINDING UPON SUCCESSORS. ETC. The Plan shall be binding upon all Participants and their Beneficiaries, heirs, executors, and administrators, upon the Employer and its successors and assigns, and upon the Trustee and its successors.

     15.08 COPIES OF PLAN. A copy of this instrument shall be made available for inspection by any Participant or other interested party at the principal office of the Employer, during its normal business hours.

     15.09 GENDER AND NUMBER. The masculine gender, where it appears in the Plan, shall be deemed to include the feminine gender, unless the context clearly indicates to the contrary. The words "hereof", "herein", "hereunder", and other similar compounds of the word "here" shall mean and refer to the entire Plan, and not to any particular provision of the Plan.

                                      15-2

     16. RELATED OR OTHER EMPLOYERS

     16.01 ADOPTION BY RELATED OR OTHER EMPLOYERS. Any other corporation or entity, whether related or not, may adopt this Plan with the consent of the Employer, and be known as an Adopting Employer by properly executing an adoption agreement or amendment and resolutions with respect to the same.

     16.02 REQUIREMENTS OF ADOPTING EMPLOYERS.

          (a) Each such Adopting Employer shall be required to use the same Trustee as provided in this Plan.

          (b) The Trustee may, but shall not be required to, commingle, hold and invest as one Trust Fund all contributions made by Adopting Employers. However, the assets of the Plan shall, on an ongoing basis, be available to pay benefits to all Participants and Beneficiaries under the Plan without regard to the Employer or Adopting Employer who contributed such assets. -

          (c) The transfer of any Participant from or to any Adopting Employer, whether he be an Employee of the Employer or an Employer, shall not affect such Participant's rights under the Plan, and his service with and Compensation from each Employer shall be used for purposes of determining benefits under the Plan.

          (d) Unless otherwise agreed by the parties, or required by law, no Employer shall have any obligation to make contributions to this Plan for or on behalf of the Employees of any other Employer. If an Employee is employed by more than one Employer, any contribution made to the Plan on his behalf shall be prorated between the Employers on the basis of his Compensation from each. Notwithstanding the foregoing, in the event any such Employer shall be unable to make a contribution for any Plan Year, any Related Employer may make an additional contribution on behalf of any Employee of a noncontributing Related Employer.

          (e) Amendment of this Plan by the Employer at any time shall be deemed accepted by the Adopting Employer.

     16.03 DESIGNATION OF AGENT. Each Adopting Employer shall be deemed to be a part of this Plan; provided, however, that with respect to all of its relations with the Trustee and Plan Administrator for the purpose of this Plan, each Adopting Employer shall be deemed to have designated irrevocably the Employer as its agent. Unless the context of the Plan clearly indicates the contrary, the word "Employer" shall be deemed to include each Adopting Employer pursuant to its adoption of the Plan.

     16.04 PLAN ADMINISTRATOR'S AUTHORITY. The Plan Administrator shall have authority to make any and all necessary rules or regulations, binding upon all Adopting Employers and all Participants, to effectuate the purpose of this Article.

                                      16-1

     IN WITNESS WHEREOF, INTER-TEL, INCORPORATED, an Arizona corporation, as Employer, and STEVEN G. MIHAYLO, RALPH MARSH, and N. THOMAS PEIFFER, as Trustee, have caused this Plan to be signed by their duly qualified officers respectively authorized to do so the day, month, and year first above written.

                                        INTER-TEL, INCORPORATED, an
                                        Arizona corporation

                                        /s/ Steven G. Mihaylo
                                        ----------------------------------------
                                        Steven G. Mihaylo, President "Employer"

ATTEST:

/s/ Ralph Marsh
------------------------------------
Ralph Marsh, Secretary

                                        /s/ Steven G. Mihaylo
                                        ----------------------------------------
                                        Steven G. Mihaylo


                                        /s/ Ralph Marsh
                                        ----------------------------------------
                                        Ralph Marsh


                                        /s/ N. Thomas Peiffer
                                        ----------------------------------------
                                        N. Thomas Peiffer

                                                                       "Trustee"

                             FIRST AMENDMENT TO THE
                              AMENDED AND RESTATED
              INTER-TEL. INCORPORATED TAX DEFERRED SAVINGS PLAN AND
                           RETIREMENT TRUST AGREEMENT


     THIS AMENDMENT, made and entered into this 2nd day of March, 1994, by INTER-TEL, INCORPORATED, an Arizona corporation (hereinafter referred to as the "Employer"), and JEFFREY T. FORD, RALPH MARSH and N. THOMAS PIEFFER, as Trustee(s) (hereinafter collectively referred to as "Trustee").

                              W I T N E S S E T H:

     WHEREAS, the Employer and the Trustee have heretofore entered into an employees' plan effective December 1, 1984, as amended, and an Amendment and Restatement thereof dated December 15, 1990, effective January 1, 1989 (the "Plan"); and

     WHEREAS, the Employer has reserved the right to amend said Plan in whole or in part; and

     WHEREAS, the Employer now desires to amend said Plan to include certain 401(k) final regulations.

     WHEREAS, the Employer now desires to amend said Plan to include the Model Amendment provided in IRS Rev. Proc. 93-12 regarding the new rollover rules under Section 401(a)(31) of the Internal Revenue Code.

     WHEREAS, the Employer now desires to amend said Plan to include the Model Amendment provided in Rev. Proc. 93-47 regarding waiving the thirty (30) day notice requirement for certain distributions.

     WHEREAS, the Employer also desires to amend the Plan to include the Model Amendment provided in Rev. Proc. 94-13 regarding the new compensation limit.

     NOW, THEREFORE, in consideration of the foregoing premises and mutual covenants hereinafter contained, the Employer and Trustee hereby agree as follows:

     1. Section 2.05 of the Plan is hereby amended by adding the following thereto:

          "In addition to other applicable limitations set forth in the Plan, and notwithstanding any other provision of the Plan to the contrary, for Plan Years beginning on or after January 1, 1994, the annual Compensation of each Employee taken into account under the Plan shall not exceed the OBRA `93 annual compensation limit. The OBRA `93 annual compensation limit is $150,000, as adjusted by the Commissioner for increases in the cost of living in accordance with Section 401(a)(17)(B) of the Internal Revenue Code. The cost-of-living adjustment in effect for a calendar year applies to any period, not exceeding 12 months, over which Compensation is determined (determination period) beginning in-such calendar year. If a determination period consists of fewer than 12 months, the OBRA `93 annual compensation limit will be multiplied by a fraction, the numerator of which is the number of months in the determination period, and the denominator of which is 12.

          For Plan Years beginning on or after January 1, 1994, any reference in this Plan to the limitation under Section 401(a)(17) of the Code shall mean the OBRA `93 annual compensation limit set forth in this provision.

          If Compensation for any prior determination period is taken into account in determining an Employee's benefits accruing in the current Plan Year, the Compensation for that prior determination period is subject to the OBRA `93 annual compensation limit in effect for that prior determination period. For this purpose, for determination periods beginning before the first day of the first Plan Year beginning on or after January 1, 1994, the OBRA `93 annual compensation limit is $150,000."

     2. Effective January 1, 1994, the first sentence of Section 4.01 (a) of the Plan is hereby amended to read as follows:

          "Each Participant may elect to defer a portion of his pre-tax Compensation for each Plan Year, as an Elective Deferral, in an amount not greater than fifteen percent (15%) nor less than one percent (1%) of his Compensation."

     3. Section 4.01(b)(ii) of the Plan is hereby amended in its entirety to read as follows:


              "(ii) Excess  Elective  Deferrals shall be adjusted for any income or loss up to the date of  distribution  in accordance  with
                    Section 5.04 of the Plan."

     4. Section 4.01(C)(iii)(B)(2) of the Plan is hereby amended to read as follows:

          "(2) the  Employee's   Compensation   for  the  Plan  Year,   while  a
               Participant in the Plan."

     5. The last sentence of the first paragraph of Section 4.01(d) of the Plan is hereby amended to read as follows:

          "In addition, Excess Contributions of Participants who are subject to the family member aggregation rules of Section 414(q)(6) of the Code shall be allocated among the family members in proportion to the Elective Deferrals (and amounts treated as Elective Deferrals) of each family member that is combined to determine the combined ADP."


     6. Section 4.04(b) of the Plan is hereby amended by amending and adding the following paragraphs thereto:

         (vii) Multiple Use: If one or more Highly Compensated Employees participate in both a cash or deferred arrangement (`CODA') and a plan subject to the Average Contribution Percentage (ACP) test maintained by the Employer and the sum of the ADP and ACP of those Highly Compensated Employees subject to either or both tests exceeds the Aggregate Limit, then, at the discretion of the Advisory Committee, either the ACP and/or the ADP of those Highly Compensated Employees who also participate in a CODA will be reduced (beginning with such Highly Compensated Employee whose ACP or ADP is highest) so that the limit is not exceeded. The amount by which each Highly Compensated Employee's Contribution Percentage Amounts is reduced shall be treated as an Excess Aggregate Contribution. The ADP and ACP of the Highly Compensated Employees are determined after any corrections required to meet the ADP and ACP tests. Multiple use does not occur if both the ADP and ACP of the Highly Compensated Employees does not exceed
               1.25 multiplied by the ADP and ACP of the Nonhighly Compensated Employees.

        (viii) For purposes of determining the Contribution Percentage, a Matching Contribution (including a Qualified Matching Contribution, if any) that is forfeited to correct Excess Aggregate Contributions, or because the contribution to which it relates is treated as an Excess Contribution, Excess Deferral, or Excess Aggregate Contribution, is not taken into account."

     7. The second sentence of Section 4.04(d) of the Plan is hereby amended to read as follows:

               "Excess Aggregate Contributions of Participants who are subject to the family member aggregation rules of Section 414(q)(6)(B) of the Code shall be allocated among the family members in proportion to the Employee and Matching Contributions (or amounts treated as Matching Contributions) of each family member that is combined to determine the combined ACP."

     8. Effective January 1, 1994, Section 6.02 of the Plan is hereby amended to read as follows:

               "6.02 FORFEITURES. That portion of the Participant's Employer account which is not fully vested in the Participant, if any, pursuant to Section 6.01 of the Plan, shall be a `Forfeiture', and shall be applied in accordance with the provisions of Section 5.05 of the Plan on the earlier of:

               (a) the distribution of the Participant's entire vested account balance upon his termination of employment with the Employer, or

               (b) the last day of the Plan Year in which the Participant incurs five consecutive One Year Breaks in Service."

     9. The first paragraph of Section 6.03 (a) of the Plan is hereby amended to read as follows:

               "Within the time periods specified in Section 6.04 of the Plan, and after a Participant's (i) retirement on or after the Normal Retirement Date, (ii) death, (iii) termination of employment with the Employer, or (iv) termination of employment due to Disability, the Participant's vested interest in his accounts shall be valued and adjusted as of the most recent periodic valuation date (as defined in Section 5.04 of the Plan) to reflect the changes, if any, in the net fair market value of the Trust Fund, and shall then be distributed to the Participant or, in the event of his death, to his Beneficiary, by any of the following methods:"

     10. Effective January 1, 1994, Section 6.04(C)of the Plan is hereby amended by adding the following paragraph thereto:

               "If a distribution is one to which Sections 401(a)(11) and 417 of the Internal Revenue Code do not apply, such distribution may commence less than thirty (30) days after the notice required under Section 1.411(a)-11(c) of the Income Tax Regulations is given, provided that:

               (1) the Plan Administrator clearly informs the Participant that the Participant has a right to a period of at least thirty (30) days after receiving the notice to consider the decision of whether or not to elect a distribution (and, if applicable, a particular distribution option), and

               (2) the Participant, after receiving the notice, affirmatively elects a distribution. "

     11. The first sentence of Section 6.07(b) of the Plan is hereby amended to read as follows:

               "(a) During the thirty (30) day period immediately preceding the last day of any Plan Year, or otherwise with the consent of the Advisory Committee, a Participant may withdraw an amount not exceeding the balance in his rollover/transfer account, if any."


     12. Article 6 of the Plan is hereby amended by adding the following Section
6.11 thereto:

     "6.11 ELIGIBLE ROLLOVER DISTRIBUTIONS.


          (a) This Section applies to distributions made on or after January 1, 1993. Notwithstanding any provision of the Plan to the contrary that would otherwise limit a distributee's election under this Article, a distributee may elect, at the time and in the manner prescribed by the Advisory Committee, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover.

          (b) Definitions.

               (i) Eligible rollover distribution. An eligible rollover distribution is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee's designated beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under Section 401(a)(9) of the Code; and the portion of any distribution that is not includable in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).

               (ii) Eligible retirement plan. An eligible retirement plan is an individual retirement account described in Section 408(a) of the Code, an individual retirement annuity described in Section 408(b) of the Code, an annuity plan described in Section 403(a) of the Code, or a qualified trust described in Section 401 (a) of the Code, that accepts the distributee's eligible rollover distribution. However, in the case of an eligible rollover distribution to the surviving spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity.

               (iii) Distributee. A distributee includes an Employee or former employee. In addition, the Employee's or former employee's surviving spouse and the Employee's or former employee's spouse or former spouse who is the alternate payee under a Qualified Domestic Relations Order, as defined in Section 414(p) of the Code, are distributees with regard to the interest of the spouse or former spouse.

               (iv) Direct rollover. A direct rollover is a payment by the Plan to the eligible retirement plan specified by the distributee."

     13. Unless otherwise stated, the Effective Date of this Amendment shall be January 1, 1993.

     14. Effective January 14, 1994, and pursuant to Section 11.18 of the Plan, Steven G. Mihaylo is removed as a Trustee and Jeffery T. Ford is added as a Trustee.

     15. Except as hereinabove amended, all of the terms and conditions of the Plan shall remain in full force and effect.

     IN WITNESS WHEREOF, INTER-TEL, INCORPORATED, as Employer, and JEFFREY T. FORD, RALPH MARSH and N. THOMAS PIEFFER, as Trustee, have signed or caused these presents to be signed by their duly qualified officers respectively authorized to do so the date first above written.

                                        INTER-TEL, INCORPORATED, an Arizona
                                        corporation

                                        /s/ Steven G. Mihaylo
                                        ----------------------------------------
                                        Steven G. Mihaylo, President "Employer"

ATTEST:

/s/ Ralph Marsh
------------------------------------
Ralph Marsh, Secretary

                                        /s/ Steven G. Mihaylo
                                        ----------------------------------------
                                        Steven G. Mihaylo


                                        /s/ Ralph Marsh
                                        ----------------------------------------
                                        Ralph Marsh


                                        /s/ N. Thomas Peiffer
                                        ----------------------------------------
                                        N. Thomas Peiffer

                                                                       "Trustee"

                             SECOND AMENDMENT TO THE
                              AMENDED AND RESTATED
                             INTER-TEL, INCORPORATED
            TAX DEFERRED SAVINGS PLAN AND RETIREMENT TRUST AGREEMENT


     THIS AMENDMENT, made and entered into effective April 12, 1995, by INTER-TEL, INCORPORATED, an Arizona corporation (hereinafter referred to as the "Employer"), and JEFFREY T. FORD, RALPH MARSH and N. THOMAS PEIFFER, as Trustees (hereinafter collectively referred to as "Trustee").

                              W I T N E S S E T H:

     WHEREAS, the Employer and the Trustee have heretofore entered into an employees' plan effective December 1, 1984, as amended, an Amendment and Restatement thereof dated December 15, 1990 effective January 1, 1989 and a First Amendment thereto dated March 2, 1994 (the "Plan"); and

     WHEREAS, the Employer has reserved the right to amend said Plan in whole or in part; and

     WHEREAS, the Employer now desires to amend said Plan.

     NOW, THEREFORE, in consideration of the foregoing premises and mutual covenants hereinafter contained, the Employer and Trustee hereby agree as follows:

          1. Pursuant to Section 11.18 of the Plan, Ralph Marsh is removed as a co-trustee of the Plan and Bradford A. Wallace is named as a successor co-trustee of the Plan.

          2. Except as hereinabove amended, all of the terms and conditions of the Plan shall remain in full force and effect.

     IN WITNESS WHEREOF, INTER-TEL, INCORPORATED, as Employer, and JEFFREY T. FORD, N. THOMAS PEIFPER and BRADFORD A. WALLACE, as Trustee, have signed or caused these presents to be signed by their duly qualified officers respectively authorized to do so the date first above written.

                                        INTER-TEL, INCORPORATED, an Arizona
                                        corporation


                                        /s/ Thomas C. Parise
                                        ----------------------------------------
                                        Thomas C. Parise, President

                                                                      "Employer"

ATTEST:

/s/ Kurt R. Kneip
------------------------------------
Kurt R. Kneip, Secretary

                                        Jeffrey T. Ford
                                        ----------------------------------------
                                        Jeffrey T. Ford


                                        N. Thomas Peiffer
                                        ----------------------------------------
                                        N. Thomas Peiffer


                                        Bradford A. Wallace
                                        ----------------------------------------
                                        Bradford A. Wallace

                                                                       "Trustee"

                 ACTION BY CONSENT OF THE BOARD OF DIRECTORS OF
                            INTER-TEL. INCORPORATED


     The undersigned, being all of the Directors of Inter-Tel, Incorporated, an Arizona corporation, hereby consent in writing, without a meeting, pursuant to
Section 10-044 of the Arizona Revised Statutes, to the following action:

          RESOLVED, that pursuant to Section 11.18 of the Inter-Tel, Incorporated Tax Deferred Savings Plan and Trust (the "Plan") Ralph Marsh shall be removed as a co-trustee of the Plan. Bradford A. Wallace is hereby appointed as a successor co-trustee of the Plan.

          FURTHER RESOLVED, that Ralph Marsh shall be removed as a member of the Advisory Committee of the Plan and Bradford A. Wallace is hereby named as a successor Advisory Committee member, pursuant to Section 10.02 of the Plan.


     DATED: APRIL 12 1995.

                                        /s/ Steven G. Mihaylo
                                        ----------------------------------------
                                        Steven G. Mihaylo


                                        /s/ Gary D. Edens
                                        ----------------------------------------
                                        Gary D. Edens


                                        /s/ Maurice H. Esperseth
                                        ----------------------------------------
                                        Maurice H. Esperseth


                                        /s/ C. Roland Haden
                                        ----------------------------------------
                                        C. Roland Haden


                                        /s/ Norman Stout
                                        ----------------------------------------
                                        Norman Stout


                                        /s/ Kathleen R. Wade
                                        ----------------------------------------
                                        Kathleen R. Wade

                                                            "Board of Directors"

         CERTIFIED COPY OF RESOLUTIONS ADOPTED BY THE BOARD OF DIRECTORS
                           OF INTER-TEL, INCORPORATED


          RESOLVED, that pursuant to Section 11.18 of the Inter-Tel, Incorporated Tax Deferred Savings Plan and Trust (the "Plan") Ralph Marsh shall be removed as a co-trustee of the Plan. Bradford A. Wallace is hereby appointed as a successor co-trustee of the Plan.

          FURTHER RESOLVED, that Ralph Marsh shall be removed as a member of the Advisory Committee of the Plan and Bradford A. Wallace is hereby named as a successor Advisory Committee member, pursuant to Section 10.02 of the Plan.

                                   CERTIFICATE

     I hereby certify that I am the duly elected, qualified, and acting Secretary of Inter-Tel, Incorporated, an Arizona corporation, and that the above is a true and correct copy of the Resolutions adopted by unanimous consent of the Directors of said corporation, on April 12, 1995, and that said Resolutions are in full force and effect and have not been repealed, amended, or canceled.


DATED: May 4, 1995.


                                        /s/ Kurt R. Kneip
                                        ----------------------------------------
                                        Kurt R. Kneip, Secretary

                              ACCEPTANCE BY TRUSTEE

     I, Bradford A. Wallace, hereby accept my appointment as a successor trustee of the Inter-Tel, Incorporated Tax Deferred Savings Plan and Trust, pursuant to
Section 11.18 of the Plan, effective April 12, 1995 .


                                        /s/ Bradford Wallace
                                        ----------------------------------------
                                        Bradford A. Wallace

                                                             "Successor Trustee"

                             THIRD AMENDMENT TO THE
      INTER-TEL, INCORPORATED TAX DEFERRED SAVINGS PLAN AND TRUST AGREEMENT


     THIS AMENDMENT is made as of June 30, 1997, by INTER-TEL, INCORPORATED, an Arizona corporation ("Employer").

                              W I T N E S S E T H:

     A. The Employer wishes to amend this plan ("Plan") to include the Model Amendment provided in Revenue Procedure 96-49, regarding compliance with the USERRA requirements; and

     B. The Employer also wishes to amend the Plan to include the Model Amendment provided in Revenue Procedure 96-55 regarding the status of amounts transferred from money purchase pension plans.

     THEREFORE, the Employer amends the Plan, as follows:

          1. The Plan is hereby amended by adding the following:

               "Notwithstanding any provision of this Plan to the contrary, contributions, benefits and service credit with respect to qualified military service will be provided in accordance with Section 414(u) of the Code. Loan repayments, if any, will be suspended under this Plan as permitted under Section 414(u)(4) of the Code."

          2. The Plan is hereby amended by adding the following:

               "Notwithstanding any provision of this Plan to the contrary, to the extent that any optional form of benefit under this Plan permits a distribution prior to the Employee's retirement, death, disability, or severance from employment, and prior to Plan termination, that optional form is not available with respect to benefits attributable to assets (including the post-transfer earnings thereon) and liabilities that are transferred, within the meaning of Section 414(1) of the Code, to this Plan from a money purchase pension plan qualified under Section 401 (a) of the Code (other than any portion of those assets and liabilities attributable to voluntary employee contributions)."

          3. Section 1 of this Amendment shall be effective with respect to re-employments initiated on or after December 12,1994. Section 2 of this Amendment shall be effective the first day of the first Plan year beginning on or after December 12,1994 or, if later, March 12,1995.

     IN WITNESS WHEREOF, the Employer has caused this Amendment to be signed by its duly qualified officer.


                                        INTER-TEL, INCORPORATED, an Arizona
                                        corporation

                                        /s/ Steven G. Mihaylo
                                        ----------------------------------------
                                        Steven G. Mihaylo, President

                                                                      "Employer"

       CERTIFIED COPY OF RESOLUTIONS ADOPTED BY THE BOARD OF DIRECTORS OF
                             INTER-TEL, INCORPORATED


          RESOLVED, that the attached Third Amendment to the Inter-Tel, Incorporated Tax Deferred Savings Plan and Retirement Trust Agreement, in the form attached to these resolutions, is hereby approved and adopted; and

          FURTHER RESOLVED, that the actions of the appropriate executive officer of this Corporation in executing the Amendment, are hereby ratified and approved.

                                   CERTIFICATE

     I hereby certify that I am the duly elected, qualified, and acting Secretary of Inter-Tel, Incorporated, an Arizona corporation, and that the above is a true and correct copy of the Resolutions adopted by unanimous consent of the Directors of said corporation, on April ^, 1999, and that said Resolutions are in full force and effect and have not been repealed, amended, or canceled.


DATED: April 26, 1999.

                                        /s/ Kurt R. Kneip
                                        ----------------------------------------
                                        Kurt R. Kneip, Secretary

                             FOURTH AMENDMENT TO THE
                             INTER-TEL, INCORPORATED
            TAX DEFERRED SAVINGS PLAN AND RETIREMENT TRUST AGREEMENT


     THIS AMENDMENT, made and entered into on April 26, 1999, by INTER-TEL, INCORPORATED, an Arizona corporation (hereinafter referred to as the "Employer"), and JEFFREY T. FORD, BRADFORD A. WALLACE and N. THOMAS PEIFFER, as Trustees (hereinafter collectively referred to as "Trustee").

                              W I T N E S S E T H:

     1. The Employer maintains the Inter-Tel, Incorporated Tax Deferred Savings Plan and Retirement Trust Agreement ("Plan");

     2. The Employer has reserved the right to amend the Plan in whole or in part; and

     3. The Employer intends to amend the Plan.

     THEREFORE, the Employer hereby adopts this Amendment as follows:

     1. Section 4.01(a) of the Plan is amended to clarify the Participant's election to defer under the Plan. Therefore, effective January 1, 1989, Sections
4.01 (a)(i) and (ii) read as follows:

          (a)  ELECTION  TO DEFER.  A  Participant  may  elect to make  Elective
     Deferrals to the Plan, in an amount not greater than 15% of his Compensation. A smaller or larger "Maximum Elective Deferral" (expressed as a percentage of Compensation) may be established by the Plan Administrator. A Participant's Elective Deferrals may not, however, exceed $7,627 for any taxable year of the Participant (or such larger amount as may at any time be determined under Code Section 402(g) in effect at the beginning of such taxable year). In addition, the Plan Administrator may further limit the Elective Deferrals of Highly Compensated Employees for any Plan Year. Subject to any limitations imposed by the Advisory Committee:

               (i) Elective Deferrals shall be credited to an "Elective Deferral Account." Each Participant's Elective Deferral Account shall share in the earnings and losses of the Trust, and shall be fully vested at all times.

               (ii) Elective   Deferrals   may  be  made  in  whole   percentage
                    increments of Compensation or specific dollar amounts designated by the Participant for the Plan Year. The Employer shall have the right to direct that such increments of Compensation shall be rounded to the next lowest or highest dollar. The Advisory Committee may, according to uniform and nondiscriminatory rules, allow Participants to make lump sum Elective Deferrals payable during a period designated by the Advisory Committee, in lieu of or in addition to the payroll deduction method described above, in order to allow the maximum Elective Deferral.

     2. The first sentence of Section 6.01 (C) of the Plan is amended effective January 1,1989 to clarify the computation period used for determining a Participant's vested percentage as follows:


          (c) For purposes of vesting, "Year of Service" means the completion of at least 1,000 Hours of Service by a Participant during the 12 consecutive month period measured from the date the Participant completes his first Hour of Service (or any anniversary of that date).

     3. Except as hereinabove amended, all of the terms and conditions of the Plan shall remain in full force and effect.

     IN WITNESS WHEREOF, INTER-TEL, INCORPORATED, as Employer, and JEFFREY T. FORD, N. THOMAS PEIFFER and BRADFORD A. WALLACE, as Trustee, have signed or caused these presents to be signed by their duly qualified officers respectively authorized to do so the date first above written.


                                        INTER-TEL, INCORPORATED, an Arizona
                                        corporation


                                        /s/ Steven G. Mihaylo
                                        ----------------------------------------
                                        Steven G. Mihaylo, President


                                        /s/ Jeffrey T. Ford
                                        ----------------------------------------
                                        Jeffrey T. Ford


                                        /s/ N. Thomas Peiffer
                                        ----------------------------------------
                                        N. Thomas Peiffer


                                        /s/ Bradford A. Wallace
                                        ----------------------------------------
                                        Bradford A. Wallace

                                                                       "Trustee"

                          CERTIFIED COPY OF RESOLUTIONS
                      ADOPTED BY THE BOARD OF DIRECTORS OF
                             INTER-TEL, INCORPORATED


          RESOLVED, that the Fourth Amendment to the Inter-Tel, Incorporated Tax Deferred Savings Plan and Retirement Trust Agreement, in the form attached to these resolutions, is hereby approved and adopted; and

          FURTHER RESOLVED, that the appropriate officers of this Corporation are hereby authorized, empowered, and directed, for an din the name and on behalf of this Corporation, to execute the Amendment and to take such other actions as they, in their sole and complete discretion, deem necessary, appropriate, or desirable to effect the intent of these resolutions.

                                   CERTIFICATE

     I hereby certify that I am the duly elected, qualified, and acting Secretary of Inter-Tel, Incorporated, an Arizona corporation, and that the above is a true and correct copy of the Resolutions adopted by unanimous consent of the Directors of said corporation, on April 26., 1999, and that said Resolutions are in full force and effect and have not been repealed, amended, or canceled.


DATED: April 26, 1999.

                                        /s/ Kurt R. Kneip
                                        ----------------------------------------
                                        Kurt R. Kneip, Secretary

     ACTION BY CONSENT OF THE BOARD OF DIRECTORS OF INTER-TEL, INCORPORATED

     The undersigned Board of Directors of Inter-Tel, Incorporated, an Arizona professional corporation, hereby consents in writing, without a meeting, pursuant to the authority of Section 10-821 of the Arizona Revised Statutes, to the following action:

          RESOLVED, that the Third and Fourth Amendments to the Inter-Tel, Incorporated Tax Deferred Savings Plan and Retirement Trust Agreement, in the forms attached to these resolutions, are hereby approved and adopted; and

          FURTHER RESOLVED, that the appropriate officers of this Corporation are hereby authorized, empowered, and directed, for and in the name and on behalf of this Corporation, to execute the Amendments and to take such other actions as they, in their sole and complete discretion, deem necessary, appropriate, or desirable to effect the intent of these resolutions.


          DATED: April 26, 1999.

                                        /s/ Steven G. Mihaylo
                                        ----------------------------------------
                                        Steven G. Mihaylo


                                        /s/ J. Robert Anderson
                                        ----------------------------------------
                                        J. Robert Anderson


                                        /s/ Gary D. Edens
                                        ----------------------------------------
                                        Gary D. Edens


                                        /s/ Maurice H. Esperseth
                                        ----------------------------------------
                                        Maurice H. Esperseth


                                        /s/ C. Roland Haden
                                        ----------------------------------------
                                        C. Roland Haden

                                                            "Board of Directors"

                             FIFTH AMENDMENT TO THE
                             INTER-TEL, INCORPORATED
            TAX DEFERRED SAVINGS PLAN AND RETIREMENT TRUST AGREEMENT


     THIS  AMENDMENT,  made and entered into on November 29, 1999, by INTER-TEL,
INCORPORATED,   an  Arizona   corporation   (hereinafter   referred  to  as  the
"Employer").

                                  WITNESSETH:

     1. The Employer maintains the Inter-Tel, Incorporated Tax Deferred Savings Plan and Retirement Trust Agreement ("Plan");

     2. The Employer has reserved-the right to amend the Plan in whole or in part; and

     3. The Employer intends to amend the Plan.

     THEREFORE, the Employer hereby adopts this Amendment as follows:

     1. Section 3.01 of the Plan is amended by adding the following subsections:

          "(d) Notwithstanding the above, for purposes of determining eligibility, all service with Executone Information Systems or with companies that are acquired by Inter-Tel, Incorporated through a stock acquisition shall be counted. In addition, such Employees shall become a Participant as of the first payroll period coincident with or next following the date of the acquisition provided they have completed the eligibility requirements of the Plan as of the most recent prior January 1 or July 1 of the Plan Year."

     2. Section 6.01(C) of the Plan is amended to add the following thereto:

          "Notwithstanding the above, for purposes of determining vesting, all service with Executone Information Systems or with companies that are acquired by Inter-Tel, Incorporated through a stock acquisition shall be counted."

     3. The Effective Date of this amendment is January 1, 1999.

     4. Except as hereinabove amended, all of the terms and conditions of the Plan shall remain in full force and effect.

     IN WITNESS WHEREOF, INTER-TEL, INCORPORATED, as Employer, has signed or caused these presents to be signed by its duly qualified officers authorized to do so the date first above written.


                                        INTER-TEL, INCORPORATED, an Arizona
                                        Corporation

                                        /s/ Steven G. Mihaylo
                                        ----------------------------------------
                                        Steven G. Mihaylo, President

                                                                      "Employer"

                  CERTIFIED COPY OF RESOLUTIONS ADOPTED BY THE
                 BOARD OF DIRECTORS OF INTER-TEL, INCORPORATED


          RESOLVED, that the Fifth Amendment to the Inter-Tel, Incorporated Tax Deferred Savings Plan and Retirement Trust Agreement ("Plan"), in the form attached to these resolutions, is hereby approved and adopted; and

          FURTHER RESOLVED, that the appropriate officers of this Corporation are hereby authorized, empowered, and directed, for and in the name and on behalf of this Corporation, to execute the Amendment and to take such other actions as they, in their sole and complete discretion, deem necessary, appropriate, or desirable to effect the intent of these resolutions.

                                   CERTIFICATE

     I hereby certify that I am the duly elected, qualified, and acting Secretary of INTER-TEL, INCORPORATED, an Arizona corporation; that this is a true and correct copy of resolutions adopted by the Board of Directors of the Corporation on November 29, 1999; and that these resolutions are in full force and effect and have not been repealed, amended, or canceled.

     DATED: November 29, 1999.

                                        /s/ Kurt R. Kneip
                                        ----------------------------------------
                                        Kurt R. Kneip, Secretary

     ACTION BY CONSENT OF THE BOARD OF DIRECTORS OF INTER-TEL, INCORPORATED

     The undersigned Board of Directors of Inter-Tel, Incorporated, an Arizona professional corporation, hereby consents in writing, without a meeting, pursuant to the authority of Section 10-821 of the Arizona Revised Statutes, to the following action:

          RESOLVED, that the Fifth Amendment to the Inter-Tel, Incorporated Tax Deferred Savings Plan and Retirement Trust Agreement, in the form attached to these resolutions, is hereby approved and adopted; and

          FURTHER RESOLVED, that the appropriate officers of this Corporation are hereby authorized, empowered, and directed, for and in the name and on behalf of this Corporation, to execute the Amendment and to take such other actions as they, in their sole and complete discretion, deem necessary, appropriate, or desirable to effect the intent of these resolutions.


          DATED: November 29,1999.

                                        /s/ Steven G. Mihaylo
                                        ----------------------------------------
                                        Steven G. Mihaylo


                                        /s/ J. Robert Anderson
                                        ----------------------------------------
                                        J. Robert Anderson


                                        /s/ Gary D. Edens
                                        ----------------------------------------
                                        Gary D. Edens


                                        /s/ Maurice H. Esperseth
                                        ----------------------------------------
                                        Maurice H. Esperseth


                                        /s/ C. Roland Haden
                                        ----------------------------------------
                                        C. Roland Haden

                                                            "Board of Directors"

                 SIXTH AMENDMENT TO THE INTER-TEL, INCORPORATED
            TAX DEFERRED SAVINGS PLAN AND RETIREMENT TRUST AGREEMENT


     THIS  AMENDMENT,  made and entered into on January  20,2000,  by INTER-TEL,
INCORPORATED,   an  Arizona   corporation   (hereinafter   referred  to  as  the
"Employer").

                                   WITNESSETH:

     1. The Employer maintains the Inter-Tel, Incorporated Tax Deferred Savings Plan and Retirement Trust Agreement ("Plan");

     2. The Employer has reserved the right to amend the Plan in whole or in part; and

     3. The Employer intends to amend the Plan.

     THEREFORE, the Employer hereby adopts this Amendment as follows:

     1. Section 3.01(a) of the Plan is amended to read as follows:

          "(a) Each Employee who has completed at least six (6) months of Service shall become a Participant on the first day of the payroll period following the date on which the Employee completes the eligibility requirements of this Plan."

     2. Section 3.01 (d) of the Plan is amended to read as follows:

          "(d) Notwithstanding the above, for purposes of determining eligibility, all service with Executone Information Systems or with companies that are acquired by Inter-Tel, Incorporated through a stock acquisition shall be counted. In addition, such Employees shall become a Participant as of the first payroll period coincident with or next following the date of the acquisition provided they have completed the eligibility requirements of the Plan."

     3. The Effective Date of this amendment is January 1, 2000.

     4. Except as hereinabove amended, all of the terms and conditions of the Plan shall remain in full force and effect.

     IN WITNESS WHEREOF, INTER-TEL, INCORPORATED, as Employer, has signed or caused these presents to be signed by its duly qualified officers authorized to do so the date first above written.

                                        INTER-TEL, INCORPORATED, an Arizona
                                        Corporation

                                        /s/ Steven G. Mihaylo
                                        ----------------------------------------
                                        Steven G. Mihaylo, President

                                                                      "Employer"

                  CERTIFIED COPY OF RESOLUTIONS ADOPTED BY THE
                 BOARD OF DIRECTORS OF INTER-TEL, INCORPORATED


          RESOLVED, that the Sixth Amendment to the Inter-Tel, Incorporated Tax Deferred Savings Plan and Retirement Trust Agreement ("Plan"), in the form attached to these resolutions, is hereby approved and adopted; and

          FURTHER RESOLVED, that the appropriate officers of this Corporation are hereby authorized, empowered, and directed, for and in the name and on behalf of this Corporation, to execute the Amendment and to take such other actions as they, in their sole and complete discretion, deem necessary, appropriate, or desirable to effect the intent of these resolutions.

                                   CERTIFICATE

     I hereby certify that I am the duly elected, qualified, and acting Secretary of INTER-TEL, INCORPORATED, an Arizona corporation; that this is a true and correct copy of resolutions adopted by the Board of Directors of the Corporation on January 20,2000; and that these resolutions are in fall force and effect and have not been repealed, amended, or canceled.


          DATED: January 20, 2000.

                                        /s/ Kurt R. Kneip
                                        ----------------------------------------
                                        Kurt R. Kneip, Secretary

     ACTION BY CONSENT OF THE BOARD OF DIRECTORS OF INTER-TEL, INCORPORATED

     The undersigned Board of Directors of Inter-Tel, Incorporated, an Arizona professional corporation, hereby consents in writing, without a meeting, pursuant to the authority of Section 10-821 of the Arizona Revised Statutes, to the following action:

          RESOLVED, that the Sixth Amendment to the Inter-Tel, Incorporated Tax Deferred Savings Plan and Retirement Trust Agreement, in the form attached to these resolutions, is hereby approved and adopted; and

          FURTHER RESOLVED, that the appropriate officers of this Corporation are hereby authorized, empowered, and directed, for and in the name and on behalf of this Corporation, to execute the Amendment and to take such other actions as they, in their sole and complete discretion, deem necessary, appropriate, or desirable to effect the intent of these resolutions.

          DATED: January 20, 1999.

                                        /s/ Steven G. Mihaylo
                                        ----------------------------------------
                                        Steven G. Mihaylo


                                        /s/ J. Robert Anderson
                                        ----------------------------------------
                                        J. Robert Anderson


                                        /s/ Gary D. Edens
                                        ----------------------------------------
                                        Gary D. Edens


                                        /s/ Maurice H. Esperseth
                                        ----------------------------------------
                                        Maurice H. Esperseth


                                        /s/ C. Roland Haden
                                        ----------------------------------------
                                        C. Roland Haden

                                                            "Board of Directors"

                SEVENTH AMENDMENT TO THE INTER-TEL INCORPORATED,
                 TAX DEFERRED SAVINGS PLAN AND RETIREMENT TRUST


     THIS AMENDMENT, made and entered into on August 8. 2000, by INTER-TEL INCORPORATED, an Arizona corporation ("Employer").

                                    RECITALS:

     1. The Employer maintains the Inter-Tel Incorporated, Tax Deferred Savings Plan and Retirement Trust ("Plan");

     2. The Employer has reserved the right to amend the Plan in whole or in part; and

     3. The Employer intends to amend the Plan.

     THEREFORE, the Employer hereby adopts this Amendment as follows:

     1. Section 4.03(b) of the Plan is amended to read as follows:


          "(b) MATCHING CONTRIBUTION. The Employer may, in its sole discretion, make "Employer Matching Contributions" with respect to Elective Deferrals made by Participants who are eligible to receive an allocation under Section 5.03 of the Plan. Employer Matching Contributions may be made in an amount up to 100% of a Participant's Elective Deferral (or such larger amount as the Employer may determine) made and not withdrawn during the period for which the Matching Contribution is made. The Employer may limit the amount contributed to a specified percentage of Compensation deferred."

     2. Section 5.03(b) of the Plan is amended to read as follows:

          "(b) All Participants  employed by the Employer during a Plan Year who make Elective Deferrals and who are eligible to participate under
               Section 3.01 of this Plan shall be eligible to share in the allocation of the Employer's Matching Contributions, if any, for the Plan Year in accordance with Section 4.03. However, Participants who have terminated employment prior to the last day of the period for which any Employer Matching Contribution is made for reasons other than death. Disability, or retirement at or after the Normal Retirement Date shall not share in the allocation."

     3. The Effective Date of this Amendment shall be January 1, 2000.

     4. Except as amended, all of the terms and conditions of the Plan shall remain in full force and effect.

                                        INTER-TEL, INCORPORATED, an Arizona
                                        Corporation

                                        /s/ Steven G. Mihaylo
                                        ----------------------------------------
                                        Steven G. Mihaylo, President

                                                                      "Employer"

                  CERTIFIED COPY OF RESOLUTIONS ADOPTED BY THE
                  BOARD OF DIRECTORS OF INTER-TEL INCORPORATED


          RESOLVED, that the Seventh Amendment to the Inter-Tel, Incorporated Tax Deferred Savings Plan and Retirement Trust ("Plan"), in the form attached to these resolutions, is hereby approved and adopted; and

          FURTHER RESOLVED, that the appropriate officers of this Corporation are hereby authorized, empowered, and directed, for and in the name and on behalf of this Corporation, to execute the Amendment and to take such other actions as they, in their sole and complete discretion, deem necessary, appropriate, or desirable to effect the intent of these resolutions.

                                   CERTIFICATE

     I hereby certify that I am the duly elected, qualified, and acting Secretary of Inter-Tel, Incorporated, an Arizona corporation; that this is a true and correct copy of resolutions adopted by the Board of Directors of the Corporation on August 8, 2000; and that these resolutions are in full force and effect and have not been repealed, amended, or canceled.

          DATED: August 8, 2000.

                                        /s/ Kurt R. Kneip
                                        ----------------------------------------
                                        Kurt R. Kneip, Secretary

     ACTION BY CONSENT OF THE BOARD OF DIRECTORS OF INTER-TEL, INCORPORATED

     The undersigned Board of Directors of Inter-Tel, Incorporated, an Arizona corporation, hereby consents in writing, without a meeting, pursuant to the authority of Section 10-821 of the Arizona Revised Statutes, to the following action:

          RESOLVED, that the Seventh Amendment to the Inter-Tel, Incorporated Tax Deferred Savings Plan and Retirement Trust ("Plan"), in the form attached to these resolutions, is hereby approved and adopted; and

          FURTHER RESOLVED, that the appropriate officers of this Corporation are hereby authorized, empowered, and directed, for and in the name and on behalf of this Corporation, to execute the Amendment and to take such other actions as they, in their sole and complete discretion, deem necessary, appropriate, or desirable to effect the intent of these resolutions.


          DATED: August 8, 2000.

                                        /s/ Steven G. Mihaylo
                                        ----------------------------------------
                                        Steven G. Mihaylo


                                        /s/ J. Robert Anderson
                                        ----------------------------------------
                                        J. Robert Anderson


                                        /s/ Gary D. Edens
                                        ----------------------------------------
                                        Gary D. Edens


                                        /s/ Maurice H. Esperseth
                                        ----------------------------------------
                                        Maurice H. Esperseth


                                        /s/ C. Roland Haden
                                        ----------------------------------------
                                        C. Roland Haden

                                                            "Board of Directors"

                 EIGHTH AMENDMENT TO THE INTER-TEL, INCORPORATED
                 TAX DEFERRED SAVINGS PLAN AND RETIREMENT TRUST


     THIS AMENDMENT, made and entered into on December 20, 2001, by Inter-Tel, Incorporated, an Arizona corporation, ("Employer").

                                    RECITALS:

     1. The Employer maintains the Inter-Tel, Incorporated Tax Deferred Savings Plan and Retirement Trust ("Plan");

     2. The Employer has reserved the right to amend the Plan in whole or in part; and

     3. The Employer intends to amend the Plan.

     4. This amendment is adopted to reflect certain provisions of the Economic Growth and Tax Relief Reconciliation Act of 2001 ("EGTRRA"); and

     5.  This  amendment  is  intended  as  good  faith   compliance   with  the
requirements of EGTRRA and is to be construed in accordance with EGTRRA and guidance issued thereunder.

     THEREFORE, the Employer hereby adopts this Amendment as follows:

     1. Effective March 1, 2001, and pursuant to Section 11.18 of the Plan, Bradford A. Wallace is removed as a Trustee.

     2. Effective January 1, 2001, Section 3.01(a) of the Plan is amended to read as follows:

          (a) Each Employee shall become a Participant on the first day of the payroll period following the date on which the Employee completes at least one Hour of Service with the Employer.

     3. Effective January 1,2001, Section 5.05 of the Plan is amended in its entirety to read as follows:

          5.05 Application of Forfeitures. Any Forfeitures arising under Section
          6.01 of the Plan since the last Anniversary Date may (a) be made available to reinstate previously forfeited Account balances to former Participants, if any, in accordance with Section 6.04(b)(iii)(C); (b) be used to pay Plan expenses not paid by the Employer or not specifically chargeable to a Participant's Account in accordance with Article 9 of the Plan; and (c) be used to reduce Employer Contributions. Any Forfeitures from Employer Profit Sharing Contributions, and Employer Matching Contributions, respectively, shall be used to reduce the respective Contributions.

     4. LIMITATIONS ON CONTRIBUTIONS

          a. Effective date. This section shall be effective for limitation years beginning after December 31,2001.

          b.  Maximum  annual  addition.  Except to the extent  permitted  under section 7 of this amendment and Code Section 414(v), if applicable, the annual addition that may be contributed or allocated to a participant's account under the plan for any limitation year shall not exceed the lesser of:

               (i) $40,000, as adjusted for increases in the cost-of-living under Code Section 415 (d), or

               (ii) 100 percent of the participant's compensation, within the meaning of Code Section 415(C)(3), for the limitation year.

The compensation limit referred to in (ii) shall not apply to any contribution for medical benefits after separation from service (within the meaning of Code
Section 401(h) or Section 419A(f)(2)) which is otherwise treated as an annual addition.

     5. INCREASE IN COMPENSATION LIMIT

The annual compensation of each participant taken into account in determining allocations for any plan year beginning after December 31, 2001, shall not exceed the limitation in Code Section 401(a)(17), as adjusted for cost-of-living increases in accordance with Code Section 401(a)(17)(B). Annual compensation means compensation during the plan year or such other consecutive 12-month period over which compensation is otherwise determined under the plan (the determination period). The cost-of-living adjustment in effect for a calendar year applies to annual compensation for the determination period that begins with or within such calendar year.

     6. ELECTIVE DEFERRALS - CONTRIBUTION LIMITATION

No participant shall be permitted to have elective deferrals made under this plan, or any other qualified plan maintained by the employer during any taxable year, in excess of the dollar limitation contained in section 402(g) of the Code in effect for such taxable year, except to the extent permitted under section 7 of this amendment and Code Section 414(v), if applicable. The elective deferral limit under this plan will increase to the maximum permitted by law.

     7. CATCH-UP CONTRIBUTIONS

All employees who are eligible to make elective deferrals under this plan and who have attained age 50 before the close of the plan year shall be eligible to make catch-up contributions in accordance with, and subject to the limitations of, Code Section 414(v). Such catch-up contributions shall not be taken into account for purposes of the provisions of the plan implementing the required limitations of Code Sections 402(g) and 415. The plan shall not be treated as failing to satisfy the provisions of the plan implementing the requirements of Code Sections 401(k)(3), 401(k)(11), 401(k)(12), 410(b), or 416, as applicable, by reason of the making of such catch-up contributions. Catch-up contributions shall apply to contributions after December 31, 2001. However, catch-up contributions will not be taken into account in making matching contributions.

     8. ROLLOVERS FROM OTHER PLANS

Effective January 1, 2002, the plan will accept the following types of participant rollover contributions and/or direct rollovers of distributions made after December 31, 2001:

          a. A direct rollover of an eligible rollover distribution from:

               (i) a qualified plan described in Code Section 401 (a) or 403(a), excluding after-tax employee contributions.

               (ii) a qualified plan described in Code Section 401 (a) or 403(a), including after-tax employee contributions.

               (iii) an annuity contract described in Code Section 403 (b), excluding after-tax employee contributions.

               (iv) an eligible plan under Code Section 457(b) which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state.


          b. A participant contribution of an eligible rollover distribution from:

               (i) a qualified plan described in Code Section 401 (a) or 403(a).

               (ii) an annuity contract described in Code Section 403(b).

               (iii) an eligible plan under Code Section 457 (V) which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state.

          c. The plan will accept a participant rollover contribution of the portion of a distribution from an individual retirement account or annuity described in Code Section 408(a) or 408(b) that is eligible to be rolled over and would otherwise be includible in gross income.

     9. DIRECT ROLLOVERS OF PLAN DISTRIBUTIONS

          a. Effective date. This section shall apply to distributions made after December 31,2001.

          b. Modification of definition of eligible retirement plan. For purposes of the provisions in the plan relating to distributions in the form of direct rollovers, an eligible retirement plan shall also mean an annuity contract described in section 403 (b) of the Code and an eligible plan under section 457(b) of the Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into such plan from this plan. The definition of eligible retirement plan shall also apply in the case of a distribution to a surviving spouse, or to a spouse or former spouse who is the alternate payee under a qualified domestic relation order, as defined in section 414(p) of the Code.

          c. Modification of definition of eligible rollover distribution to exclude hardship distributions. For purposes of the direct rollover provisions in the plan, any amount that is distributed on account of hardship shall not be an eligible rollover distribution and the distributee may not elect to have any portion of such a distribution paid directly to an eligible retirement plan.

          d. Modification of definition of eligible rollover distribution to include after-tax employee contributions. For purposes of the provisions in the plan relating to distributions in the form of direct rollovers, a portion of a distribution shall not fail to be an eligible rollover distribution merely because the portion consists of after-tax employee contributions which are not includible in gross income. However, such portion may be transferred only to an individual retirement account or annuity described in Code Section 408(a) or
(b), or to a qualified  defined  contribution plan described in Code Section 401
(a) or 403 (a) that agrees to separately account for amounts so transferred, including separately accounting for the portion of such distribution which is includible in gross income and the portion of such distribution which is not so includible.

     10. VESTING OF EMPLOYER CONTRIBUTIONS

          a. Applicability. This section shall apply to participants with accrued benefits derived from employer contributions who complete an hour of service under the plan in a plan year beginning after December 31,2001. This section shall apply only to employer contributions for plan years beginning after December 31,2001.

          b. Vesting schedule. A participant's accrued benefit derived from employer contributions shall vest as provided below. The section of the plan that provides for the election of the former vesting schedule under Code Section 41 l(a)(10) shall apply.

This section, Vesting of Employer Contributions, shall apply to all participants with accrued benefits derived from employer contributions.

The Vesting Schedule for Employer Contributions is as follows:

     A participant's accrued benefit derived from employer contributions shall vest according to the following schedule:

            Years of vesting service         Nonforfeitable percentage

                       1                                10
                       2                                20
                       3                                40
                       4                                60
                       5                                80
                       6                               100

     11. SUSPENSION PERIOD FOLLOWING HARDSHIP DISTRIBUTION

A participant who receives a distribution of elective deferrals after December 31,2001, on account of hardship shall be prohibited from making elective deferrals and employee contributions under this and all other plans of the employer for 6 months after receipt of the distribution.

     12. REPEAL OF MULTIPLE USE TEST

The multiple use test described in Treasury Regulation section 1.401(m)-2 and in the plan shall not apply for plan years beginning after December 31, 2001.

     13. MODIFICATION OF TOP HEAVY RULES


          a. Effective date. This section shall apply for purposes of determining whether the plan is a top heavy plan under Code Section 416(g) for plan years beginning after December 31, 2001, and whether the plan satisfies the minimum benefits requirements of section 416(C) of the Code for such years. This section amends the section of the plan that contains the top heavy provisions.

          b. Determination of top heavy status.

               (i) Key employee. Key employee means any employee or former employee (including any deceased employee) who at any time during the plan year that includes the determination date was an officer of the employer having annual compensation greater than $130,000 (as adjusted under Code Section 416(i)(l) for plan years beginning after December 31, 2002), a 5 percent owner of the employer, or a 1 -percent owner of the employer having annual compensation of more than $150,000. For this purpose, annual compensation means compensation within the meaning of Code Section 415(c)(3). The determination of who is a key employee will be made in accordance with Code Section 416(i)(l) and the applicable regulations and other guidance of general applicability issued thereunder.

               (ii)   Determination   of  present   values  and  amounts.   This
          subparagraph shall apply for purposes of determining the present values of accrued benefits and the amounts of account balances of employees as of the determination date.

               (iii) Distributions during year ending on the determination date. The present values of accrued benefits and the amounts of account balances of an employee as of the determination date shall be increased by the distributions made with respect to the employee under the plan and any plan aggregated with the plan under Code Section 416(g)(2) during the 1 year period ending on the determination date. The preceding sentence shall also apply to distributions under a terminated plan which, had it not been terminated, would have been aggregated with the plan under Code Section 416(g)(2)(A)(i). In the case of a distribution made for a reason other than separation from service, death, or disability, this provision shall be applied by substituting a 5 year period for the 1 year period.

               (iv) Employees not performing services during year ending on the determination date. The accrued benefits and accounts of any individual who has not performed services for the employer during the 1 year period ending on the determination date shall not be taken into account.

          c. Minimum benefits

               (i) Matching contributions. Employer matching contributions shall be taken into account for purposes of satisfying the minimum contribution requirements of Code Section 416(C)(2) and the plan. The preceding sentence shall apply with respect to matching contributions under the plan or, if the plan provides that the minimum contribution requirement shall be met in another plan, such other plan. Employer matching contributions that are used to satisfy the minimum contribution requirements shall be treated as matching contributions for purposes of the actual contribution percentage test and other requirements of Code Section 401(m).

               (ii) Contributions under other plans. The employer may provide below that the minimum benefit requirement shall be met in another plan (including another plan that consists solely of a cash or deferred arrangement which meets the requirements of Code Section 401(k)(12) and matching contributions with respect to which the requirements of Code Section 401(m)(l 1) are met):

                    The employer will not provide that the minimum benefit requirement shall be met in another plan.

     14. MODIFICATION OF TOP HEAVY RULES

The top heavy requirements of Code Section 416 and in the plan shall not apply in any year beginning after December 31, 2001, in which the plan consists solely of a cash or deferred arrangement which meets the requirements of Code Section 401(k)(12) and matching contributions with respect to which the requirements of Code Section 401(m)(l 1) are met.

     15. PLAN LOANS FOR OWNER-EMPLOYEES AND SHAREHOLDER EMPLOYEES

Effective for plan loans made after December 31,2001, any plan provisions prohibiting loans to any owner-employee or shareholder-employee shall cease to apply.

     16. Except as otherwise provided, this amendment shall be effective as of the first day of the first Plan Year beginning after December 31, 2001.

     17. This amendment shall supersede the provisions of the Plan to the extent those provisions are inconsistent with the provisions of this amendment. Except as amended, all of the terms and conditions of the Plan shall remain in full force and effect.

                                        INTER-TEL, INCORPORATED, an Arizona
                                        corporation

                                        /s/ Steven G. Mihaylo
                                        ----------------------------------------
                                        Steven G. Mihaylo, President

                                                                      "Employer"

     ACTION BY CONSENT OF THE BOARD OF DIRECTORS OF INTER-TEL, INCORPORATED


     The undersigned, being all of the Directors of Inter-Tel, Incorporated, an Arizona corporation, hereby consent in writing, without a meeting, pursuant to
Section 10-821 of the Arizona Revised Statutes, to the following action:


               RESOLVED, that pursuant to Section 11.18 of the Inter-Tel, Incorporated Tax Deferred Savings Plan and Retirement Trust (the "Plan") Bradford A. Wallace was removed as a trustee of the Plan, effective March 1, 2001.

               FURTHER RESOLVED, that Bradford A. Wallace was removed as a member of the Advisory Committee of the Plan, pursuant to Section
          10.02 of the Plan, effective March 1, 2001.

               FURTHER RESOLVED, that the Eighth Amendment to the Inter-Tel, Incorporated Tax Deferred Savings Plan and Retirement Trust in the form attached hereto and by this reference made and a part hereof, be, and the same is hereby, approved and adopted; and

               FURTHER RESOLVED, that the appropriate officers of this Corporation are hereby, authorized, empowered, and directed, for and in the name and on behalf of this Corporation, to execute the Amendment in the form attached hereto and by reference made a part hereof; and to execute such additional instruments and take such other steps or actions as they, in their sole and complete discretion, deem appropriate to effect the intent of these Resolutions.


          DATED: December 20, 2001.

                                        /s/ Steven G. Mihaylo
                                        ----------------------------------------
                                        Steven G. Mihaylo


                                        /s/ J. Robert Anderson
                                        ----------------------------------------
                                        J. Robert Anderson


                                        /s/ Gary D. Edens
                                        ----------------------------------------
                                        Gary D. Edens


                                        /s/ Maurice H. Esperseth
                                        ----------------------------------------
                                        Maurice H. Esperseth


                                        /s/ C. Roland Haden
                                        ----------------------------------------
                                        C. Roland Haden

                                                            "Board of Directors"

                             NINTH AMENDMENT TO THE
     INTER-TEL, INCORPORATED TAX DEFERRED SAVINGS PLAN AND RETIREMENT TRUST


     THIS AMENDMENT, made and entered into on March 27, 2002, by INTER-TEL, INCORPORATED, an Arizona corporation ("Employer").

                                    RECITALS:

     1. The Employer maintains the Inter-Tel, Incorporated Tax Deferred Savings Plan and Retirement Trust ("Plan");

     2. The Employer has reserved the right to amend the Plan in whole or in part; and

     3. The Employer intends to amend the Plan.

     THEREFORE, the Employer hereby adopts this Amendment as follows:

     1. Effective April 1, 2002,  pursuant to Section 11.18 of the Plan, Jeffrey
T. Ford is removed as a Trustee.

     2. Effective April 1, 2002, pursuant to Section 11.18 of the Plan, Ray McCloud and R. Stephen Wolfe shall be added as Co-Trustees of the Plan.

     3. Except as amended, all of the terms and conditions of the Plan shall remain in full force and effect.

                                        INTER-TEL, INCORPORATED, an Arizona
                                        corporation

                                        /s/ Steven G. Mihaylo
                                        ----------------------------------------
                                        Steven G. Mihaylo, President

                                                                      "Employer"

                               TRUSTEE ACCEPTANCE

     The undersigned, Ray McCloud, hereby agrees and consents to his appointment as Co-Trustee of the Inter-Tel, Incorporated Tax Deferred Savings Plan and Retirement Trust effective April 1, 2002.

/s/ Ray McCloud
------------------------------------
Ray McCloud


     The undersigned, R. Stephen Wolfe, hereby agrees and consents to his appointment as Co-Trustee of the Inter-Tel, Incorporated Tax Deferred Savings Plan and Retirement Trust effective April 1,2002.

R. Stephen Wolfe
------------------------------------
R. Stephen Wolfe

     ACTION BY CONSENT OF THE BOARD OF DIRECTORS OF INTER-TEL, INCORPORATED

     The undersigned Board of Directors of Inter-Tel, Incorporated, an Arizona corporation, hereby consents in writing, without a meeting, pursuant to the authority of Section 10-821 of the Arizona Revised Statutes, to the following action:

          1. RESOLVED, that pursuant to Section 11.18 of the Inter-Tel, Incorporated Tax Deferred Savings Plan and Retirement Trust (the "Plan"), Jeffrey T. Ford will be removed as a trustee of the Plan effective April 1, 2002; and

          2. FURTHER RESOLVED, that Jeffrey T. Ford will be removed as a member of the Advisory Committee of the Plan, pursuant to Section 10.02 of the Plan effective April 1, 2002.

          3. RESOLVED, that pursuant to Section 11.18 of the Plan, Ray McCloud and R. Stephen Wolfe are appointed as Co-Trustees of the Plan effective April 1,2002; and

          4. FURTHER RESOLVED, that pursuant to Section 10.02 of the Plan, Ray McCloud and R. Stephen Wolfe are appointed as members of the Plan's Advisory Committee effective April 1, 2002.

          5. RESOLVED, that the Ninth Amendment to the Inter-Tel, Incorporated Tax Deferred Savings Plan and Retirement Trust in the form attached hereto and by this reference made a part hereof, be, and the same is hereby, approved and adopted; and

          6. FURTHER RESOLVED, that the appropriate officers of this Corporation are hereby authorized, empowered, and directed, for and in the name and on behalf of this Corporation, to execute the Amendment in the form attached hereto and by reference made a part hereof; and to execute such additional instruments and take such other steps or actions as they, in their sole and complete discretion, deem appropriate to effect the intent of these Resolutions.


     DATED: March 27, 2002.

                                        /s/ Steven G. Mihaylo
                                        ----------------------------------------
                                        Steven G. Mihaylo


                                        /s/ J. Robert Anderson
                                        ----------------------------------------
                                        J. Robert Anderson


                                        /s/ Gary D. Edens
                                        ----------------------------------------
                                        Gary D. Edens


                                        /s/ C. Roland Haden
                                        ----------------------------------------
                                        C. Roland Haden

                                        /s/ Jerry W. Chapman
                                        ----------------------------------------
                                        Jerry W. Chapman


                                                            "Board of Directors"